Prospectus supplement to prospectus dated June 16, 2000

Superior Wholesale Inventory Financing Trust VI
Issuer
$750,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A

Wholesale Auto Receivables Corporation
Seller

General Motors Acceptance Corporation
Servicer

You should consider carefully the risk factors beginning on page 5 in the prospectus.

The 2001-A term notes represent obligations of the trust only and do not represent obligations of or interests in, and are not guaranteed by, Wholesale Auto Receivables Corporation, General Motors Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the 2001- A term notes only if accompanied by the prospectus.

                  The trust will issue 2001-A term notes to the public--

-------------------------------------------------------------------------------
Principal amount                   $750,000,000
Interest rate                      One-Month LIBOR plus 0.09% per annum
Targeted final payment date        January 2004 Monthly Distribution Date
Price to public                    100%
Underwriting discount              0.20%
Proceeds from sale                 $748,500,000
-------------------------------------------------------------------------------

Credit Enhancement

o    Reserve fund, with a deposit of $247,500,000.
o    Cash accumulation reserve fund, with a deposit of $4,900,000.
o    Subordinated certificate class with a certificate balance of $125,000,000.

This prospectus supplement and the accompanying prospectus relate only to the offering of the 2001-A term notes.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                    JP Morgan
Banc One Capital Markets, Inc.
                         Lehman Brothers
                                    Morgan Stanley Dean Witter
                                                            Salomon Smith Barney

                                January 19, 2001

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the 2001-A term notes in two separate documents:

     (a) the prospectus, which provides general information and terms of the term notes, some of which may not apply to a particular series of term notes, including the 2001-A term notes.

     (b) this prospectus supplement, which will provide information regarding the pool of receivables held by the trust and will specify the terms of the 2001-A term notes.

If the terms of the 2001-A term notes vary between the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in the accompanying prospectus and this prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the 2001-A term notes in any state where the offer is not permitted.

                                TABLE OF CONTENTS
                                                                        Page

                              Prospectus Supplement

SUMMARY           ........................................................S-2
THE TRUST.................................................................S-7
THE U.S. PORTFOLIO........................................................S-9
THE POOL OF ACCOUNTS.....................................................S-11
THE TERM NOTES...........................................................S-12
THE REVOLVING NOTES......................................................S-14
THE 2000-A CERTIFICATES..................................................S-16
THE TRANSFER AND SERVICING AGREEMENTS....................................S-17
ERISA CONSIDERATIONS.....................................................S-33
FEDERAL INCOME TAX CONSEQUENCES..........................................S-34
UNDERWRITING.............................................................S-34
LEGAL OPINIONS...........................................................S-35
GLOSSARY OF PRINCIPAL TERMS..............................................S-36

                                   Prospectus

SUMMARY OF TERMS............................................................2
RISK FACTORS................................................................5
THE SERVICER................................................................9
THE SELLER..................................................................9
THE TRUSTS.................................................................10
USE OF PROCEEDS............................................................11
THE DEALER FLOOR PLAN FINANCING BUSINESS...................................12
THE ACCOUNTS...............................................................17
MATURITY AND PRINCIPAL CONSIDERATIONS......................................17
THE TERM NOTES.............................................................18
THE REVOLVING NOTES........................................................30
THE CERTIFICATES...........................................................30
THE TRANSFER AND SERVICING AGREEMENTS......................................31
LEGAL ASPECTS..............................................................51
FEDERAL INCOME TAX CONSEQUENCES............................................55
STATE AND LOCAL TAX CONSEQUENCES...........................................59
ERISA CONSIDERATIONS.......................................................59
PLAN OF DISTRIBUTION.......................................................60
LEGAL OPINIONS.............................................................61
WHERE YOU CAN FIND MORE INFORMATION........................................61
INCORPORATION BY REFERENCE.................................................62
GLOSSARY OF PRINCIPAL TERMS................................................63

[GRAPHIC_OMITTED]

                                     SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of this offering of the 2001-A term notes, carefully read this entire document and the accompanying prospectus.

THE PARTIES

  Issuer/Trust

Superior Wholesale Inventory Financing Trust VI, a Delaware business trust formed by Wholesale Auto Receivables Corporation.

  Seller

Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of GMAC.

  Servicer

GMAC, a wholly-owned subsidiary of General Motors Corporation.

  Indenture Trustee

The Bank of New York

  Owner Trustee

Chase Manhattan Bank USA, National Association

CAPITALIZATION OF THE TRUST

  General

On the 2001-A term note closing date, January 31, 2001, the trust will issue the following securities:

o $750,000,000 Floating Rate Asset Backed Term Notes, Series 2001-A, which we refer to as the 2001-A term notes. The 2001-A term notes will bear interest, payable monthly, at a rate equal to one-month LIBOR plus 0.09% per annum.

The trust is also the issuer of the following outstanding securities:

o $1,250,000,000 Floating Rate Asset Backed Term Notes, Series 2000-A, which we refer to as the 2000-A term notes.

o $125,000,000 Floating Rate Asset Backed Certificates, Class 2000-A, which we refer to as the 2000-A certificates.

o $900,000,000 maximum aggregate principal balance Floating Rate Asset Backed Revolving Note, Series 2000-RN1, which we refer to as the 2000-RN1 revolving note.

o $350,000,000 maximum aggregate principal balance Floating Rate Asset Backed Revolving Note, Series 2000-RN2, which we refer to as the 2000-RN2 revolving note.

o $750,000,000 maximum aggregate principal balance Floating Rate Asset Backed Revolving Note, Series 2000-RN3, which we refer to as the 2000-RN3 revolving note and which, together with the 2000-RN1 revolving note and the 2000-RN2 revolving note, we refer to as the revolving notes.

Only the 2001-A term notes are offered hereby.

The 2001-A term notes will be registered in the name of the nominee for the Depository Trust Company. You may hold your 2001-A term notes through the book-entry systems of DTC in the United States or Clearstream or Euroclear in Europe.

The trust may issue from time to time, additional series of term notes and revolving notes and additional certificates.

We use the word notes to mean the 2001-A term notes, the 2000-A term notes, the revolving notes and any additional series of term notes or revolving notes that may be issued. We use the word securities to mean the notes, the 2000-A certificates and any additional certificates that may be issued.

  Subordination

The 2000-A certificates are subordinated to all series of notes. The 2000-A certificates will receive no principal until the notes are fully paid or an allocation of principal sufficient to fully pay the notes has been made. The 2000-A term notes and each future series of term notes and revolving notes will generally have equal priority in payments, although the timing of payments may vary.

  Basis Swaps

On the 2001-A term note closing date, the trust will enter into a basis swap with respect to the 2001-A term notes. The basis swap counterparty, GMAC, will pay to the trust on each monthly distribution date, interest at a per annum rate of one-month LIBOR plus 2.825%. The trust will pay to the swap counterparty interest at a per annum rate equal to the prime rate. Only the net amount due by the trust or by the swap counterparty, as the case may be, will be remitted. The trust has entered into similar basis swaps with GMAC with respect to the 2000-A term notes, the revolving notes and the 2000-A certificates.

PAYMENTS ON THE 2001-A TERM NOTES

  Interest

o The trust will generally pay interest on the 2001-A term notes at a rate equal to USD one-month LIBOR plus 9 basis points (0.09%) per annum.

o The trust will pay interest on the 2001-A term notes on February 15, 2001 and on the 15th day of each following month or on the next business day.

o The prospectus and this prospectus supplement describe how the trust will allocate available funds to interest payments on the 2001-A term notes and other securities.

o The trust will pay interest on the 2001-A term notes based on the actual number of days elapsed and a 360-day year. Interest will accrue from and including the 2001-A term note closing date, or from and including the most recent monthly distribution date to but excluding the current monthly distribution date.

  Principal Payments

o We expect that the trust will pay the entire principal balance of the 2001-A term notes on their targeted final payment date, which is the monthly distribution date in January 2004.

o Starting approximately five months before this targeted final payment date, the servicer will calculate the number of months in which the trust will allocate principal collections to the repayment of the 2001-A term notes on the targeted final payment date. We refer to this period as the payment period. The trust will accumulate the allocated principal collections during the payment period in a distribution account for the 2001-A term notes.

o The trust could make principal payments on the 2001-A term notes sooner than the targeted final payment date if a rapid amortization event occurs. The rapid amortization events for the 2001-A term notes are:

     o General Motors, GMAC, the servicer, if not GMAC, or the seller becomes insolvent;

     o the trust or the seller is required to register under the Investment Company Act of 1940; and

     o the balance in the cash accumulation reserve fund for the 2001-A term notes declines below $218,750.

On each monthly distribution date after the occurrence of a rapid amortization event, the trust will apply allocated principal collections and other available funds to repay principal on the 2001-A term notes.

     o It is also possible that the trust will not repay the entire principal balance of the 2001-A term notes on or before the targeted final payment date. If principal collections are slower than anticipated during the payment period, then the payment of principal on the targeted final payment date could be insufficient to repay all of the 2001-A term notes' principal balance. In that case, allocable principal collections will be applied to the repayment of principal on the 2001-A term notes on subsequent monthly distribution dates.

     o All unpaid principal on the 2001-A term notes will be due on the stated final payment date, which is the monthly distribution date in January 2006. If the trust fails to pay the 2001-A term notes in full on the stated final payment date, an event of default will occur.

     o    The servicer may repurchase all of the remaining receivables when:

          o The daily trust balance is equal to or less than 10% of the highest sum, at any time since the initial closing date, of the daily trust balance plus cash held by the trust plus deposits in the cash accumulation accounts and the note distribution accounts, and

          o either no term notes are outstanding or the wind down period is in effect.

CREDIT ENHANCEMENT AND
LIQUIDITY

The trust will repay the 2001-A term notes and the other securities primarily from principal and interest collections on the receivables. The following are additional sources of funds available to the trust to pay principal and interest on the 2001-A term notes and to make other required payments:

o    the basis swap for the 2001-A term notes;

o    advances the servicer makes to the trust in some circumstances;

o    subordination of payments on the certificates to payments on the notes;

o    monies in the reserve fund; and

o    in some circumstances, monies in the cash accumulation reserve fund.

ASSETS OF THE TRUST

The primary asset of the trust is a revolving pool of receivables arising under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors. These agreements are lines of credit which dealers use to purchase new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors. We refer to the dealers' obligations under these agreements as receivables.

The receivables are sold by GMAC to the seller, and then by the seller to the trust. The trust has granted a security interest in the receivables and other trust estate property to the indenture trustee on behalf of the noteholders. The trust estate property also includes:

o    basis swaps with respect to all securities;

o security interests in the collateral securing the dealers' obligation to pay the receivables, which will include vehicles and may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

o    amounts held on deposit in trust accounts maintained for the trust;

o any recourse GMAC has against the dealers under the floor plan financing agreements;

o    some of the rights the seller has under its purchase  agreement  with GMAC;
     and

o all rights the trust has under its sale and servicing agreement with the seller.

Revolving Pool

As new receivables arise, the seller ordinarily transfers them to the trust on a daily basis. At the same time, prior to the date on which funds will first be set aside for principal payments on the 2001-A term notes, the trust will ordinarily use principal collections on the receivables to purchase new receivables from the seller or to pay down the principal balances on the revolving notes issued by the trust. The trust may also retain principal collections and invest them in eligible investments, if sufficient new receivables are not available.

  Revolving Period

The revolving period for the trust began on the initial cut-off date of June 27, 2000, and will end on the earlier of (a) the commencement of an early amortization period and (b) the scheduled revolving period termination date. The scheduled revolving period termination date will initially be June 30, 2001 and will be automatically extended to the last day of each succeeding month unless the seller elects, at its option, to terminate the automatic extension. The scheduled revolving period termination date may not be extended beyond February 28, 2005. If terminated upon the commencement of a cash accumulation period, the revolving period may recommence in certain limited circumstances.

  Cash Accumulation

If a cash accumulation event occurs, the trust will retain all of the principal collections allocable to the 2001-A term notes. The trust will then invest them in eligible investments in a cash accumulation account dedicated to the 2001-A term notes. The trust will continue to invest these funds in eligible investments until the targeted final payment date for the 2001-A term notes, or until the occurrence of a rapid amortization event. Cash accumulation events generally occur upon defaults under the underlying transaction agreements and when the pool of receivables fails to satisfy various performance tests or measurements. These tests may include:

o    the payment rate on the receivables,

o    the composition of the receivables pool,

o    the characteristics of the receivables, and

o    the amount on deposit in the reserve fund.

If the Seller elects to terminate the automatic extension of the revolving period as described above, a wind down period will commence which constitutes a cash accumulation event for the 2001-A term notes.

Each of the early amortization events identified in the prospectus under "The Transfer and Servicing Agreements-- Early Amortization Events" is a cash accumulation event, other than those which are rapid amortization events. In addition, the termination of any basis swap is generally a cash accumulation event.

RESERVE FUNDS

The seller previously created a reserve fund for the benefit of all of the securities. The reserve fund has a balance of $247,500,000 on the date of this prospectus supplement. If available, amounts will be added or released on each monthly distribution date to maintain the balance at a specified reserve amount.

The trust may experience shortfalls in principal and interest collections on the receivables and net receipts on the basis swaps. The trust will withdraw cash from the reserve fund when these shortfalls cause the trust to have insufficient amounts to:

o    pay the monthly servicing fee,

o    pay net amounts under the basis swaps, and

o    make required distributions on the securities.

On any monthly distribution date, after the trust pays the monthly servicing fee and makes all deposits or payments due on the securities and any related basis swaps, the amount in the reserve fund may exceed the specified reserve amount. If so, the trust will pay the excess to the seller.

On the 2001-A term note closing date, the seller will deposit $4,900,000 in cash or eligible investments into a cash accumulation reserve fund dedicated to the 2001-A term notes. This account will supplement the funds available to pay interest on the 2001-A term notes if a cash accumulation event occurs. Amounts will be added or released on each monthly distribution date to maintain the balance at a specified reserve amount.

SERVICING FEES

Each month the trust will pay the servicer a servicing fee of 1% per annum as compensation for servicing the receivables.

TAX STATUS

In the opinion of Kirkland & Ellis, special tax counsel, the 2001-A term notes will be characterized as indebtedness for federal income tax purposes and the trust will not be taxable as an association or a publicly traded partnership taxable as a corporation.

Each term noteholder, by the acceptance of a 2001-A term note, will agree to treat the 2001-A term notes as indebtedness for federal, state and local income and franchise tax purposes.

ERISA CONSIDERATIONS

Although it must consider the factors discussed under "ERISA Considerations," an employee benefit plan governed by the Employee Retirement Income Security Act of 1974 may generally purchase the 2001-A term notes. An employee benefit plan should consult with its counsel before purchasing the 2001-A term notes.

RATINGS

o We will not issue the 2001-A term notes unless they are rated in the highest rating category for long-term obligations (i.e., "AAA") by at least one nationally recognized rating agency.

o The rating of the 2001-A term notes is partially based on the expected performance of the receivables.

o We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement to restore the original rating.

o A rating is not a recommendation to buy the 2001-A term notes. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal. The rating does not consider either the 2001-A term notes' price, their suitability to a particular investor or the timing of principal payments.

You can find definitions of the capitalized terms used in this prospectus supplement in the "Glossary of Principal Terms" beginning on page S-33 of the prospectus supplement or in the "Glossary of Terms" beginning on page 63 in the prospectus.

                                    THE TRUST

The issuer, Superior Wholesale Inventory Financing Trust VI, is a business trust formed under the laws of the State of Delaware. The trust was established and is operated pursuant to a trust agreement dated as of June 29, 2000, which is the date the trust initially issued securities, or the initial closing date.

The trust engages in only the following activities:

o acquiring, holding and managing the receivables and other assets of the trust;

o    issuing securities;

o    making payments on the securities; and

o taking any action necessary to fulfill the role of the trust in connection with the securities issued by the trust.

The trust's principal offices are in Wilmington, Delaware, in care of Chase Manhattan Bank USA, National Association, as owner trustee, at the address listed under "--The Owner Trustee" below.

Capitalization of the Trust

The following table illustrates the capitalization of the trust as of the 2001-A term note closing date:


                  2001-A term notes...............               $750,000,000
                  2000-A term notes...............              1,250,000,000
                  Revolving notes.................              2,000,000,000
                  2000-A certificates.............             --------------
                                    Total.........             $4,125,000,000
                                                               ==============

The Owner Trustee

Chase Manhattan Bank USA, National Association, is the owner trustee under the trust agreement. Its principal offices are located at 1201 Market Street, Wilmington, Delaware 19801. Chase Manhattan Bank USA, National Association is the successor by merger to Chase Manhattan Bank Delaware.

The Trust Estate

The property of the trust, the trust estate, includes:

o    the seller's right, title and interest in, to and under:

     o the Eligible Receivables existing in the dealer accounts included in the pool of accounts on June 27, 2000, the initial cut-off date;

     o the Eligible Receivables existing in any additional dealer accounts added to the pool of accounts on the related cut-off date for additional accounts;

     o the Eligible Receivables generated under each of the foregoing dealer accounts from time to time thereafter so long as the dealer account is included in the pool of accounts;

     o    principal and interest collections on all of the Eligible Receivables;

     o    the related collateral security for the Eligible Receivables;

     o the seller's rights and remedies under the pooling and servicing agreement associated with the receivables transferred to the trust;

     o the rights of the trust in relation to basis swaps with respect to all securities issued by the trust; and

     o the reserve funds and cash accumulation reserve funds, owned by the seller and pledged to the indenture trustee, including the Reserve Fund and the Cash Accumulation Reserve Fund;

o the rights of the trust in relation to the following accounts, including the amounts held therein for the benefit of the 2001-A term notes:

     o    the Collection Account, including the Cash Collateral Amount;

     o    the Cash Accumulation Account; and

     o    the distribution accounts for the notes and certificates;

o the rights of the trust in relation to any other Specified Support Arrangement, or any other assets transferred to the trust after the date of formation of the trust; and

o the rights of the trust in relation to each swap and account established on or after the date of formation of the trust for the benefit of any other series or class of securities or for the benefit of all other series and classes of securities.

Reinvestment of Trust Principal Collections

Typically, the trust uses all Trust Principal Collections to purchase new receivables, to make payments that are due in respect of a series of term notes or to pay down the balance on any revolving notes. However, during some periods, including a Payment Period or Cash Accumulation Period for the 2001-A term notes, the trust will accumulate the portion of Trust Principal Collections and other available amounts which are allocated to notes which have accumulation provisions. Generally, the trust will invest the accumulated amounts in Eligible Investments to provide for repayment of principal on those notes with the accumulation provisions, including the 2001-A term notes, at the Targeted Final Payment Dates for such notes. For a description of the application of principal collections by the trust in each of these periods, see "Transfer and Servicing Agreements--Application of Principal Collections to the 2001-A Term Notes" in this prospectus supplement.


                               THE U.S. PORTFOLIO

General

As of September 30, 2000, there were approximately 7,490 dealers with active credit lines in GMAC's U.S. portfolio. The total U.S. portfolio, which includes both owned receivables and serviced receivables, consisted of receivables with an aggregate principal balance of approximately $23.3 billion. GMAC is the primary source of floor plan financing for General Motors-franchised dealers in the United States. In the third quarter of 2000, GMAC provided financing for approximately 70% of new factory sales to General Motors dealers in the United States.

As of September 30, 2000, receivables with respect to new vehicles represented approximately 84% of the aggregate principal amount of all receivables in the U.S. Portfolio. Receivables with respect to used vehicles represented approximately 8% of the aggregate principal amount of all receivables in the U.S. Portfolio. Other receivables, including receivables for heavy-duty trucks, off-highway vehicles and marine units, represented approximately 8% of the aggregate principal amount of all receivables in the U.S. Portfolio. As of September 30, 2000, approximately 60% by value of the used vehicles in GMAC's U.S. portfolio represented vehicles bought at closed auctions held by General Motors or others. As of September 30, 2000, the average account in GMAC's U.S. portfolio provided for credit lines for new vehicles and used vehicles of approximately 246 units and 52 units, respectively, and the average principal balance of receivables thereunder was approximately $2.9 million and $0.3 million, respectively.

In 1998, GMAC streamlined the billing process on its dealer incentive programs. Rather than charge a spread over the prime rate and separately distribute dealer incentives, GMAC charges dealers participating in the "net billing" program a spread that is reduced by any dealer incentives. As more dealers participate in the net billing program, the spread over the prime rate charged on the receivables is lower than it was in prior years. For the nine months ended September 30, 2000, the weighted average spread over the prime rate charged to dealers in GMAC's U.S. portfolio was approximately 0.10%. Some dealers elect not to participate in the net billing program and therefore continue to be offered rebates under incentive programs. For the nine months ended September 30, 2000, the average annual rate of dealer credits on GMAC's U.S. portfolio ranged between 19 and 30 basis points. The amount of any credit is applied to a participating dealer's interest charges on floor plan and other loans, if any. We cannot assure you that the spread over the prime rate in the future will be similar to historical experience.

As of September 30, 2000, the aggregate principal amount financed with respect to dealers assigned to "no credit" status was approximately $0.1 million or 0.0003% of the aggregate principal amount financed in the U.S. Portfolio.

As discussed in the prospectus under "The Dealer Floorplan Financing Business--General," GMAC provides wholesale financing for General Motors vehicles manufactured under the Buick, Cadillac, Chevrolet, Oldsmobile, Pontiac, GMC and Saturn trademarks. During the fourth quarter of 2000, General Motors announced plans to phase out the Oldsmobile division as the current model lineup product lifecycles come to an end, or until the models are no longer economically viable. As a result of this restructuring, General Motors has made and will continue to make transition assistance payments to Oldsmobile dealers and increased sales incentives on Oldsmobile vehicles. The Oldsmobile phase out will result in the amount of Receivables related to Oldsmobile vehicles eventually declining to zero, but neither GMAC nor the Seller is able to predict at what rate such decline will occur.

Loss Experience

The following table sets forth GMAC's average principal balance of receivables and loss experience for GMAC's U.S. portfolio as a whole in each of the periods shown. GMAC's U.S. portfolio includes fleet accounts and other accounts that are not Eligible Accounts as well as dealer accounts that meet the eligibility criteria for inclusion in the trust but were not selected. Thus, the dealer accounts related to the trust represent only a portion of GMAC's entire U.S. portfolio and, accordingly, actual loss experience with respect to those dealer accounts may be different than that of GMAC's U.S. portfolio as a whole. There can be no assurance that the loss experience for receivables in the future will be similar to the historical experience set forth below. The following historical experience reflects financial assistance and incentives provided, from time to time, by General Motors and GMAC to General Motors-franchised dealers, including those described in the prospectus under "The Dealer Floor Plan Financing Business--Relationship of the Dealer Floor Plan Financing Business to General Motors." If General Motors or GMAC reduced or was unable, or elected not, to provide assistance or incentives, the loss experience of GMAC's U.S. portfolio, including the dealer accounts, might be adversely affected. See "Special Considerations-- Relationship of Each Trust to General Motors and GMAC" in the prospectus.


                     Loss Experience for the U.S. Portfolio

                                                                   Nine Months
                                                                      Ended                     Year Ended December 31
                                                                September 30, 2000     1999        1998          1997     1996
                                                                ------------------  ----------  ----------  ----------- ---------
                                                                                                 (Dollars in Millions)
Average Principal Receivables Balance...........................      $23,542.8     $20,317.6   $16,859.6   $18,276.0   $16,991.5
Net Losses (Recoveries).........................................      $     1.1     $    (5.8)  $    11.8   $   (10.5)  $    (8.1)
Net Losses (Recoveries) as a % of
   Liquidations.................................................          0.001%       (0.006)%     0.014%     (0.012)%    (0.009)%
Net Losses (Recoveries) as a % of Average
   Principal Receivables Balance................................          0.006%       (0.029)%     0.070%     (0.058)%    (0.048)%
----------

In the above table, average receivables balance is the average of the month-end principal balances of receivables, plus accrued interest, for each of the months during that period. Net losses in any period are gross losses less recoveries for that period. Recoveries include recoveries from collateral security in addition to vehicles, and liquidations include all principal reductions. The ratio of net losses (recoveries) to average principal balance for the nine-month period has been annualized.

Aging Experience

The following table provides the age distribution of the receivables for all dealers in GMAC's U.S. portfolio as a percentage of total principal balances of receivables outstanding at the dates indicated. The aging is based on the receivable's interest commencement date. In addition, if a vehicle or the related receivable is reclassified for any reason, the interest commencement date will generally be the date of the reclassification. An example of a reason for reclassification is a dealer's decision to designate a new vehicle for use as a demonstration unit. The actual age distribution with respect to the receivables related to any trust may be different because those receivables will arise in dealer accounts representing only a portion of GMAC's entire U.S. portfolio. There can be no assurance that the aging experience for receivables in the future will be similar to the historical experience set forth below.


                     Age Distribution for the U.S. Portfolio


                                          Nine-Months
                                             Ended                 Year Ended December 31
                                        September 30, 2000      1999    1998    1997    1997
--------------------------------------- ------------------  ---------------------------------
1-120..................................      78.9%              84.2%  90.2%   85.1%   82.2%
121-180................................       9.7                9.0    4.9     8.0     9.0
181-270................................       6.3                4.0    2.9     3.5     5.0
Over 270...............................       5.1                2.8    2.0     3.4     3.8

                              Monthly Payment Rates

The following table sets forth the highest and lowest monthly payment rates for GMAC's U.S. portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown. The payment rates used below were calculated as set forth in the following equation:


                             (principal collections during the period)
Payment Rate % =
                  --------------------------------------------------------------
                     (ending principal balance of receivables for that period)

There can be no assurance that the rate of principal collections for the dealer accounts in the pool of accounts in the future will be similar to the historical experience set forth below. The actual monthly payment rates with respect to those dealer accounts may be different because, among other reasons, those dealer accounts will represent only a portion of GMAC's entire U.S. portfolio.

                  Monthly Payment Rates for the U.S. Portfolio


                                            Nine Months
                                             Ended                 Year Ended December 31
                                        September 30, 2000      1999    1998    1997    1996
                                      ---------------------  --------------------------------
Highest Month.......................        48.1%              53.5%   62.9%    54.2%   56.1%
Lowest Month........................        37.4               34.2    33.5     33.3    35.0
Average for the Months                      43.0               44.5    47.3     43.3    45.1
    in the Period...................


                              THE POOL OF ACCOUNTS

As of the close of business on December 31, 2000, there were 1,570 dealer accounts in the pool of accounts. As of December 31, 2000, the average principal balance of receivables in those accounts was approximately $3.8 million (approximately 83% of which were Eligible Receivables) and the weighted average spread over the prime rate charged to dealers was approximately 0.00% for the month of December 2000. This spread over the prime rate does not include rebates earned by dealers under GMAC incentive programs that entitle them to a credit based on interest charges. These credits do not affect the spread over the prime rate earned by the trust. As of December 31, 2000, the aggregate principal balance of receivables under those accounts was $6,034,448,407.64 and, of that amount, $5,023,761,046.46 would qualify as Eligible Receivables, except for the limit imposed by the Maximum Pool Balance. In addition to the criteria specified in the definition of "Eligible Accounts" in the "Glossary of Terms" in the prospectus, a dealer account will not be an Eligible Account if (1) during the preceding twelve months, GMAC has charged off, without recovering, any amount in excess of $25,000 or (2) the obligor on such dealer account has materially breached its obligation to pay for a receivable upon sale of the related vehicle.

The administrative office of GMAC has changed since the date of the prospectus. It is now located at 200 Renaissance Center, 12th Floor, Detroit, Michigan 48265 (Tel. No. 313-556-5000).

Geographic Distribution

The following table provides, as of December 31, 2000, the geographic distribution of the dealer accounts in the pool of accounts based on the dealer addresses. As of the December 31, 2000, no other state accounted for more than 5.0% of the principal amount of receivables outstanding in the dealer accounts.

          Geographic Distribution of Pool Accounts Related to the Trust



                                                                Percentage of
                                                                   Total        Number of       Percentage of Toal
                                                 Receivables    Receivables       Dealer        Number of Dealer
                                                Outstanding     Outstanding      Accounts           Accounts
                                                -------------------------------------------------------------------
                                                (thousands of
                                                 dollars)
Texas....................................        $525,817          8.7%              89               5.7%
California...............................         474,045          7.9               91               5.8
Florida..................................         472,719          7.8               92               5.9
Michigan.................................         316,137          5.2               70               4.5
Illinois.................................         313,570          5.2               73               4.6
Pennsylvania.............................         313,112          5.2               89               5.7
New York.................................         311,059          5.2               92               5.9
----------

A monthly servicer report for the December 2000 Collection Period is attached to this Prospectus Supplement as Annex A.

                                 THE TERM NOTES

The 2001-A Term Notes


General

The 2001-A term notes will be issued pursuant to the terms of an indenture dated as of June 29, 2000 between the trust and The Bank of New York, a New York banking corporation, as indenture trustee. As amended and supplemented from time to time, this is known as the indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part. The trust may issue additional series of term notes and revolving notes under the indenture after the 2001-A term note closing date. A copy of the indenture was filed with the SEC following the issuance of the 2000-A term notes. The following summary describes some of the terms of the 2001-A term notes and the indenture. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the 2001-A term notes, the indenture and the prospectus. Where particular provisions or terms used in the indenture are referred to, the actual provisions are incorporated by reference as part of the summary.

All distributions will be made on each Monthly Distribution Date to the holders of the 2001- A term notes of record as of the day preceding that Monthly Distribution Date. If definitive term notes are issued, distributions will be made to the holders of the 2001-A term notes as of the last day of the preceding month. All payments will be made by wire transfer while the 2001-A term notes are in global form and will be made in accordance with the procedures of DTC, Euroclear and Clearstream. If definitive 2001-A term notes are issued, such payments thereon will be made by check and will be mailed to the address on the register kept by the indenture trustee unless a holder gives wire transfer instructions before the relevant record date. Final payment of any definitive 2001-A term note will only be made against presentation and surrender of the definitive 2001-A term note at the place or places specified in the notice of final payment to the holder thereof.

  Payments of Interest

Interest on the outstanding principal balance of the 2001-A term notes will accrue from the 2001-A term note closing date until the 2001-A term notes are paid in full at a rate equal to USD One-Month LIBOR plus 0.09% per annum. Interest will be payable on the 15th day of each month, or if that day is not a business day, then on the next business day. We refer to each monthly date on which interest is paid as a Monthly Distribution Date. The initial Monthly Distribution Date is February 15, 2001.

Interest will accrue from and including the 2001-A term note closing date, or from and including the most recent Monthly Distribution Date on which interest has been paid to but excluding the current Monthly Distribution Date. Interest on the 2001-A term notes will be calculated on the basis of a year of 360 days and the actual number of days occurring in the period for which interest is payable. Each Monthly Distribution Date will be a Payment Date as defined in the prospectus. Interest accrued as of any Monthly Distribution Date, but not paid on that Monthly Distribution Date, will be due on the next Monthly Distribution Date.

Payments of interest on the 2001-A term notes will have equal priority with interest payments on other series of term notes and any series of revolving notes, and will be senior to distributions of interest on the 2000-A certificates and any additional classes of certificates. Interest Collections will be applied to make interest payments on the 2001-A term notes as described under "The Transfer and Servicing Agreements--Application of Interest Collections" in this prospectus supplement.

  Payments of Principal

We expect that the trust will pay the entire principal balance of the 2001-A term notes on the 2001-A Term Note Targeted Final Payment Date, which is the Monthly Distribution Date in January 2004. However, the trust could make principal payments sooner than the 2001-A Term Note Targeted Final Payment Date if a Rapid Amortization Event occurs. On each Monthly Distribution Date after the commencement of a Rapid Amortization Period, the trust will apply the portion of Available Trust Principal allocated to the 2001-A term notes and any funds held in the Cash Accumulation Account and Note Distribution Subaccount to repay principal on the 2001-A term notes.

It is also possible that the trust will not repay the entire principal balance of the 2001-A term notes on or before the 2001-A Term Note Targeted Final Payment Date. On or about August 2003, the servicer will calculate the Required Payment Period Length to determine the date on which the trust will begin to accumulate principal collections for the purpose of repaying principal on the 2001-A term notes on the 2001-A Term Note Targeted Final Payment Date. If insufficient funds are accumulated during this period, then the payment of principal on the 2001-A Term Note Targeted Final Payment Date will be insufficient to repay all of the 2001-A term note principal balance.

All unpaid principal on the 2001-A term notes will be due on the Stated Final Payment Date for the 2001-A term notes, which is the Monthly Distribution Date in January 2006. Failure to pay any securities in full on their Stated Final Payment Date will result in an event of default in the case of a note and an Early Amortization Event for the trust.

If the Servicer exercises its optional right to repurchase receivables as described in "The Transfer and Servicing Agreements--Optional Purchase by the Servicer" in this prospectus supplement, then the proceeds of the repurchase will be treated as Trust Principal Collections and Trust Interest Collections.

Priority Among Notes

Payments of principal on the 2001-A term notes will have equal priority with payments of principal on the 2000-A term notes and the 2000-RN1, the 2000-RN2 and the 2000-RN3 revolving notes, and at least equal priority with payments of principal on any other series of term notes and revolving notes that may be issued from time to time by the trust. Some series of term notes may have a Payment Period prior to the commencement of the Wind Down Period and may have a Payment Period prior to or at the same time as the Payment Period for the 2001-A term notes.

Delivery of Notes

The 2001-A term notes will be issued on or about the 2001-A term note closing date in book entry form through the facilities of DTC, Clearstream and Euroclear against payment in immediately available funds.

The 2000-A Term Notes

  Payments of Interest

Interest on the outstanding principal balance of the 2000-A term notes accrues at a rate equal to USD Three-Month LIBOR plus 0.13% per annum, except as described below. Interest is payable on each Quarterly Distribution Date. However, there are two circumstances under which interest payments will be made monthly rather than quarterly. First, if a Rapid Amortization Period is in effect for the 2000-A term notes, the 2000-A term notes will bear interest at a rate equal to USD One-Month LIBOR plus 0.13% per annum until the date that they are paid in full. Second, if the full amount of principal on 2000-A term notes is not paid on or before the 2000-A Term Note

Targeted Final Payment Date, then from the 2000-A term note Targeted Final Payment Date until the Monthly Distribution Date on which the 2000-A term notes are paid in full, the 2000-A term notes will also bear interest at a rate equal to USD One-Month LIBOR plus 0.13% per annum. Interest on the 2000-A term notes is calculated on the basis of a year of 360 days and the actual number of days occurring in the period for which interest is payable.

Payments of interest on the 2000-A term notes have equal priority with interest payments on the 2001-A term notes and the 2000-RN1, the 2000-RN2 and the 2000-RN3 revolving notes, and at least equal priority with payments of interest on any other series of term notes and revolving notes that may be issued by the trust, and will be senior to distributions of interest on the 2000-A certificates and any additional classes of certificates.

  Payments of Principal

The 2000-A term notes have an aggregate principal balance of $1,250,000,000, a Targeted Final Payment Date in April 2005 and a Stated Final Payment Date in April 2007.

It is possible that the trust could make principal payments sooner than the Targeted Final Payment Date for the 2000-A term notes if a Rapid Amortization Event occurs. On each Monthly Distribution Date after the commencement of a Rapid Amortization Period, the trust will apply the allocated principal collections and other available funds to repay principal on the 2000-A term notes.

It is also possible that the trust will not repay the entire principal balance of the 2000-A term notes on or before the Targeted Final Payment Date for the 2000-A term notes. Starting approximately five months before this targeted final payment date, the servicer will calculate the the number of months in which the trust will allocate principal collections to the repayment of the 2000-A term notes on the Targeted Final Payment Date for the 2000-A term notes. If insufficient funds are accumulated during this period, then the payment of principal on the Targeted Final Payment Date for the 2000-A term notes will be insufficient to repay all of the 2000-A term note principal balance. In that case allocable principal collections will be applied to the repayment of principal on the 2000-A term notes on subsequent Monthly Distribution Dates.

All unpaid principal on the 2000-A term notes will be due on the Stated Final Payment Date for the 2000-A term notes. Failure to pay any securities in full on their Stated Final Payment Date will result in an event of default in the case of a note and an Early Amortization Event for the trust.

                               THE REVOLVING NOTES

The trust currently has three revolving notes outstanding, which have been issued under the indenture. The following summary describes certain terms of the revolving notes. The summary does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, all of the provisions of the revolving notes, the indenture and the prospectus. Where particular provisions or terms used in the indenture are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of such summary.

On August 30, 2000, the trust issued the 2000-RN1 revolving note and the 2000-RN2 revolving note. On December 19, 2000, the trust issued the 2000-RN3 revolving note. The trust privately placed interests in the revolving notes on the respective dates each was issued.

References in this document to the revolving notes include all extensions and renewals thereof.

Payments of Interest

The trust pays interest on the outstanding principal balance of each of the revolving notes at a floating rate, which we refer to herein as the applicable Revolver Interest Rates. The applicable Revolver Interest Rate for the 2000-RN1 revolving note is USD One-Month LIBOR plus 0.28% per annum, calculated on the basis of a year of 360 days and the actual number of days elapsed during the related Collection Period. The applicable Revolver Interest Rate for the 2000-RN2 revolving note is USD Three-Month LIBOR plus 0.26% per annum, calculated on the basis of a year of 360 days and the actual number of days elapsed during the related Collection Period. The applicable Revolver Interest Rate for the 2000-RN3 revolving note is USD One-Month LIBOR plus 0.27% per annum, calculated on the basis of a year of 360 days and the actual number of days elapsed during the related Collection Period. Interest on the 2000-RN1 revolving note and the 2000- RN3 revolving note is payable on each Monthly Distribution Date. Interest on the 2000-RN2 revolving note is payable on each Quarterly Distribution Date. Interest will be paid on any other series of revolving notes issued after the 2001-A term note closing date in accordance with their terms, which may differ from the terms of the revolving notes previously issued.

On each applicable Distribution Date, interest will be calculated based on the average daily Net Revolver Balance during the related Collection Period. Interest on any series of revolving notes accrued as of any applicable Distribution Date but not paid on that Distribution Date will be due on the next applicable Distribution Date.

Payments of interest on the revolving notes have equal priority to payments of interest on the term notes, including the 2001-A term notes and the 2000-A term notes, and are senior in right of payment to distributions of interest on the certificates.

Payments of Principal and Additional Borrowings

The trust may borrow funds under the revolving notes during the Revolving Period up to the trust's specified Maximum Revolver Balance. The holder of the revolving notes is under no obligation, however, to make advances thereunder to the trust. Following issuance of the 2001-A term notes, the Specified Maximum Revolver Balance for the trust will equal $2,000,000,000. The Specified Maximum Revolver Balance may be increased or decreased from time to time as described in the prospectus under "The Transfer and Servicing Agreements--Additional Issuances; Changes in Specified Maximum Revolver Balance." The trust must stay within the Specified Maximum Revolver Balance. In connection with the issuance of any series, the revolving notes outstanding on that date may be paid in full. The trust will not borrow additional funds under the revolving notes during the Wind Down Period or any Early Amortization Period but may borrow funds during the Payment Period for the 2001-A term notes, the 2000-A term notes or for any other series of term notes that may be issued.

The trust may pay principal on the revolving notes on a daily basis during the Revolving Period, so long as it complies with the limitations described herein during the Payment Periods for the 2001-A term notes and the 2000-A term notes and any other applicable limitations during the Payment Period for any additional series of term notes. During the Payment Period for a series of term notes, except for any series of revolving notes then in a Payment Period, payments of principal on the revolving notes may be made only after the Fully Funded Date for such series of term notes.

During the Revolving Period, payments of principal on the revolving notes will be required to the extent set forth in the terms of the revolving notes. Each revolving note may be extended or renewed, and its Targeted Final Payment Date adjusted accordingly, at any time prior to the last day of the applicable month preceding the applicable Targeted Final Payment Date by written notice from the affected holder thereof to the indenture trustee and the seller setting forth the new Targeted Final Payment Date; provided, that the Targeted Final Payment Date for any revolving note may not occur during the Payment Period for any series of term notes, or within two months thereafter, unless the holder of such revolving note establishes its Targeted Final Payment Date by notice to the servicer delivered prior to the initial determination of the payment period length for that series of term notes. The new Targeted Final Payment Date must be a Payment Date on or prior to the then applicable Stated Final Payment Date. Principal on the revolving note will be due, to the extent of funds available for that purpose, in such amounts and at such times as are specified for each such revolving note.

During the Wind Down Period or an Early Amortization Period for the trust, Available Trust Principal for any Collection Period and the related Distribution Date will be allocated to each series of revolving notes in accordance with their respective Principal Allocation Percentages up to their respective outstanding principal balances, and will be paid on the Distribution Date related to that Collection Period. An Early Amortization Period for the trust and a Cash Accumulation Period for the 2001-A term notes, the 2000-A term notes and any other series of term notes that may be issued by the trust will commence if, among other things, any revolving note is not paid in full on its Stated Final Payment Date.

                             THE 2000-A CERTIFICATES

General

On June 29, 2000, the trust issued the 2000-A certificates in the principal amount of $125,000,000. The seller retained 1% of the 2000-A certificates and privately placed the remaining 2000-A certificates on the date of their issuance.

The trust issued the 2000-A certificates under the trust agreement dated as of June 29, 2000 between the seller and the owner trustee, a form of which the seller has filed as an exhibit to the registration statement of which this prospectus supplement forms a part. As amended and supplemented from time to time, this is known as the trust agreement. A copy of the trust agreement was filed with the SEC following the issuance of the 2000-A certificates. The following summary describes some of the terms of the 2000-A certificates and the trust agreement. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the 2000-A certificates, the trust agreement and the prospectus. Where particular provisions or terms used in the 2000-A certificates and the trust agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Interest

The 2000-A certificates bear interest on the outstanding certificate balance (without reduction for unreimbursed Trust Charge-Offs), payable on each Quarterly Distribution Date, at a rate equal to USD Three-Month LIBOR plus 0.43% per annum. If the 2000-A certificates are not paid in full on their Targeted Final Distribution Date or if the Fully Funded Date occurs for all outstanding series of notes under any circumstance other than the payments and set-asides that will occur during the Payment Period for the 2000-A term notes, then interest will be payable on each Monthly Distribution Date thereafter at a rate equal to USD One-Month LIBOR plus 0.43% per annum. We refer to each of the days on which interest is payable on the 2000-A certificates as a Certificate Payment Date. Interest on the 2000-A certificates accrued as of any Certificate Payment Date but not distributed on a Certificate Payment Date will be due on the next Certificate Payment Date.

Payments of interest on the notes are senior to distributions of interest on the 2000-A certificates.

Certificate Balance

The certificate balance as of any Monthly Distribution Date or a related Certificate Payment Date with respect to the 2000-A certificates is (a) $125,000,000, plus (b) the principal amount of 2000-A certificates issued after the initial closing date, minus (c) all distributions in respect of the certificate balance of the 2000-A certificates actually made on or prior to that date, minus (d) unreimbursed Trust Charge-Offs on that Monthly Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust Charge- Offs on that date as described below) allocated to the 2000-A certificates, up to the certificate balance of the 2000-A certificates on that Monthly Distribution Date calculated without regard to this clause (d). With respect to any other class of certificates, certificate balance means the amount set forth in the terms of that class of certificates. Any unreimbursed Trust Charge-Offs applied to reduce the certificate balance will be applied against each class of certificates on that Certificate Payment Date, pro rata on the basis of the certificate balance of the certificates of that class outstanding on the preceding Certificate Payment Date, without reduction for any unreimbursed Trust Charge-Offs.

We expect that the trust will pay the entire certificate balance of the 2000-A certificates on the Quarterly Distribution Date in April 2005, which is the Targeted Final Distribution Date for the 2000-A certificates. The trust will seek to set aside funds for this purpose during the Payment Period for the 2000-A term notes. Following the respective Fully Funded Dates for each series of outstanding notes, all Available Trust Principal, up to an amount equal to the outstanding certificate balance of the 2000-A certificates, will be set aside by the trust in a certificate distribution account for payment to the 2000-A
certificates   on  the  Targeted   Final   Distribution   Date  for  the  2000-A
certificates.

Distributions will be made with respect to the certificate balance on the 2000-A certificates after the trust has paid each series of term notes and revolving notes in full or, with respect to each series of term notes for which principal is being accumulated or otherwise provided, after the Fully Funded Date has occurred. If all notes have been paid or provided for by their respective Targeted Final Payment Dates, then distributions with respect to the certificate balance of the 2000-A certificates will commence on the Targeted Final Payment Date for the 2000-A certificates, to the extent of funds available for such purpose.

The Stated Final Payment Date for the 2000-A certificates will be on the Certificate Payment Date in April 2007. If the 2000-A certificates have not been paid in full on or prior to that date, an Early Amortization Period for the trust will commence.

Additional Issuances

From time to time, so long as it satisfies specified conditions, the trust may issue additional certificates. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Specified Maximum Revolver Balance" in the prospectus. The Certificate Rate for additional classes of certificates issued after the issuance date for the 2000-A certificates may be different than the Certificate Rate for the 2000-A certificates.


                      THE TRANSFER AND SERVICING AGREEMENTS

The parties entered into the Transfer and Servicing Agreements as of June 29, 2000. The following summary describes the material terms of the Transfer and Servicing Agreements. The Transfer and Servicing Agreements have been filed with the SEC following the initial closing date. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Transfer and Servicing Agreements and the prospectus. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of the summary.

Application of Interest Collections

For each Collection Period, the trust will apply funds to pay interest and other amounts on the related Monthly Distribution Date in the order and in the priority of clauses (1), (2) and (3) below:

Clause (1) For each Collection Period, the trust will apply Trust Interest Collections together with the other amounts comprising Available Trust Interest for the related Monthly Distribution Date in the following order of priority:

     (a) an amount equal to the Monthly Servicing Fee for that Monthly Distribution Date will be paid to the servicer; and

     (b) an amount equal to the Trust Interest Allocation for each series of notes will be made available to that series and applied in clause (2) below.

Clause (2) On each Monthly Distribution Date, the trust will apply the amounts from clause (1)(b), together with the funds specified below, to each series of notes as follows:

     (a) for the 2001-A term notes:

          (i) the trust will make the following funds available:

               (A) the Trust Interest Allocation for the 2001-A term notes;

               (B) the net amount, if any, received by the trust under the 2001-A term notes basis swap;

               (C) all net investment earnings on funds deposited in the Note Distribution Subaccount for the 2001-A term notes;

               (D) all Cash Accumulation Account Earnings; and

               (E) if the 2001-A term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses
               (A) through (D) are less than the 2001-A Term Notes Monthly Carrying Costs for that Monthly Distribution Date, then the lowest of

                    (x) such shortfall,

                    (y) the Cash Accumulation Reserve Fund Release Amount and

                    (z) the amount of funds on deposit in the Cash Accumulation Reserve Fund will be made available.

          The  amounts  made  available   pursuant  to  the  foregoing   clauses
          (2)(a)(i)(A) through (E) will be the 2001-A Term Notes Monthly Available Amount.

          (ii) Next, the trust will aggregate and apply the 2001-A Term Notes Monthly Available Amount on the Monthly Distribution Date as follows:

               (A) first, the lesser of

                    (x) the 2001-A Term Notes Monthly Available Amount and

                    (y) the net payment, if any, due from the trust under the 2001-A term notes basis swap will be paid in accordance with the terms of the 2001-A term notes basis swap; and

               (B) second, the lesser of

                    (x) the 2001-A Term Notes Monthly Available Amount remaining after the application in subclause (A) and

                    (y) an amount equal to the Noteholders' Interest with respect to the 2001-A term notes for the related Monthly Distribution Date will be transferred to the Note Distribution Account for payment of interest on the 2001-A term notes on the related Monthly Distribution Date.

          The amounts  required to be paid  pursuant  to the  foregoing  clauses
          (2)(a)(ii)(A)(y) and (B)(y) are the 2001-A Term Notes Monthly Carrying Costs. Any shortfall of the 2001-A Term Notes Monthly Available Amount below the 2001-A Term Notes Monthly Carrying Costs will be treated as a Series Shortfall for the 2001-A term notes. Any excess of the 2001-A Term Notes Monthly Available Amount over the 2001-A Term Notes Monthly Carrying Costs will be treated as Remaining Interest Amounts.

          (b) for the 2000-A term notes:

               (i) On each Monthly Distribution Date, the trust will make the following funds available for the 2000-A term notes:

                    (A) the Trust Interest Allocation for the 2000-A term notes;

                    (B) the net amount, if any, received by the Trust under the 2000-A term notes basis swap;

                    (C) all net investment earnings on funds deposited in the Note Distribution Subaccount for the 2000-A term notes;

                    (D) all cash accumulation account earnings for the 2000-A term notes;

                    (E) if the 2000-A term notes are then in a Cash Accumulation Period and if the amounts specified in the foregoing subclauses (A) through (D) are less than the 2000-A term notes' monthly carrying costs for such Monthly Distribution Date, then the lowest of the following amounts:

                    (x) such shortfalls,

                    (y) the cash accumulation reserve fund release amount for the 2000-A term notes, and

                    (z) the amount of funds on deposit in the cash accumulation reserve fund for the 2000-A term notes will be made available.

          The  amount  made   available   pursuant  to  the  foregoing   clauses
          (2)(b)(i)(A) through (E) will be the monthly available amount for the 2000-A term notes.

          (ii) Next, the trust will aggregate and apply the monthly available amount for the 2000-A term notes on each Monthly Distribution Date as follows:

               (A) first, the lesser of

                    (x) the monthly available amount for the 2000-A term notes and

                    (y) the net payment, if any, due from the trust under the 2000-A term notes basis swap will be paid in accordance with the terms of the basis swap for the 2000-A term notes; and

               (B) second,

                    (x) the monthly available amount for the 2000-A term notes remaining after the application in subclause (A) and

                    (y) an amount equal to the Noteholders' Interest with respect to the 2000-A term notes for the related Monthly Distribution Date will be transferred to the related Note Distribution Account for the 2000-A term notes for payment of interest on the 2000-A term notes on the Quarterly Distribution

                    Date (or, if a rapid amortization period for that series is in effect, on such Monthly Distribution Date).

          The   amounts   specified    pursuant   to   the   foregoing   clauses
          (2)(b)(ii)(A)(y) and (2)(b)(ii)(B)(y) are the 2000-A term notes' monthly carrying costs for such Monthly Distribution Date. Any shortfall of the monthly available amount for the 2000-A term notes below the monthly carrying costs will be treated as a Series Shortfall for the 2000-A term notes. Any excess of the monthly available amount for the 2000-A term notes over the monthly carrying costs will be treated as Remaining Interest Amounts.

          (c) for each series of revolving notes:

               (i) on each Monthly Distribution Date for a series of revolving notes, the trust will make the following funds available:

                    (A) that revolving note's Trust Interest Allocation; and

                    (B) the net amount, if any, received by the trust under the basis swap with respect to that revolving note.

               The amounts  made  available  pursuant to the  foregoing  clauses
               (2)(b)(i)(A) and (B) will be the Revolving Note Monthly Available Amount for that revolving note.

               (ii) Next, the trust will aggregate and apply the Revolving Note Monthly Available Amount for that revolving note as follows:

                    (A) first, the lesser of (x) the Revolving Note Monthly Available Amount for that revolving note and (y) the net payment, if any, due from the trust under the revolving note basis swap with respect to that revolving note will be paid in accordance with the terms of the revolving note basis swap with respect to that revolving note; and

                    (B) second, the lesser of (x) the Revolving Note Monthly Available Amount remaining after the application in subclause (A) and (y) an amount not to exceed that revolving note's Noteholders' Interest for the related Monthly Distribution Date will be transferred to the Note
                    Distribution Account for payment of interest on that revolving note.

               The amounts required to be paid pursuant to the foregoing clauses
               (2)(b)(ii)(A)(y) and (B)(y) are the Revolving Note Monthly Carrying Costs for that revolving note. Any shortfall of the Revolving Note Monthly Available Amount below the Revolving Note Monthly Carrying Costs will be treated as a Series Shortfall for that revolving note. Any excess of the Revolving Note Monthly Available Amount over the Revolving Note Monthly Carrying Costs will be treated as Remaining Interest Amounts.

     (d) for each other series of term notes, in accordance with the terms of each series, the trust will apply (x) the Trust Interest Allocation for that series, (y) any amounts received from or owing under Specified Support Arrangements in accordance with the terms of the series of notes and (z) net investment earnings, if any, on funds deposited in that series' Note Distribution Subaccount to pay the monthly carrying costs for the series of term notes, which will include the Noteholders' Interest for such series. Shortfalls in these applications will be treated as a Series Shortfall for each series and excess amounts will be treated as Remaining Interest Amounts.

Clause (3) On each Monthly Distribution Date, the trust will aggregate the Remaining Interest Amounts from all series of notes and apply these funds in the following order of priority:

     (a) with respect to any series of notes which has a Series Shortfall, pro rata on the basis of the respective Series Shortfalls, an amount equal to the Series Shortfall for that series of notes for that Monthly Distribution Date, will be transferred to the Note Distribution Account in respect of that series or other applicable account for the payment of amounts owing under the basis swap or in respect of interest on those notes or payments on an interest rate swap for any other series of notes;

     (b) an amount equal to the net payment, if any, due from the trust under the 2000-A certificates basis swap and under any basis swap with respect to any other class of certificates will be paid in accordance with each basis swap;

     (c) an amount equal to the Aggregate  Certificateholders' Interest for that
     Monthly   Distribution   Date  will  be  transferred  to  the   Certificate
     Distribution Account;

     (d) an amount equal to any servicer advances not previously reimbursed will be paid to the Servicer, except as otherwise provided in the Transfer and Servicing Agreements;

     (e) an amount equal to any Reserve Fund Deposit Amount for that Monthly Distribution Date will be deposited into the Reserve Fund;

     (f) pro rata among the following amounts specified in (A) and (B) for that Monthly Distribution Date, (A) an amount equal to the Cash Accumulation Reserve Fund Deposit Amount will be deposited into the Cash Accumulation Reserve Fund and (B) an amount equal to any deposit required under the terms of any other Specified Support Arrangements will be deposited into the account designated by the terms of the Specified Support Arrangement;

     (g) an amount equal to any Trust Defaulted Amount will be treated as Additional Trust Principal on that Monthly Distribution Date; and

     (h) an amount equal to the aggregate amount of unreimbursed Trust Charge-Offs will be treated as Additional Trust Principal on that Monthly Distribution Date.

     If Monthly Available Amounts are not sufficient to make all payments required by clauses (1), (2) and (3), then the funds described below will be applied in the following order:

     first, if any amounts specified in clauses (3)(a), (b), (c) and (d) above remain unpaid, then a Deficiency Amount will exist, and the servicer will be obligated to make a servicer advance of this amount to the trust, but only to the extent that the Servicer, in its sole discretion, expects to recover the advance from Remaining Interest Amounts applied as described above on subsequent Distribution Dates and from releases from the Cash Accumulation Reserve Fund as provided in "--Cash Accumulation Reserve Fund" in this prospectus supplement, and the servicer advances will be applied to reduce the Deficiency Amount in the order set forth in clauses (2) and (3); and

     second,  if any Monthly Carrying Costs or any amounts  specified in clauses
     (3)(a), (b), (c), (d), (g) and (h) remain unpaid after the application described in the preceding clause first, then an Unsatisfied Deficiency Amount will exist, and funds on deposit in the Reserve Fund will be applied to reduce the unsatisfied deficiency amount in the order set forth in clauses (2) and (3), except that no application of amounts from the Reserve Fund will be made for the priorities in clauses (3)(e) or (f).

Remaining Interest Amounts for a Monthly Distribution Date not applied as described above will generally be allocated and paid to the seller as compensation for making the initial deposit and any additional deposits into the Reserve Fund and the Cash Accumulation Reserve Fund.

To the extent that the full amount of the Trust Defaulted Amount has not been treated as Additional Trust Principal pursuant to clause (3)(g) above, the amount of the deficiency will be added to unreimbursed Trust Charge-Offs.

The following chart summarizes the way in which interest collections are allocated to the 2001-A term notes.

[GRAPHIC_OMITTED]

Application of Principal Collections by the Trust

There are three mutually exclusive time periods with respect to the trust. These time periods are the Revolving Period, the Wind Down Period and the Early Amortization Period. The way in which each of these trust level time periods is relevant to and impacts each series or class of securities depends in part upon the specific terms of that series or class. In addition, each series or class of securities may have, by their terms, additional time periods specific to that series or class which occur within or across the time periods applicable to the trust as a whole. See "Application of Principal Collections to the 2001-A Term Notes" below for a description of the time periods which specifically apply to the 2001-A term notes.

  Revolving Period

During the Revolving Period, the trust may, on a daily basis, use Trust Principal Collections:

     o to make payments of principal on the revolving notes;

     o to purchase additional Eligible Receivables from the seller;

     o to the extent required to maintain the Daily Trust Balance equal to the Daily Trust Invested Amount, to add to the Cash Collateral Amount; and

     o to make principal payments or to set aside principal for later payment on any series of term notes which then requires Available Trust Principal to be retained or set aside. No distributions of the certificate balance will be made during the Revolving Period.

During the Revolving Period, the trust may also use the Cash Collateral Amount for the purposes described in the first, second and fourth points above.

During the Revolving Period, the trust may issue from time to time, so long as it satisfies the conditions described in the prospectus under "The Transfer and Servicing Agreements-- Additional Issuances; Changes in Specified Maximum Revolver Balance," revolving notes, additional series of term notes and additional classes of certificates.

The Revolving Period will terminate on the Scheduled Revolving Period Termination Date. The Scheduled Revolving Period Termination Date will initially be June 30, 2001, and it will automatically be extended to the last day of each succeeding month unless the seller, prior to the then Scheduled Revolving Period Termination Date, makes a non-extension election, causing the extension not to occur. Unless a non-extension election is made as described below, each extension will become effective as of the Business Day prior to the then
Scheduled Revolving Period Termination Date. The seller cannot extend the Scheduled Revolving Period Termination Date beyond February 28, 2005, which is the Final Revolving Period Termination Date.

In addition to a non-extension election, the seller may, at any time prior to the then Scheduled Revolving Period Termination Date, cause an affirmative extension of the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the Final Revolving Period Termination
Date), subject thereafter to further automatic extensions, non- extension elections and affirmative extensions. Any non-extension election or affirmative extension will be made by providing written notice of the extension to the Servicer, the owner trustee (who will be obligated to provide notice to the certificateholders), the indenture trustee (who will be obligated to provide notice to the noteholders) and the rating agencies. Assuming no Early Amortization Event has occurred, the Revolving Period will terminate and the Wind Down Period will commence on the day immediately following a non-extension election.

If the seller makes a non-extension election, as a result of which the Revolving Period terminates and the Wind Down Period commences prior to the Final Revolving Period Termination Date, the seller may elect to recommence the Revolving Period on any date prior to the date that is the earlier of (1) the one year anniversary of the termination of the Revolving Period and (2) the Final Revolving Period Termination Date, so long as no Early Amortization Event has occurred and is continuing. If an Early Amortization Event described in subparagraphs (6), (8) or (10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus has occurred the seller may nonetheless elect to so recommence the Revolving Period if the conditions specified under "--Wind Down Period and Early Amortization Period--Recommencement of Revolving Period" in this prospectus supplement are satisfied.

  Wind Down Period and Early Amortization Period

The Revolving Period will be followed by either the Wind Down Period or an Early Amortization Period.
These periods commence as follows:

     o The Wind Down Period for the trust will begin on the day following the Scheduled Revolving Period Termination Date and will continue until the earlier of (a) the commencement of an Early Amortization Period,
          (b) the date on which all outstanding  securities are paid in full and
          (c) under the limited circumstances described above under "The Transfer and Servicing Agreements--Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period.

     o The Early Amortization Period will commence upon the occurrence of an Early Amortization Event, whether it occurs during the Revolving Period or the Wind Down Period. The Early Amortization Events are set out in the prospectus under "The Transfer and Servicing Agreements--Early Amortization Events" and below under "--Early Amortization Events."

During the Wind Down Period and during any Early Amortization Period, the trust will no longer reinvest Trust Principal Collections in new receivables, nor will it make additional borrowings under any revolving notes or issue any additional securities. Instead, on each Monthly

Distribution Date, Trust Principal Collections during the related Collection Period, together with other amounts comprising Available Trust Principal, will be treated as follows:

     first, the amounts will be allocated to each series of notes in accordance with the series' Principal Allocation Percentage, and the Available Trust Principal will be paid or set aside until the Fully Funded Date for that series, and second, following the Fully Funded Date for all series of notes, any remaining Available Trust Principal will be available for the payment of the outstanding certificate balance on the certificates or for any other applications permitted by holders of certificates.

Principal payments will be made on the term notes of each series, including the 2001-A term notes, the 2000-A term notes and any revolving notes as described in "The 2001-A Term Notes--Payment of Principal," "The 2000-A Term Notes--Payments of Principal," and "The Revolving Notes--Payments of Principal and Additional Borrowings" above. For additional information on the application of Available Trust Principal in respect of the 2001-A term notes, see "The Transfer and Servicing Agreements--Application of Principal Collections to the 2001-A Term Notes--Cash Accumulation Period" and "--Rapid Amortization Period" below.

Early Amortization Events. In addition to the Early Amortization Events set forth in the prospectus under "The Transfer and Servicing Agreements-Early Amortization Events," an Early Amortization Event will occur if any of the basis swaps terminate, except if the termination is for the limited reasons set forth in "Basis Swaps" below. The trigger amount for the Reserve Fund, which is a component of the Early Amortization Event described in sub-paragraph (9) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus, will equal $20,000,000.

Recommencement of Revolving Period. In limited circumstances the seller may elect to terminate an Early Amortization Period and recommence the Revolving Period and any Payment Period prior to the Final Revolving Period Termination Date. If an Early Amortization Event described in sub-paragraph (6), (8) or (10) under "The Transfer and Servicing Agreements--Early Amortization Events" in the prospectus - each of which is a Cash Accumulation Event for the 2001-A term notes - has occurred, the seller may elect to end the Cash Accumulation Period and Early Amortization Period and recommence the Revolving Period within the one-year anniversary of the commencement of the Early Amortization Period and the Cash Accumulation Period if:

     o none of those Early Amortization Events has existed for three consecutive months;

     o    the Final Revolving Period Termination Date has not occurred;

     o the long-term debt obligations of GMAC are rated at least "Baa3" by Moody's;

     o    the Reserve Fund Funding Condition is satisfied; and

     o after giving effect to any securities issued and any changes in the trust's specified Maximum Revolver Balance on the date of the recommencement, the quotient of (A) the outstanding certificate balance of all the outstanding 2000-A certificates over (B) the Maximum Pool Balance equals or exceeds the specified certificate percentage, which is 3.0%.

The  Reserve  Fund  Funding   Condition   will  be  satisfied  on  the  date  of
recommencement of the Revolving Period only if:

     o the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount as of the date of recommencement; and

     o the amount on deposit in the Cash Accumulation Reserve Fund for each series of notes equals or exceeds the related Cash Accumulation Reserve Fund Required Amount as of the date of recommencement.

Upon any recommencement, funds in the Cash Accumulation Account may be used to purchase additional receivables, so long as the Daily Trust Balance is equal to the Daily Trust Invested Amount.


Application of Principal Collections to the 2001-A Term Notes

Overview

There are three basic and mutually exclusive time periods with respect to the 2001-A term notes which determine how Trust Principal Collections and principal payments on the 2001-A term notes are handled by the trust. These periods are the Payment Period, the Cash Accumulation Period and the Rapid Amortization Period. The Payment Period will begin one to four months prior to the Targeted Final Payment Date on the 2001-A term notes. The Cash Accumulation Period will begin upon the occurrence of a Cash Accumulation Event. The Rapid Amortization Period will begin upon the occurrence of a Rapid Amortization Event.

The time periods with respect to the 2001-A term notes co-exist with the trust time periods described above in "--Application of Principal Collections by the Trust." If an Early Amortization Period occurs for the trust, then it will give rise to either a Cash Accumulation Period or Rapid Amortization Period for the 2001-A term notes. If the Wind Down Period commences for the trust prior to the Payment Period for the 2001-A term notes, a Cash Accumulation Period for the 2001-A term notes will commence. If the trust remains in its Revolving Period, then the 2001-A term notes will not have any separate time period until the commencement of their Payment Period. However, if a Rapid Amortization Event which is not an Early Amortization Event occurs, the 2001-A term notes will be in a Rapid Amortization Period at the same time that the trust is in the Revolving Period.

During the Payment Period and the Cash Accumulation Period, principal collections on the receivables allocated to the 2001-A term notes are set aside in accounts to repay principal on the 2001-A term notes on the Targeted Final Payment Date. In contrast, during a Rapid Amortization Period, the trust will pay out principal collections allocated to the 2001-A term notes on each Monthly Distribution Date occurring after the start of the Rapid Amortization Period instead of retaining these collections for distribution on the Targeted Final Payment Date.

The following chart summarizes the manner in which principal collections are allocated to the 2001-A term notes.

[GRAPHIC_OMITTED]

  Payment Period

A Payment Period for a series of notes occurs during the Revolving Period for the trust. If so specified with respect to a series of notes, Available Trust Principal will be used or set aside during the Payment Period for the purpose of repaying the outstanding principal balance of those notes. If the series of notes is subject to a currency swap, interest rate swap or another type of swap or derivative instrument in respect of principal, then principal will be set aside for the purpose of making payments under the swap or instrument. Each series of notes which is in a Payment Period will be allocated Available Trust Principal equal to its Principal Allocation Percentage thereof. If Trust Principal Collections will not be set aside during the Payment Period to repay the outstanding principal balance, then alternate sources of repayment will be specified. Available Trust Principal which is not applied for this purpose or set aside for repayment of the certificate balance will be used for the other purposes specified above under "--Application of Principal Collections By the Trust--Revolving Period." Upon the commencement of a Payment Period for a series of term notes, the servicer will establish a Note Distribution Subaccount. Any Investment Proceeds or earnings in respect of funds in the Note Distribution Subaccount, will be applied as provided in clause (2) under "--Application of Interest Collections" above.

The Payment Period for the 2001-A term notes will commence no earlier than September 1, 2003 and no later than December 1, 2003. On the Determination Date in August 2003 and on each Determination Date thereafter before the commencement of the Payment Period, the Servicer will determine the appropriate date by calculating the Required Payment Period Length, which is an estimation of the number of Collection Periods needed to set aside funds for the repayment of the 2001-A term notes on the 2001-A Term Note Targeted Final Payment Date. The Payment Period will commence with the first day of the Collection Period which follows the first Determination Date on which the Required Payment Period Length is equal to or greater than the number of full Collection Periods remaining between that Determination Date and the 2001-A Term Note Targeted Final Payment Date.

On each day during the 2001-A term notes' Payment Period, the 2001-A term notes will be allocated their Principal Allocation Percentage of Available Trust Principal. These amounts will be deposited in the Note Distribution Subaccount for the 2001-A term notes until the Fully Funded Date for the 2001-A term notes has occurred and will be invested in Eligible Investments. The trust will use amounts in the 2001-A term notes' Note Distribution Subaccount, other than Investment Proceeds thereon, only to make principal payments on the 2001-A term notes. During a Payment Period for the 2001-A term notes, unless the revolving notes are then in a Payment Period, the trust will not repay principal under the revolving notes until the Fully Funded Date has occurred for the series of Notes in that Payment Period, but the trust may purchase additional receivables by borrowing under the revolving notes. The trust will pay the outstanding principal balance of the 2001-A term notes, or any lesser amount that has been set aside for that purpose, on the Targeted Final Payment Date. If the 2001-A term notes are not paid in full on that date, then the Payment Period will continue and the trust will pay to the 2001-A term notes their Principal Allocation Percentage of Available Trust Principal on each Month Distribution Date until paid in full.

The terms of any series of term notes issued after the 2001-A term note closing date with a Payment Period occurring, in whole or in part, during the Payment Period for the 2001-A term notes may provide for the Required Payment on those term notes to be payable during the Payment Period for the 2001-A term notes or after the Fully Funded Date for the 2001-A term notes.

As described under "The Transfer and Servicing Agreements--Collections" in the prospectus, in some circumstances the servicer is permitted to make deposits of Principal Collections and Interest Collections into the Collection Account on each Monthly Distribution Date rather than on a daily basis. However, during a Payment Period, Cash Accumulation Period or Rapid Amortization Period for the 2001-A term notes, the Servicer will be required to deposit Collections into the Collection Account on a daily basis until the Fully Funded Date has occurred with respect to the 2001-A term notes have been fully provided for.

  Cash Accumulation Period

On each day during a Cash Accumulation Period for the 2001-A term notes, the 2001-A term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Cash Accumulation Account for the 2001-A term notes until the amount on deposit therein equals the outstanding principal balance of the 2001-A term notes. The trust will use amounts in the Cash Accumulation Account only to make principal payments on the 2001-A term notes or as described under "--Application of Principal Collections by the Trust - Wind Down Period and Early Amortization Period - Recommencement of the Revolving Period" in this prospectus supplement. During a Cash Accumulation Period, the trust will not borrow additional funds under the revolving notes, nor will the trust purchase additional receivables. The trust will pay the outstanding principal balance of the 2001-A term notes, or any lesser amount as has been set aside for this purpose on the Targeted Final Payment Date for the 2001-A term notes, and, to the extent not paid in full on the Targeted Final Payment Date, on each Monthly Distribution Date thereafter until so paid in full.

If any series of notes is not paid in full on or prior to by the Stated Final Payment Date for that series, then an Early Amortization Period for the trust will commence and, if the 2001-A term notes are then outstanding and if the Targeted Final Payment Date for the 2001-A term notes has not occurred, a Cash Accumulation Period for the 2001-A term notes will commence. If, instead, the 2001-A term notes are outstanding but the Targeted Final Payment Date for the 2001-A term notes has previously occurred, then the trust will continue to pay allocable funds to the 2001-A term notes on each Monthly Distribution Date.

  Rapid Amortization Period

On each day during a Rapid Amortization Period for the 2001-A term notes, the 2001-A term notes will be allocated their Principal Allocation Percentage of Available Trust Principal and that amount will be deposited in the Note Distribution Account for the 2001-A term notes. All amounts so allocated during a Rapid Amortization Period will be paid to the holders of the 2001-A term notes on the related Monthly Distribution Date. In addition, on the first Monthly Distribution Date during the Rapid Amortization Period, any amounts in respect of principal held in the Cash

Accumulation Account or the Note Distribution Account for the 2001-A term notes will be paid to the holders of the 2001-A term notes.

Reserve Fund

The Reserve Fund is an Eligible Deposit Account established and maintained in the name of the indenture trustee for the benefit of the holders of notes and the holders of Certificates. The Reserve Fund currently has a balance equal to $247,500,000, which equals the Reserve Fund Required Amount as of the date of this prospectus supplement. The Reserve Fund is of the type contemplated by the prospectus. See "The Transfer and Servicing Agreements--Liquidity and Credit Support--Reserve Fund" in the prospectus.

Additional amounts may be deposited in the Reserve Fund, and the formula for the Reserve Fund Required Amount adjusted, in connection with the issuance of additional series of term notes or changes in the trust's Specified Maximum Revolver Balance. In addition, the seller, in its sole discretion, may at any time make additional deposits into the Reserve Fund as described in the prospectus under "The Transfer and Servicing Agreements-- Liquidity and Credit Support--Reserve Fund." The seller is not obligated to make any additional deposits into the Reserve Fund, and we cannot assure you that any additional deposits will be made.

If the amount in the Reserve Fund is less than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the deficiency, to the extent funds are available as described above under "--Application of Interest Collections," will be deposited into the Reserve Fund.

Amounts on deposit in the Reserve Fund are available to cover the Unsatisfied Deficiency Amount on each Monthly Distribution Date as described above under "--Application of Interest Collections." Amounts on deposit in the Reserve Fund will be included in Available Trust Principal and applied to make the final principal payments on the notes and the final distributions with respect to the certificate balance of the certificates during the Wind Down Period and any Early Amortization Period if and to the extent that the application of the amount on deposit in the Reserve Fund as Available Trust Principal will reduce the outstanding principal balance on all notes and the outstanding certificate balance with respect to all certificates to zero. This application will occur after giving effect to all other required applications of the Reserve Fund on that Monthly Distribution Date and all other amounts to be applied as Available Trust Principal on that Monthly Distribution Date and after giving effect to the payment and distribution of all amounts otherwise on deposit, or to be deposited, in the Distribution Accounts on that Monthly Distribution Date.

If the amount in the Reserve Fund is more than the Reserve Fund Required Amount for any Monthly Distribution Date, the amount of the excess, unless otherwise agreed by the seller, will be paid to the seller as compensation for making the Reserve Fund Initial Deposit and other deposits, if any, into the Reserve Fund. On the Trust Termination Date, any funds remaining on deposit in the Reserve Fund will be distributed to the seller.

Any investment earnings, net of losses and investment expenses, with respect to the Reserve Fund for a Collection Period will be Investment Proceeds and will be included in Available Trust Interest.

Cash Accumulation Reserve Fund

The Cash Accumulation Reserve Fund will be fully funded in the amount of $4,900,000 on the 2001-A term note closing date. The holders of the 2001-A term notes will not have any rights to amounts on deposit in the Cash Accumulation Reserve Fund or interest income thereon, except as described herein.

The seller, in its sole discretion, may at any time make additional deposits into the Cash Accumulation Reserve Fund. The seller is not obligated to make any additional deposits into the Cash Accumulation Reserve Fund and there can be no assurance that any additional deposits will be made.

If the amount in the Cash Accumulation Reserve Fund on any Monthly Distribution Date is less than the Cash Accumulation Reserve Fund Required Amount for that Monthly Distribution Date, the amount of the deficiency, to the extent available as described above under "--Application of Interest Collections," will be deposited into the Cash Accumulation Reserve Fund.

On each Monthly Distribution Date, if the funds in the Cash Accumulation Reserve Fund after giving effect to all other distributions or allocations on that Monthly Distribution Date exceed the Cash Accumulation Reserve Fund Required Amount, that excess will be distributed first to reimburse servicer advances and second to the seller. The Cash Accumulation Reserve Fund Required Amount will decline on each Monthly Distribution Date as the 2001-A term notes approach their Targeted Final Payment Date. On repayment of the entire outstanding principal balance of the 2001-A term notes, any funds remaining on deposit in the Cash Accumulation Reserve Fund will be paid to the seller.

In connection with the issuance of the 2000-A term notes, the seller established a separate cash accumulation reserve fund for the benefit of the holders of the 2000-A term notes. The holders of the 2001-A term notes have no rights to that cash accumulation reserve fund, and the holders of the 2000-A term notes have no rights to the Cash Accumulation Reserve Fund.

Basis Swaps

On the 2001-A term note closing date, the trust will enter into a basis swap with GMAC, as the basis swap counterparty, with respect to the 2001-A term notes, and we refer to this basis swap as the 2001-A term notes basis swap.

The trust has previously entered into basis swaps with GMAC as the basis swap counterparty with respect to each outstanding series of notes and certificates.

Each basis swap is intended to allow the trust to receive interest at a rate determined by reference to the index upon which the rate of interest for the applicable series of notes or certificates or amounts payable under any related Specified Support Arrangement is based.

As set forth in the table below, for each basis swap, on each Monthly Distribution Date, the basis swap counterparty is obligated to pay to the trust an amount equal to interest accrued during the related Collection Period preceding that Monthly Distribution Date, on the applicable Notional Amount shown in the following table, at a rate equal to USD One-Month LIBOR or USD
Three- Month LIBOR, as applicable, with respect to that Monthly Distribution Date, plus a specified percentage for each day during the related Collection Period divided by 360. In exchange, on each Monthly Distribution Date, the trust will be obligated to pay to the basis swap counterparty an amount equal to interest accrued during the related Collection Period, on the applicable Notional Amount shown in the following table at a per annum rate equal to the prime rate for each day during that Collection Period divided by 360.


                                                                             Amount due from       Amount due
Basis Swap                              Notional Amount                     Swap Counterparty     from the Trust
----------                              ---------------                     -----------------     --------------

2001-A term notes basis swap            Applicable Series  Notional            USD One-Month         prime rate
                                        Amount                                    LIBOR +
                                                                             2.825% per annum
2000-A term notes basis swap            Applicable Series Notional            USD Three-Month        prime rate
                                        Amount                                    LIBOR +
                                                                              2.68% per annum
2000-RN1 basis swap                     Applicable Revolving Note              USD One-Month         prime rate
                                        Notional Amount                           LIBOR +
                                                                              2.72% per annum
2000-RN2 basis swap                     Applicable Revolving Note             USD Three-Month        prime rate
                                        Notional Amount                           LIBOR +
                                                                              2.70% per annum
2000-RN3 basis swap                     Applicable Revolving Note              USD One-Month         prime rate
                                        Notional Amount                           LIBOR +
                                                                              2.80% per annum
2000-A certificate                      Class A Certificate                   USD Three-Month        prime rate
basis swap                              Notional Amount                           LIBOR +
                                                                              2.68% per annum

Under the basis swaps, on each Monthly Distribution Date the amount the trust is obligated to pay is netted against the amount the basis swap counterparty is obligated to pay so that only the net amount is due from the trust or the basis swap counterparty, as the case may be. This amount is payable out of Available Trust Interest as described above in clauses (2) and (3) of "--Application of Interest Collections" or is included in Available Trust Interest.

Each basis swap will terminate if, among other things, either party defaults in the payment of any amount due thereunder and if the basis swap counterparty becomes insolvent. The termination of any basis swap upon these events will be an Early Amortization Event for the trust and either a Cash Accumulation Event or, in the case of an insolvency event, a Rapid Amortization

Event, for the 2001-A term notes. The termination of a basis swap will not result in any make-whole amount being payable by either party.

In some limited situations, the trust may, without causing an Early Amortization Event, terminate, amend or modify the terms of any basis swap or enter into other Specified Support Arrangements without the consent of holders of the outstanding notes or certificates. These limited situations include:

     (1) in connection with the issuance of additional term notes, revolving notes or certificates;

     (2) a change in the trust's specified Maximum Revolver Balance or the specified Maximum Revolver Balance for any series of revolving notes; or

     (3) the payment in full of any series of term notes.

The trust must satisfy the conditions set forth in the trust sale and servicing agreement for the issuance or change, including, in the case of any issuance or increase in the trust's specified Maximum Revolver Balance, confirmation from each rating agency that the issuance or increase will not result in a reduction or withdrawal of the rating of any outstanding securities. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Specified Maximum Revolver Balance" in the prospectus.

Other Liquidity and Credit Support

Distributions on the certificates are subordinated to payments on the notes to the extent described herein. The trust estate property includes the basis swaps, and the funds on deposit in the Reserve Fund and each cash accumulation reserve fund. The servicer may also make Servicer Liquidity Advances with respect to additional series of term notes issued hereafter if the terms of the additional term notes so provide. The servicer will also make servicer advances as described above. The servicer will not make Servicer Liquidity Advances for the 2001-A term notes. Other credit, liquidity and other enhancement arrangements may be established in connection with the issuance of additional securities or increases in the trust's specified Maximum Revolver Balance. There can be no assurance that any of these arrangements will be for the benefit of the holders of the 2001-A term notes.

Defaults and Charge-Offs

For any Monthly Distribution Date, Available Trust Interest will be available to cover the Trust Defaulted Amount as described in clause (3) under "Application of Interest Collections" above. To the extent that, for any Monthly Distribution Date, the allocated Available Trust Interest does not cover the full amount of the Trust Defaulted Amount through treatment of that Available Trust Interest as Additional Trust Principal, that deficiency will constitute a Trust Charge-Off. Unreimbursed Trust Charge-Offs will be covered on any subsequent Distribution Date out of Available Trust Interest and, to the extent available therefor, withdrawals from the Reserve Fund.

For any date, unreimbursed Trust Charge-Offs will, unless reduced as described below, equal the aggregate Trust Charge-Offs for all prior Monthly Distribution Dates unless and to the extent the Trust Charge-Offs have been so covered.

The Daily Trust Invested Amount is reduced by the amount of unreimbursed Trust Charge- Offs and will therefore be reinstated to the extent any Trust Charge-Offs are reimbursed. Unreimbursed Trust Charge-Offs will be applied first to reduce the outstanding certificate balance of the certificates and then to reduce the outstanding principal balance of the notes. Interest payments on securities will be reduced to the extent unreimbursed Trust Charge-Offs are applied against these securities as of any Monthly Distribution Date.

If unreimbursed Trust Charge-Offs exceed the certificate balance on the Stated Final Payment Date for a series of notes, then the trust will not owe to the holders of that series of notes the portion of the excess that is allocable to that series of notes, and the amount of unreimbursed Trust Charge-Offs will be permanently reduced by that allocation. Unreimbursed Trust Charge-Offs in excess of the certificate balance will be applied to the notes on the basis of the Trust Interest Allocation Percentage of the notes then outstanding. For purposes of this application, the certificate balance and Trust Interest Allocation will be calculated without reduction for Trust Charge-Offs.

Optional Purchase by the Servicer

Notwithstanding anything in the prospectus to the contrary, at any time from and after the time that:

     o the Daily Trust Balance is equal to or less than 10% of the highest sum, at any time since the initial closing date, of the Daily Trust Balance plus the Cash Collateral Amount plus amounts on deposit in all cash accumulation accounts and note distribution accounts; and

     o either no term notes are outstanding or the Wind Down Period is in effect,

the servicer may, at its option, purchase from the trust, as of the last day of any Collection Period, all remaining receivables and other assets then held by the trust, at a price equal to the aggregate Administrative Purchase Payments for those receivables plus the appraised value of the other assets which price will not be less than the outstanding principal balance and unpaid interest on all notes. That amount will be treated as Trust Principal Collections received during that Collection Period to the extent of the principal portion of the aggregate Administrative Purchase Payments so paid, with the remainder being Trust Interest Collections.

                              ERISA CONSIDERATIONS

Although there is little guidance on the subject, the seller believes that, at the time of their issuance, the 2001-A term notes would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. The debt treatment of the 2001-A term notes could change, subsequent to their issuance, if the trust incurred losses. However, without regard to whether 2001-A term notes are treated as an equity interest for those purposes, the acquisition or holding of 2001-A term notes by or on behalf of a benefit plan could be considered to give rise to a prohibited transaction if the seller, the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a benefit plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of 2001-A term notes by a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the 2001-A term notes. Included among these exemptions are: Prohibited Transaction Class Exemption 96-23, regarding transactions affected by in-house asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." For additional information regarding treatment of the 2001-A term notes under ERISA, see "ERISA Considerations" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Kirkland & Ellis, special tax counsel to the seller, for U.S. federal income tax purposes, the 2001-A term notes will constitute indebtedness. Each term noteholder, by the acceptance of a 2001-A term note, will agree to treat the 2001-A term notes as indebtedness for federal, state and local income and franchise tax purposes.

The 2000-A certificates have been sold to more than one person. Accordingly, the trust is characterized as a partnership for U.S. federal income tax purposes. See "Federal Income Tax Consequences--Tax Characterization of the Trust" in the prospectus.

See "Federal Income Tax Consequences" and "State, Local and Foreign Tax Consequences" in the prospectus.


                                  UNDERWRITING

Based on the terms and conditions set forth in the underwriting agreement, the seller has agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase from the seller, the principal amount of 2001-A term notes set forth opposite its name below:

                   Aggregate Principal Amount to be Purchased


                                                         2001-A
       Underwriter                                     term notes
       -----------                                    ------------
Chase Securities Inc.                                 $150,000,000
Banc One Capital Markets, Inc.                         150,000,000
Lehman Brothers Inc.                                   150,000,000
Morgan Stanley & Co. Incorporated                      150,000,000
Salomon Smith Barney Inc.                              150,000,000
                                                      ------------
     Total                                            $750,000,000
                                                      ============

The seller has been advised by the underwriters that the several underwriters propose initially to offer the 2001-A term notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for the 2001-A term notes. The Underwriters may allow, and the dealers may re-allow to other dealers, a subsequent concession not in excess of the percentage set forth below for the 2001-A term notes. After the initial public offering, the public offering price and these concessions may be changed.



                                              Selling
                                             Concession     Re-allowance
                                             ----------     ------------
2001-A term notes                               0.12 %          0.07 %

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the 2001-A term notes in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the 2001-A term notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the 2001-A term notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the 2001-A term notes originally sold by that syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the 2001-A term notes to be higher than they would otherwise be in the absence of those transactions. Neither the seller nor any of the underwriters represent that the underwriters will engage in these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.

We will receive proceeds of approximately $748,500,000 from the sale of the 2001-A term notes, representing 99.800000% of the principal amount of the 2001-A term notes, after paying the underwriting discount of $1,500,000, representing
0.20 % of the principal amount of the 2001-A term notes. Additional offering expenses are estimated to be $300,000.

                                 LEGAL OPINIONS

In addition to the legal opinions described in the prospectus, some of the legal matters relating to the 2001-A term notes will be passed upon for the underwriters by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and a number of its affiliates.

                           GLOSSARY OF PRINCIPAL TERMS


The following are given the meanings shown below to help describe the payments and cash flows on the notes and the certificates.

2001-A Term Note Interest Rate means, for any Monthly Distribution Date, an interest rate equal to USD One-Month LIBOR plus 0.09% per annum.

2001-A  Term Notes  Monthly  Available  Amount has the meaning set forth on page
S-17.

2001-A Term Notes Monthly Carrying Costs has the meaning set forth on page S-18.

2001-A Term Note Targeted Final Payment Date has the meaning set forth on page S-12.

2001-A Term Notional Amount for any day during a Collection Period equals the Unaccumulated Principal Balance of the 2001-A term notes as of that day, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

Additional Trust Principal means, for any Monthly Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount or to cover unreimbursed Trust Charge-Offs on that Monthly Distribution Date.

Aggregate Certificateholders' Interest means, for any Monthly Distribution Date, an amount equal to the sum of (a) the Certificateholders' Interest for all classes of certificates for that Distribution Date and (b) the Certificateholders' Interest Carryover Shortfall for the preceding Monthly Distribution Date.

Aggregate Revolver Interest means, for any Monthly Distribution Date, the sum of
(a) the Revolver Interest for all series of revolving notes for that Monthly Distribution Date and (b) the Revolver Interest Carryover Shortfall for the preceding Monthly Distribution Date.

Applicable Revolving Note Notional Amount means, with respect to any revolving note, for any day during a Collection Period, the outstanding principal balance of such revolving note as of that day, after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

Applicable Series Notional Amount means, with respect to a series of term notes, for any day during a Collection Period, the Unaccumulated Principal Balance of that series as of that day, after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

Available Trust Interest means, for any Distribution Date, the sum of

     (1) Trust Interest Collections;

     (2) Shared Investment Proceeds;

     (3) the net amounts, if any, paid to the trust under the 2000-A certificates basis swap; and

     (4) the portion of the purchase price to be included in Available Trust Interest if the Servicer exercises its option to purchase the assets of the trust as described below under "Optional Purchase by the Servicer."

Available Trust Principal means

     (a) for any day during a Collection Period, Trust Principal Collections for
     that  day  minus  any  amounts   paid  on  that  day  to  the  Servicer  as
     reimbursement for outstanding Servicer Liquidity Advances and

     (b) on the Monthly Distribution Date related to that Collection Period, the sum of

          (1) Additional Trust Principal, if any, for that Monthly Distribution Date,

          (2) the Cash Collateral Amount on that Monthly Distribution Date and

          (3) if that Monthly Distribution Date is related to the Wind Down Period or an Early Amortization Period for the trust or to the Payment Period for the term notes, and if the amount on deposit in the Reserve Fund on that Distribution Date exceeds zero, the Supplemental Principal Allocation for that current Monthly Distribution Date.

Business Day means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, be closed.

Cash Accumulation Account means an Eligible Deposit Account established and maintained by the Servicer with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the 2001-A term notes. Funds in the Cash Accumulation Account will be invested in Eligible Investments. The Cash Accumulation Account will constitute a Designated Account, but the Cash Accumulation Account Earnings will not constitute Shared Investment Proceeds for purposes of the definition of Available Trust Interest. Cash Accumulation Account Earnings will be maintained in the Cash Accumulation Account.

Cash Accumulation Account Earnings for a Monthly Distribution Date means investment earnings during the related Collection Period on funds deposited in the Cash Accumulation Account, net of losses and investment expenses with respect to these funds.

Cash Accumulation Event means, for the 2001-A term notes, each of the Early Amortization Events, except for Early Amortization Events which are also Rapid Amortization Events, and the commencement of a Wind Down Period for the trust.

Cash Accumulation Period means, for the 2001-A term notes, a period beginning on the occurrence of a Cash Accumulation Event and ending on the earliest of:

     (1) the date on which the 2001-A term notes are paid in full,

     (2) the occurrence of a Rapid Amortization Event for the 2001-A term notes,

     (3) the Trust Termination Date and

     (4) under the limited circumstances described above under "--Application of Principal Collections by the Trust--Revolving Period," the recommencement of the Revolving Period for the trust.

Cash Accumulation Reserve Fund means an Eligible Deposit Account established and maintained by the trust in the name of the indenture trustee for the benefit of the holders of the 2001-A term notes. The Cash Accumulation Reserve Fund is available for the payment of interest on the 2001-A term notes to the extent described under "The Transfer and Servicing Agreements--Application of Interest Collections" in this prospectus supplement.

Cash   Accumulation   Reserve  Fund  Deposit  Amount  means,   for  any  Monthly
Distribution Date, the excess, if any, of the Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Cash Accumulation Reserve Fund.

Cash Accumulation Reserve Fund Release Amount for a Monthly Distribution Date can never be less than zero and is always equal to zero except during a Cash Accumulation Period or a Rapid Amortization Period when it is calculated as follows:


Cash Accumulation Reserve =   ((CAB) x 2001-A Term Note Interest Rate x Actual Days) - (Interest Earned)
Fund Release Amount           -----------------------------------------------------
                                                                             360

where:

          CAB is the sum of (a) the daily average balance in the Cash Accumulation Account and (b) the daily average balance in the Note Distribution Subaccount in respect of the 2001-A term notes prior to any deposits or withdrawals in respect of principal into those accounts on that Monthly Distribution Date; provided that earnings on those accounts during the related Collection Period will be excluded from those balances.

          Actual Days is the actual numbers of days elapsed from and including the prior Monthly Distribution Date to but excluding that Monthly Distribution Date.

          Interest Earned is the sum of the Cash Accumulation Account Earnings and the Note Distribution Subaccount Earnings during the related Collection Period.

Cash Accumulation Reserve Fund Required Amount means, with respect to any Determination Date, the sum of (1) the present value, discounted at 2.5% per annum, of the Monthly Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which the calculation is being made to the Monthly Distribution Date preceding the Targeted Final Payment Date for the 2001-A term notes and (2) $218,750.

Class A Certificate Notional Amount for any day during a Collection Period equals the outstanding certificate balance of the 2000-A certificates as of the last day of that Collection Period, including after giving effect to unreimbursed Trust Charge-Offs as of the close of business on the Monthly Distribution Date during that Collection Period.

Certificate Payment Date shall have the meaning set forth on page S-16.

Certificate Rate means for the 2000-A certificates issued on the initial closing date a rate equal to, with respect to any Certificate Payment Date, the product of (1) a fraction, the numerator of which is the number of days elapsed from and including the prior Certificate Payment Date to but excluding that Certificate Payment Date and the denominator of which is 360 and (2) USD Three-Month LIBOR plus 0.43% or, if the 2000-A certificates have not been paid in full on their Targeted Final Payment Date or the Fully Funded Date occurs for all outstanding series of notes, then USD One-Month LIBOR plus 0.43%.

Certificateholders' Interest means, for any Monthly Distribution Date, for any class of certificates, the product of (a) the certificate balance (without reduction for unreimbursed Trust Charge-Offs) for that class on the prior Monthly Distribution Date (or, in the case of the first Monthly Distribution Date following the issuance of that class of certificates, on the related closing date) plus the initial certificate balance (without reduction for unreimbursed Trust Charge-Offs) of any certificates of that class issued since that prior Monthly Distribution Date and (b) the Certificate Rate for that class for that Monthly Distribution Date.

Certificateholders' Interest Carryover Shortfall means, for any Monthly Distribution Date, the excess of (a) the Aggregate Certificateholders' Interest for that Monthly Distribution Date over (b) the amount that was actually deposited in the Certificate Distribution Account on that Monthly Distribution Date in respect of Aggregate Certificateholders' Interest.

Deficiency Amount has the meaning specified on page S-20.

Determination Date means the tenth day of each calendar month, or if the tenth day is not a Business Day, the next succeeding Business Day.

Eligible Investments means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which, at the time made, evidence:

     (a) direct obligations of and which are fully guaranteed as to timely payment by, the United States of America;

     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or any U.S. branch of a foreign bank; the depository institution or trust company shall be supervised and examined by federal or state banking or depository institution authorities; provided, however, that at any time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations, other than those obligations the rating of which is based on the credit of a person or entity other than that depository institution or trust company, thereof shall have a credit rating from each of the rating agencies then rating the obligations in the highest investment category granted thereby;

     (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the rating agencies then rating that commercial paper in the highest investment category granted thereby;

     (d) investments in money market or common trust funds having a rating from each of the rating agencies then rating those funds in the highest investment category granted thereby for money market funds, including funds for which the indenture trustee or the owner trustee or any of their respective affiliates is an investment manager or advisor, so long as those fund shall have that rating, provided, however, that no funds in the Cash Accumulation Account or the Note Distribution Subaccount for the 2001-A term notes shall be invested in Eligible Investments described in this clause (d);

     (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a person or entity with the required deposit rating or otherwise approved by the rating agencies; and

     (g) any other investment permitted by each of the rating agencies, in each case, other than as permitted by the rating agencies, maturing not later than the Business Day immediately preceding the next Monthly Distribution Date.

As used in this definition, a rating is in the "highest investment category" without regard to relative gradations within that category so that, for example, commercial paper with a rating of either A-1 or A-1+ is considered to be in the "highest investment category."

Final Revolving Period Termination Date has the meaning set forth on page S-22.

Fully Funded Date means, with respect to a series of notes, the day on which:

     (a) for the 2001-A term notes,

          (1) the sum of the amounts on deposit in the Cash Accumulation Account plus the amount on deposit in the Note Distribution Subaccount for the 2001-A term notes for the payment of principal equals the outstanding principal balance of the 2001-A term notes or

          (2) the 2001-A term notes have been paid in full;

     (b) for each other outstanding series of term notes,

          (1) the outstanding principal balance of that series has been reduced to zero,

          (2) an amount equal to the principal balance has been set aside in a segregated account for the benefit of the notes or

          (3) some other arrangement with respect to the repayment of principal of the Notes has been made which is satisfactory to the rating agencies; or

     (c) for the revolving notes, the principal balance has been reduced to zero and the Specified Maximum Revolver Balance has been reduced to zero.

LIBOR Business Day means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

Monthly Available Amount means, for any Monthly Distribution Date, the aggregate of the 2001-A Term Notes Monthly Available Amount, any revolving note monthly available amount and the comparable monthly available amounts for each other series of term notes and revolving notes, if any.

Monthly Carrying Costs means, for any Monthly Distribution Date, the aggregate of the 2001-A Term Notes Monthly Carrying Costs, the Series 2000-A term notes monthly carrying costs, any Revolving Note Monthly Carrying Costs and the comparable monthly carrying costs for each other series of term notes and revolving notes, if any.

Monthly Distribution Date means the 15th day of each month, or if such day is not a business day, then the next succeeding day which is a business day.

The Monthly Mismatch Amount for a Monthly Distribution Date is calculated as follows:

Monthly Mismatch Amount = (Term Note Balance) x (Mismatch Rate)
                                                 -------------
                                                      12

     where:

     Term Note Balance is the outstanding principal balance on the 2001-A term notes on the Monthly Distribution Date on which the Cash Accumulation Reserve Fund Required Amount is being calculated after distribution of principal on that Monthly Distribution Date, and

          Mismatch Rate is 0.215%.

Note Distribution Subaccount means an account in which the Servicer will maintain all the funds deposited in the Note Distribution Account in respect of principal for a series of term notes beginning its Payment Period. This account may only be kept on the trust's books.

Noteholders' Interest means, for any Monthly Distribution Date,

     (a) with respect to the 2001-A term notes, the sum of

          (1) the product of

               (A) the outstanding principal balance of the 2001-A Term Notes on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the outstanding principal balance on the 2001-A term note closing date), and

               (B) the 2001-A Term Note Interest Rate for the related Monthly Distribution Date, and

               (C) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the 2001-A term note closing date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

(2) the excess of the Noteholders' Interest with respect to the 2001-A term notes for the prior Monthly Distribution Date over the amount of funds that were deposited in the 2001-A Note Distribution Account on the preceding Monthly Distribution Date.

     (b) with respect to any series of term notes other than the 2001-A term notes, the amount required to be paid as, or set aside for payment of, interest on that series of term notes on the Monthly Distribution Date under its terms, including any interest payable as a result of shortfalls from prior Monthly Distribution Dates, and

     (c) with respect to any series of revolving notes, the sum of

          (1) the Revolver Interest and

          (2) the share of the Revolver Interest Carryover Shortfall, if any, in each case, for that series of revolving notes for that Distribution Period.

One Month Reference Bank Rate means, for a Monthly Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Monthly Distribution Date or prior to the first day of the related Collection Period, as applicable, to prime banks in the London interbank market for a period of one month commencing on such preceding Monthly Distribution Date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates issued by the trust for which such One Month Reference Bank Rate is being determined. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the seller, as of 11:00 a..m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates. If no such quotation can be obtained, the rate will be USD One-Month LIBOR for the prior Monthly Distribution Date.

Principal Allocation Percentage for a referent series of notes, which requires Available Trust Principal to be retained or set aside during any period to fund principal payments with respect to the referent series on any date, is calculated as follows:

     (1) if that date does not relate to a Wind Down Period or an Early Amortization Period for the trust:


                                         (Aggregate Principal Balance of Referent Series)
     Principal Allocation Percentage=    ------------------------------------------------
     for a Referent Series               (Sum of Aggregate Principal Balance for all
                                         Referent Series)

     where:

          Aggregate Principal Balance of Referent Series is

               (A) with respect to any referent series of term notes, the aggregate initial principal balance with respect to that referent series or

               (B) with respect to any referent series of revolving notes, the outstanding principal balance of that referent series as of the close of business on the day preceding the first day of the Payment Period with respect to that series.

          Sum of Aggregate Principal Balance for all Referent Series is the sum of the Aggregate Principal Balance of Referent Series for each series of notes which is on that date a referent series.

     (2) if that date relates to a Wind Down Period or an Early Amortization Period for the trust:


                                           (Aggregate Principal Balance of Referent Series)
Principal Allocation Percentage =          ------------------------------------------------
for a Referent Series                      (Sum of Aggregate Principal Balance for each
                                           Series of Notes)

     where:

          Aggregate Principal Balance of Referent Series is the aggregate outstanding principal balance of the referent series then outstanding on the last day of the Revolving Period

          Sum of Aggregate Principal Balance for each Series of Notes is the sum of the Aggregate Principal Balance of Referent Series for all series then outstanding on the last day of the Revolving Period, except for any series the principal balance of which has been fully paid or provided for, calculated for this purpose as though each outstanding series is a Referent Series on that date.

Quarterly Distribution Date means with respect to the 2000-A term notes, the 2000-RN2 revolving note and the 2000-A certificates, the 15th day of each January, April, July and October, or if such day is not a Business Day, the next succeeding Business Day.

A Rapid Amortization Event for the 2001-A term notes will be:

     (1) specified insolvency events relating to General Motors, the Servicer, if not GMAC, GMAC, or the seller,

     (2) either the trust or the seller becomes required to register as an "investment company" within the meaning of the Investment Company Act of 1940 and

     (3) on any Monthly Distribution Date, the balance in the Cash Accumulation Reserve Fund would be less than $218,750 after giving effect to all withdrawals and additions on that Monthly Distribution Date.

Items (2) and (3) above are not Early Amortization Events for the trust.

Rapid Amortization Period for the 2001-A term notes means a period commencing upon the occurrence of a Rapid Amortization Event and ending on the earliest of
(a) the date on which the 2001-A term notes are paid in full and (b) the Trust Termination Date.

Remaining Interest Amounts means, with respect to a series of notes, each of the amounts designated as Remaining Interest Amounts under clause (2) of "The Transfer and Servicing Agreements - Application of Interest Collections".

Required Payment means, for any series of term notes other than the 2001-A term notes, the amount of principal, if any, required by the terms of the term notes to be due and payable, or to be set aside in anticipation of a future payment of principal, on any specified date or dates. The term Required Payment is not used herein to describe amounts owing or required to be set aside for the 2001-A term notes.

The Required Payment Period Length, as of a Determination Date, is calculated as follows, with figures rounded up to the nearest whole integer:


Required  Payment    (Outstanding Note Principal Balance) + (certificate balance)
                     ---------------------------------------------------------------------
Period Length =      (Recent Minimum Daily Trust Balance) x (Minimum Monthly Payment Rate)


where:

     Outstanding Note Principal Balance is the outstanding principal balance of all 2001-A term notes and all other notes with scheduled Payment Periods during the Payment Period for the 2001-A term notes;

     Recent Minimum Daily Trust Balance is the minimum expected Daily Trust Balance during the period between that Determination Date and December 31, 2003 as determined by the Servicer; and

     Minimum Monthly Payment Rate is the minimum Monthly Payment Rate during the twelve Collection Periods preceding that Determination Date.

Reserve Fund Deposit Amount means, for any Monthly Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund after taking into account any withdrawals from the Reserve Fund on that Monthly Distribution Date.

Reserve Fund Funding Condition has the meaning set forth on page S-55.

Reserve Fund Required Amount means,

     (a) for any Monthly Distribution Date during the Revolving Period or Wind Down Period, 6.0% of the Maximum Pool Balance as of that Monthly Distribution Date, or if, as of that Monthly Distribution Date, the long-term debt obligations of GMAC are rated less than "BBB-" by Standard & Poor's Ratings Services, then 7.0%.

     (b) for any Monthly Distribution Date during any Early Amortization Period occurring prior to the Fully Funded Date for all series of notes, 6.0% of the Maximum Pool Balance as of the last day of the Revolving Period, or if, as of the last day of the Revolving Period the long-term debt obligations of GMAC are rated less than "BBB--" by Standard & Poor's Ratings Services, then 7.0%;

     and

     (c) for any Monthly Distribution Date falling on or after the Fully Funded Date for all series of notes, zero.

Revolver Interest means, for any Monthly Distribution Date, for any series of revolving notes, the product of (a) the average daily Series Net Revolver Balance for the series of revolving notes during the related Collection Period and (b) the Revolver Interest Rate for the series of revolving notes for the Monthly Distribution Date.

Revolver Interest Carryover Shortfall means, for any Monthly Distribution Date, the excess of (a) the Aggregate Revolver Interest for the Monthly Distribution Date over (b) the amount that was actually deposited in the Revolver Distribution Account on the Monthly Distribution Date in respect of Aggregate Revolver Interest.

Revolver Interest Rate for any revolving note to be issued has the meaning set forth on page [S-18].

Revolving Note Monthly Available Amount has the meaning set forth on page S-14.

Revolving Note Monthly Carrying Costs has the meaning set forth on page S-19.

Scheduled Revolving Period Termination Date has the meaning set forth on page S-22.

Series Net Revolver Balance means, with respect to any series of revolving notes, for any date, the aggregate outstanding principal balance under the series of revolving notes minus any amounts on deposit in the Revolver Distribution Account on that date for the payment of principal on that series of revolving notes.

Series Shortfall means, for a series of notes, each of the amounts designated as a Series Shortfall in clause (2) under "The Transfer and Servicing Agreements -- Application of Interest Collections."

Servicer Liquidity Advance means, for any series of term notes the terms of which provide for a Servicer Liquidity Advance, an advance by the Servicer to the trust made to the extent a required principal payment for any series of Notes for any Monthly Distribution Date cannot otherwise be made, after giving effect to all issuances of securities and additional borrowings under the revolving notes on that Monthly Distribution Date, as they are available. However, the Servicer can only make Servicer Liquidity Advances to the extent that the Servicer, in its sole discretion, expects to recover those advances from subsequent Trust Principal Collections. Servicer Liquidity Advances with respect to a series of term notes will be reimbursed (a) if Available Trust Principal is being set aside for that series of term notes, out of that series' share of Available Trust Principal and (b) if Available Trust Principal is not being set aside for term notes, out of a portion of Trust Principal Collections not to exceed a fraction, the numerator of which is the outstanding principal balance of that series of term notes and the denominator of which is the outstanding balance of all series of notes as of that date. The terms of the 2001-A term notes do not provide for the Servicer to make Servicer Liquidity Advances.

Shared Investment Proceeds means all Investment Proceeds other than (A) Cash Accumulation Account Earnings, (B) Note Distribution Subaccount earnings for the 2001-A term notes, (C) Investment Proceeds from the Cash Accumulation Reserve Fund and (D) Investment Proceeds from any other account established for other series of term notes in which funds are accumulated to pay principal on the notes at designated times.

Specified Maximum Revolver Balance has the meaning set forth on page S-14.

Specified Support Arrangement means any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holders of one or more series or classes of securities, other than the Reserve Fund, whether or not that arrangement is an asset of the trust and is so designated. As of the 2001-A term note closing date, the Specified Support Arrangements will consist of the basis swaps, the Cash Accumulation Reserve Fund and the cash accumulation reserve fund for the benefit of the 2000-A term notes. Specified Support Arrangements for the benefit of any series or classes of securities, including those established in connection with the issuance of any securities after the 2001-A term note closing date, may not inure to the benefit of other securities, including the 2001-A term notes, issued by the trust.

Supplemental Principal Allocation means, for any Monthly Distribution Date related to the Wind Down Period or an Early Amortization Period for the trust or related to the Payment Period for the term notes, an amount not less than zero and equal to the lesser of:

     (a) the excess, if any, of

          (1) the product of

               (A) the percentage equivalent of a fraction which will never exceed 100%, the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all receivables, including receivables owned by GMAC, in the dealer accounts included in the pool of accounts, in each case, as of the termination of the Ordinary Revolving Period, and

               (B) the aggregate amount of Principal Collections on all receivables, including receivables held by GMAC, in the dealer accounts in the pool of accounts for each day during the related Collection Period over

          (2) the aggregate amount of Trust Principal Collections for each day during the related Collection Period provided that no amount will be included pursuant to clause (1)(B) or (2) for any day in that Collection Period that occurred during the Ordinary Revolving Period and

     (b) an amount equal to

          (1) the Daily Trust Balance as of the termination of the Ordinary Revolving Period plus

          (2) the Cash Collateral Amount on the last day of the Ordinary Revolving Period minus

          (3) the Available Trust Principal for each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through but excluding that current Monthly Distribution Date minus

          (4) the amount added to unreimbursed Trust Charge-Offs on each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through and including that current Monthly Distribution Date minus

          (5) Available Trust Principal for that current Monthly Distribution Date, assuming the Supplemental Principal Allocation for that Monthly Distribution Date was zero.

For purposes of this definition, Ordinary Revolving Period means the period ending on the business day preceding the commencement of the Wind Down Period or the Early Amortization Period for the trust or the Payment Period for the 2001-A term notes.

Targeted Final Distribution Date for the 2001-A certificates has the meaning specified on page S-16.

Three Month Reference Bank Rate means, for a Quarterly Distribution Date, a rate determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will be four major banks that are engaged in transactions in the London interbank market, selected by the indenture trustee after consultation with the seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Quarterly Distribution Date or prior to the first day of the third Collection Period preceeding such Quarterly Distributed Date, as applicable, to prime banks in the London interbank market for a period of three months commencing on such preceding Quarterly Distribution Date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates issued by the trust for which such Three Month Reference Bank Rate is being determined. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the indenture trustee after consultation with the seller, as of 11:00 a..m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of three months commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the applicable series of notes or class of certificates. If no such quotation can be obtained, the rate will be USD Three-Month LIBOR for the prior Quarterly Distribution Date.

Trust Interest Allocation means, for any series of notes, for any Monthly Distribution Date, an amount equal to the product of (1) Available Trust Interest less the amounts paid to the servicer under clause 1(a) under the "The Transfer and Servicing Agreements -- Application of Interest Collections" and
(2) the Trust Interest Allocation Percentage for that series.

Trust Interest Allocation Percentage means, for any series of notes, for any Monthly Distribution Date, a fraction calculated as set forth in the following equation:


Trust Interest =                      (UPB of Note Series)
Allocation Percentage
                        ------------------------------------------------------
                         (UPB of all Term Notes) + (UPB of all Revolving Notes)

where:

     UPB of Note Series is

          (1) for a series of term notes, the Unaccumulated Principal Balance for that series of term notes and

          (2) for a series of revolving notes, the daily average outstanding principal balance for that series of revolving notes during the related Collection Period;

     UPB of all Term Notes is the Unaccumulated Principal Balances of all series of term notes then outstanding; and

     UPB of all Revolving Notes is the daily average of the outstanding principal balance of all revolving notes during the related Collection Period.

Trust Interest Collections means, for any Monthly Distribution Date, an amount equal to the sum of (1) the product of (a) the Trust Percentage and (b) Interest Collections for the related Collection Period and (2) recoveries during the related Collection Period on Eligible Receivables that have previously become defaulted receivables. If, on any Monthly Distribution Date, the Servicer does not make a servicer advance in the amount of the full Deficiency Amount, Trust Interest Collections for the Monthly Distribution Date will be adjusted to give effect to the actual percentage of Eligible Receivables in those dealer accounts in the pool of accounts in which the full amount of interest due for the related Collection Period was not collected. The adjustment will not affect the amount of interest allocated to the trust with respect to the other dealer accounts in the pool of accounts.

Trust Percentage means, for any Monthly Distribution Date, the percentage equivalent of a fraction never to exceed 100%, the numerator of which is the average Daily Trust Balance during the related Collection Period and the denominator of which is the average daily aggregate principal balance of all receivables, including receivables owned by GMAC, in the dealer accounts included in the pool of accounts during the related Collection Period.

Trust Principal Collections means, for any date, the sum of (a) the amount of Principal Collections on receivables held by the trust and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on that date.

Unaccumulated Principal Balance means, with respect to any series of term notes as of a Monthly Distribution Date,

     (1) the daily average of the outstanding principal balance of the term notes during the related Collection Period minus

     (2) with respect to the 2001-A term notes, the daily average during the related Collection Period of the sum of

          (a) the amount of funds on deposit in the Cash Accumulation Account and

          (b) the amount of funds on deposit in the Note Distribution Account in respect of the outstanding principal balance of the 2001-A term notes or, with respect to other series of term notes, the daily average of the amount of funds on deposit in any account during the related Collection Period for which funds are accumulated to pay principal on that series as specified under the terms of that series of term notes.

Unsatisfied Deficiency Amount has the meaning specified on page S-20.

USD One-Month LIBOR means, with respect to each applicable series of notes or class of certificates issued by the trust on each Monthly Distribution Date, means the rate for deposits in U.S. Dollars for a period of one month which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time,

          (x) for the 2000-A term notes, the 2001-A term notes and the 2000-A certificates, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date preceeding that Monthly Distribution Date, or, with respect to the initial Monthly Distribution Date for the 2001-A term notes, two LIBOR Business Days prior to the 2001-A term notes closing date and

          (y) for the revolving notes, on the day that is two LIBOR Business Days prior to the first day of the related Collection Period preceeding such Quarterly Distribution Date.

If the rate does not appear on that page or any other page that may replace page 3750 on the Telerate service, or if the Telerate service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the seller. If no other service is available, then the rate will be the One Month Reference Bank Rate.

USD Three-Month LIBOR means, with respect to each applicable series of notes or class of certificates issued by the trust on each Quarterly Distribution Date, the rate for deposits in U.S. Dollars for a period of three months which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time,

          (x) for the 2000-A term notes and the 2000-A certificates, on the day that is two LIBOR Business days prior to the Quarterly Distribution Date preceeding that Quarterly Distribution Date and

          (y) for the 2000-RN2 revolving notes, on the day that is two LIBOR Business Days prior to the first day of the third Collection Period.

If the rate does not appear on that page or any other page that may replace page 3750 on the Telerate service, or if the Telerate service is no longer offered, then the indenture trustee will select the appropriate rate from another service for displaying LIBOR or comparable rates after consultation with the seller. If no service is available, then the rate will be the Three Month Reference Bank Rate.

                                     ANNEX A

                  SUPERIOR WHOLESALE INVENTORY FINANCING TRUST VI MONTHLY SERVICER REPORT FOR THE DECEMBER 2000 COLLECTION PERIOD


                               GMAC SWIFT TRUST VI
                                   SERIES 2000
                                  December 2000




   I    Initial SWIFT VI Series 2000-A Statistics

                  Trust Cap                                                  $3,375,000,000.00
                  Pool Balance at Initial Cut-Off Date                       $5,335,340,625.30
                  Initial Trust Balance                                      $1,375,000,000.00
                  Offered Term Note                                          $1,250,000,000.00
                  Certificate Balance                                          $125,000,000.00
                  Revolving Note 1                                             $900,000,000.00
                  Revolving Note 2                                             $350,000,000.00
                  Revolving Note 3  (December 19, 2000)                        $750,000,000.00
                  Reserve                                                      $247,500,000.00
                  Cash Accumulation Reserve                                     $17,144,000.00

  II    Current Collection Period Statistics

             Pool and Trust Statistics

                  Beginning Pool Balance                                     $5,129,149,029.69

                  New A/R Principal                                          $2,164,710,166.95
                  Principal Reductions                                     ($1,496,319,200.11)
                  Factory Credits/Warranty Repurchases                       ($202,303,577.69)
                  Partial Pay-Off Account                                       $15,689,980.44
                  Administrative Repurchases                                             $0.00
                  Defaulted Receivables                                                  $0.00
                                                                          ---------------------
                       Net Change in Pool Balance                              $481,777,369.59
                                                                          =====================

                  Ending Pool Balance                                        $5,610,926,399.28
                  Average Daily Pool Balance                                 $5,305,935,924.86

                  Beginning Trust Balance                                    $2,625,000,000.00
                  Ending Trust Balance                                       $3,375,000,000.00
                  Average Daily Trust Balance                                $2,939,516,129.03

                  Beginning Cash Collateral Amount                                       $0.00
                  Ending Cash Collateral Amount                                          $0.00
                  Average Daily Cash Collateral Amount                                   $0.00

                  Beginning Cash Accumulation Account                                    $0.00
                  Ending Cash Accumulation Account                                       $0.00
                  Average Daily Cash Accumulation Account                                $0.00

                  Beginning Cash Accumulation Reserve Fund Account              $16,030,013.18
                  Ending Cash Accumulation Reserve Fund Account                 $15,750,149.49
                  Change in Cash Accumulation Reserve Fund Account                 $279,863.69

                  Beginning Cash Accumulation Account Earnings                           $0.00
                  Ending Cash Accumulation Account Earnings                              $0.00
                  Average Daily Cash Accumulation Account Earnings                       $0.00

                  Excess Available Receivable Balance                        $1,649,080,784.59

                  Defaulted Receivables - Eligible                                       $0.00
                  Defaulted Receivables - Ineligible                                     $0.00

                  Gross Weighted Average Receivable Rate                                 9.48%
                  Weighted Average Cost of Wholesale Incentive Plan                      0.16%

             Securities Balances

                  Beginning Offered Term Note Balance                        $1,250,000,000.00
                  Ending Offered Term Note Balance                           $1,250,000,000.00
                  Average Daily Offered Term Note Balance                    $1,250,000,000.00



                  Beginning Certificate Balance                                $125,000,000.00
                  Ending Certificate Balance                                   $125,000,000.00
                  Average Daily Certificate Balance                            $125,000,000.00


                  Beginning Revolving Note RN -1Balance                         900,000,000.00
                  Ending Revolving Note RN-1 Balance                            900,000,000.00
                  Average Daily Revolving Note RN-1 Balance                     900,000,000.00

                  Beginning Revolving Note RN -2Balance                         350,000,000.00
                  Ending Revolving Note RN-2 Balance                            350,000,000.00
                  Average Daily Revolving Note RN-2 Balance                     350,000,000.00

                  Beginning Revolving Note RN -3Balance                                      -
                  Ending Revolving Note RN-3 Balance                            750,000,000.00
                  Average Daily Revolving Note RN-3 Balance                     314,516,129.03



III     Trust Percentage & Trust Interest Collections

                  Average Offered Term Note Balance                          $1,250,000,000.00
                  Average Daily Revolving RN -1 Balance                        $900,000,000.00
                  Average Daily Revolving RN -2 Balance                        $350,000,000.00
                  Average Daily Revolving RN -3 Balance                        $314,516,129.03
                  Average Certificate Balance                                  $125,000,000.00
                                                                          ---------------------

                  Average Daily Trust Balance                                $2,939,516,129.03
                                                                          =====================

                  Average Daily Pool Balance                                 $5,305,935,924.86

                  Total Interest Collected                                      $42,810,281.92
                  Trust Percentage                                               55.400520675%

                  Trust Interest Collections                                    $23,717,119.09




                                                                 GMAC SWIFT TRUST VI
                                                                    SERIES 2000-A
                                                                    December 2000
IV    Distribution of Trust Interest
      ------------------------------

                                                                                   Beginning
                                                                                   Note Distribution       Current Month
        Available Trust                                                            Account Balance         Actual Amounts
        Interest:
                                                                                   ------------------  ---------------------------


      Trust Interest Collections                                                                                $23,717,119.09

      Proceeds to Trust (Certificate Basis Swap)                                                                         $0.00


      Minimum Investment Proceeds                                                                                 1,435,014.03
                                                                                                           -------------------

                                                                                   Total                           25152133.12

      Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)                                   $2,449,596.77

      Net Payments (proceeds) for Term Note and Revolving Note (Basis Swap)                                       ($15,657.30)

      Term Note Interest       Interest Rate  (3 Mo.                   6.92813%
                               LIBOR+.13%)
                               Average Daily Balance          $1,250,000,000.00    $14,433,604.16               $7,697,922.22
                               # of Days of Interest                         32

      Revolving Note RN-1      Interest Rate  (LIBOR+.28%)             7.10125%
                               Average Daily Balance               $900,000,000    N/A                             5503468.75
                               # of Days in Collection                       31
                               Period


      Revolving Note RN-2      Interest Rate  (3 Mo.                   7.07500%
                               LIBOR+.26%)
                               Average Daily Balance               $350,000,000    $4,195,868.06                   2132326.39
                               # of Days in Collection                       31
                               Period

      Revolving Note RN-3      Interest Rate  (LIBOR+.27%)             6.98000%
                               Average Daily Balance               $314,516,129    N/A                           1,890,416.67
                               # of Days in Collection                       31
                               Period

                                                            Subtotal                                           $19,658,073.50
                                                                                                           ==================

                               Interest Available After Notes                                                    $5,494,059.62

      Certificate Basis Swap Payment                                                                                 $2,354.06

      Servicer Advances Not Previously Reimbursed                                                                        $0.00

      Reserve Fund Deposit Amount                                                                                        $0.00

      Cash Accumulation Reserve Fund Deposit Amount                                                                      $0.00

      Certificate Interest     Interest Rate (3 Mo.                    7.22813%
                               LIBOR+.43%)
                               Average Daily Balance            $125,000,000.00    $1,505,860.42                   $803,125.56
                               # of Days of Interest                         32

      Trust Defaulted Amount                                                                                             $0.00

      Unreimbursed Trust Charge-Offs                                                                                     $0.00
                                                                                                           -------------------
                                                            Seller Excess Interest+ Drawn Amount                 $4,688,580.00
                                                                                                           ===================
      Cash Accumulation Reserve Fund Draw Amount                                                                   $280,446.74

                                                                        Seller Excess Interest +                    4969026.736
                                                                         Draw Amount                       ====================





IV    Distribution of Trust Interest
      ------------------------------
                                                                                                               Ending
                                                                                        Required           Note Distribution
                                                                                      Distribution          Account Balance
        Available Trust
        Interest:                                                                  -------------------     ------------------



      Trust Interest Collections

      Proceeds to Trust (Certificate Basis Swap)


      Minimum Investment Proceeds




      Monthly Service Fee (1/12 of 1% of Average Daily Trust Invested Balance)

      Net Payments (proceeds) for Term Note and Revolving Note (Basis Swap)

      Term Note Interest       Interest Rate  (3 Mo.                   6.92813%
                               LIBOR+.13%)
                               Average Daily Balance          $1,250,000,000.00       $22,131,526.38               $0.00
                               # of Days of Interest                         32

      Revolving Note RN-1      Interest Rate  (LIBOR+.28%)             7.10125%
                               Average Daily Balance               $900,000,000        $5,503,468.75                 N/A
                               # of Days in Collection                       31
                               Period


      Revolving Note RN-2      Interest Rate  (3 Mo.                   7.07500%
                               LIBOR+.26%)
                               Average Daily Balance               $350,000,000           6328194.45               $0.00
                               # of Days in Collection                       31
                               Period

      Revolving Note RN-3      Interest Rate  (LIBOR+.27%)             6.98000%
                               Average Daily Balance               $314,516,129         1,890,416.67                N/A
                               # of Days in Collection                       31
                               Period

                                                            Subtotal


                               Interest Available After Notes

      Certificate Basis Swap Payment

      Servicer Advances Not Previously Reimbursed

      Reserve Fund Deposit Amount

      Cash Accumulation Reserve Fund Deposit Amount

      Certificate Interest     Interest Rate (3 Mo.                    7.22813%
                               LIBOR+.43%)
                               Average Daily Balance            $125,000,000.00           2308985.98               $0.00
                               # of Days of Interest                         32

      Trust Defaulted Amount

      Unreimbursed Trust Charge-Offs

                                                            Seller Excess Interest+

      Cash Accumulation Reserve Fund Draw Amount

V        Summary


      (A)    Coverage of Deficiency Amount
                Deficiency Amount                                                $0.00

                Deficiency Amount Covered by Servicer Advance                    $0.00
                   (a)  Monthly Service Fee                                      $0.00

                   (b)  (1)  Aggregate Term Noteholders' Interest                $0.00
                          (2)  Revolver                                          $0.00
             Interest
                          (3)  Specified Support Arrangements                    $0.00
             Payments
                   (c)  Aggregate Certificateholders' Interest                   $0.00

                Unsatisfied Deficiency Amount                                    $0.00

                Unsatisfied Deficiency Amount Covered by Reserve                 $0.00
                   (a)  Monthly Service Fee                                      $0.00
                   (b)  (1)  Aggregate Term Noteholders' Interest                $0.00
                          (2)  Revolver                                          $0.00
             Interest
                          (3)  Specified Support Arrangements                    $0.00
             Payments
                   (c)  Aggregate Certificateholders' Interest                   $0.00

                   (d)  Servicer Advances not previously                         $0.00
             reimbursed
                   (e)  Trust Defaulted Amount                                   $0.00


             Beginning Unreimbursed Trust Charge-Offs                            $0.00
      (B)       Plus: Trust Charge-Offs (Prior Trust Defaulted                   $0.00
             Amount)
                Plus: Trust Defaulted Amounts(Current)                           $0.00

                Less: Amount Covered by Trust Interest Collections               $0.00
                Less: Reserve Fund Draw Amount                                   $0.00
                                                                   --------------------
             Ending Unreimbursed Trust Charge-Offs                               $0.00
                                                                   ====================

             Beginning Unreimbursed Servicer Advance                             $0.00
      (C)       Plus: Servicer Advance (Current Month)                           $0.00

       Less: Reimbursed Servicer Advance-
                    (From Trust Interest Collections)                            $0.00
                                                                   --------------------
             Ending Unreimbursed Servicer Advance                                $0.00
                                                                   ====================

             Reserve Fund Required Amount                              $247,500,000.00
      (D)
             Beginning Reserve Balance                                 $247,500,000.00

                Plus: Reserve Fund Deposit Amount                                $0.00
                Less: Reserve Fund Draw Amount                                   $0.00
                                                                   --------------------
             Ending Reserve Balance                                    $247,500,000.00    Invest in C.P. from January 12, 2001 to
                                                                   ====================   February 13, 2001


             Required Amount Over Ending Reserve Balance                         $0.00








             Cash Accumulation Reserve Fund Required Amount                15469702.75

      (E)    Beginning Cash Accumulation Reserve Fund Balance           $15,750,149.49
                Plus: Cash Accumulation Reserve Fund Deposit                     $0.00
             Amount
                Less: Cash Accumulation Reserve Fund Draw Amount           $280,446.74  @ 1/16/01 Distribution to GMAC
                                                                   --------------------
             Ending Cash Accumulation Reserve Fund Balance              $15,469,702.75    Invest in C.P. from January 12, 2001
                                                                   ====================   to February 13, 2001

             Required Amt. Over Ending Cash Accum. Reserve Fund                  $0.00
             Bal.






From Bank of New York to GMAC
--------------------------------------------------------------------------------

Seller Excess Interest                         $4,688,580.00
Cash Accumulation Draw Amount                    $280,446.74
Ineligible Interest                                    $0.00
Monthly Service Fee                            $2,449,596.77

SSA to GMAC (counterparty)                      ($13,303.24)

Additional Trust Principal                             $0.00
                                             ----------------
1/16/01 Distribution to GMAC                   $7,405,320.27
                                             ================


From Bank of New York to Chase Manhattan Bank (USA)
    From Chase Manhattan Bank (USA) - New York to GMAC
--------------------------------------------------------------------------------

Certificate Interest Due GMAC                     $23,089.86
                                             ===============


From Chase Manhattan Bank (USA) - New York to DTC
--------------------------------------------------------------------------------

Certificate Interest Due Investors             $2,285,896.12
                                             ===============


From Bank of New York to Term Note Holders (DTC)
--------------------------------------------------------------------------------

Term Note Interest                            $22,131,526.38
                                             ===============


From Bank of New York to State Street Bank (NCAT)
--------------------------------------------------------------------------------

Revolving Note Interest                       $13,722,079.87
                                             ===============

                                             ---------------
Total Disbursements From Bank of New York     $43,282,016.38
                                             ---------------


                               GMAC SWIFT TRUST VI
                                  SERIES 2000-A
                                  December 2000

VI         Distribution Amounts

                  Term Note Balance Prior to Distribution                                  $1,250,000,000.00
                       Distribution Amount Allocable to Principal                                      $0.00
                                                                                    -------------------------
                  Term Note Balance After Distribution                                     $1,250,000,000.00
                                                                                    =========================

                  Revolving Note RN -1Balance Beginning of Collection Period                 $900,000,000.00
                       Movement During Collection Period                                               $0.00
                                                                                    -------------------------
                  Revolving Note RN-1 Balance End of Collection Period                       $900,000,000.00
                                                                                    =========================

                  Revolving Note RN -2Balance Beginning of Collection Period                 $350,000,000.00
                       Movement During Collection Period                                               $0.00
                                                                                    -------------------------
                  Revolving Note RN-2 Balance End of Collection Period                       $350,000,000.00
                                                                                    =========================

                  Revolving Note RN -3Balance Beginning of Collection Period                           $0.00
                       Movement During Collection Period                                     $750,000,000.00
                                                                                    -------------------------
                  Revolving Note RN-3 Balance End of Collection Period                       $750,000,000.00
                                                                                    =========================

                  Certificate Balance Prior to Distribution                                  $125,000,000.00
                       Distribution Amount Allocable to Principal                                      $0.00
                                                                                    -------------------------
                  Certificate Balance After Distribution                                     $125,000,000.00
                                                                                   =========================

VII        Trust Early Amortization Triggers

           (1) Average Monthly Payment Rates 25%
                        Current month                                               26.0%
                        Current month - 1                                           34.5%
                        Current month - 2                                           41.3%
                        Three month Average                                         33.9%

           (2) Reserve Fund Reserve Fund Required Amount
                          Reserve Fund on Deposit                                   $247,500,000.00
                          Reserve Fund Required Amount                              $247,500,000.00
                                                                                --------------------
                              Current month                                                   $0.00
                                                                                ====================

                          Reserve Fund on Deposit                                   $247,500,000.00
                          Reserve Fund Required Amount                              $247,500,000.00
                                                                                --------------------
                              Current month - 1                                               $0.00
                                                                                ====================

                          Reserve Fund on Deposit                                  $ 247,500,000.00
                          Reserve Fund Required Amount                             $ 247,500,000.00
                                                                                --------------------
                              Current month - 2                                               $0.00
                                                                                ===================

           (3) Reserve Fund Required Amount Exceeds Reserve Fund by > Reserve Fund Trigger Amount
                           Reserve Fund Required Amount                              $247,500,000.00
                           Reserve Fund on Deposit                                   $247,500,000.00
                                                                                ---------------------
                               Current month                                                   $0.00
                                                                                =====================

                           Reserve Fund Trigger Amount                                $20,000,000.00

           (4) Used Trust Receivables/Daily Trust Balance > 20%
               Used Trust Receivables                                                $114,753,410.21
               Month-End Daily Trust Balance                                       $3,375,000,000.00

                                                                   Current month                3.4%

           (5) Average Daily Trust Balance/(Average Term Notes + Average Certificate Balance)
               Less than 75%
               (To be determined over most recent six Collection Periods)
                            Current month                                           213.8%
                            Current month - 1                                       190.9%
                            Current month - 2                                       190.9%
                            Current month - 3                                       190.9%
                            Current month - 4                                       105.9%
                            Current month - 5                                       100.0%
                            Six month Average                                       165.4%

           (6) Aggregate Available Receivables 70% of Aggregate Receivables
                            Current month                                           89.5%
                            Current month - 1                                       88.4%



VIII       Cash Accumulation Triggers

           Have any of the above Trust Early  Amortization  Events occurred with respect to the Offered Term Notes?
                                                                                   NO

IX         Rapid Amortization Triggers

           Have any of the following events occurred which would constitute a Rapid Amortization Event for the 2000-A Term Notes and an Early
           Amortization Event for the Trust?

           (1) The occurrence of certain events of bankruptcy, insolvency or receivership relating to any of General Motors, the Servicer
               or the Seller.                                                      NO


           (2) The failure to pay the outstanding principal balance of the Notes or any other Certificates by their respective Stated Final
               Payment Date.                                                       NO


           Rapid Amortization Triggers for 2000-A Term Notes
           -------------------------------------------------

           (3) Cash Accumulation Reserve Fund  364,584.                           NO
                                 Current Month           $      15,750,149.49

           (4) Trust or Seller becomes required to register as an investment
               company.                                                            NO



                                                             GMAC SWIFT TRUST VI
                                                                SERIES 2000-A
                                                         ADDITIONAL POOL STATISTICS

                                                                December 2000



                                                                         # of                 $ Per         % of Total
                                                                       Vehicles               Vehicle          Pool
                                                                     ----------------      ---------------- -----------

Eligible Receivables
    New GM                                    $4,689,496,758.35               200,412         $23,399.28          77.4%
    New Non-GM                                  $435,777,393.57                21,031         $20,720.72           7.2%
    Used GM/Non-GM                              $170,823,823.17                13,880         $12,307.19           2.8%
    Used Factory Auction                        $247,003,309.06                18,070         $13,669.25           4.1%
    Excess Adjustment                       ($1,649,080,784.59)                     0
    Dealer Offset (By Account)                ($445,350,886.73)                     0
    Overconcentration Adjust                   ($73,669,612.83)                     0
                                         -----------------------     -----------------                        ----------
                                              $3,375,000,000.00               253,393                             91.5%
                                         =======================     =================                        ==========


Ineligible Receivables
    Delayed Pymt Privilege                       $42,950,981.84                 2,126         $20,202.72           0.7%
    Med/Hvy Trucks, Marine &
        Off Highway Vehicles                    $442,759,940.68                18,301         $24,193.21           7.3%
    WISP Residual                                         $0.00                     0                              0.0%
    Status Adjustment                            $27,465,079.34                 1,220         $22,512.36           0.5%
    Dealer Offset (By Account)                  $445,350,886.73                     0
    Overconcentration Adj                        $73,669,612.83                     0
    Excess Adjustment                         $1,649,080,784.59                     0
                                         -----------------------                                             -----------
                                                                     -----------------
                                              $2,681,277,286.01                21,647                              8.5%
                                         =======================     =================                       ============


Total Pool Balance                            $6,056,277,286.01               275,040         $22,019.62         100.0%
                                         =======================     =================      ============    ============




                                                                                                # of          % of Total
                                                                                              Dealers            Pool
                                                                     ---------------       ------------       ------------
Distribution by Dealer Credit Status
    Satisfactory                          Eligible                   $4,747,251,776.48         1,108                78.4%
    Limited                               Eligible                   $1,248,202,092.67           439                20.6%
    Programmed                            Eligible                      $33,358,337.52            22                 0.6%
    No-Credit                             Eligible                               $0.00             1                 0.0%
    Programmed                            Ineligible                    $27,465,079.34            22                 0.5%
    No-Credit                             Ineligible                             $0.00             1                 0.0%
                                                                     ------------------                      -------------
                                                                                           ----------
                                                                     $6,056,277,286.01         1,570               100.0%
                                                                     ==================    ==========        =============




                                                                                             # of             % of Total
                                                                                            Vehicles             Pool
                                                                                           ----------         ------------
Total Pool Balance by Age Distribution
    1-120 Days                                                       $4,965,810,991.98       225,362                82.0%
    121-180 Days                                                       $634,213,550.43        29,044                10.5%
    181-270 Days                                                       $258,571,487.38        11,708                 4.3%
    Over 270 Days                                                      $197,681,256.22         8,926                 3.3%
                                                                     ------------------    ----------        -------------
                                                                     $6,056,277,286.01       275,040               100.0%
                                                                     ==================    ==========        =============

Prospectus

Superior Wholesale Inventory Financing Trusts
Issuer of the Asset Backed Term Notes

Wholesale Auto Receivables Corporation
Seller

General Motors Acceptance Corporation
Servicer

You should consider carefully the risk factors beginning on page 5 in this prospectus.

The notes issued by any trust do not represent obligations of or interests in, and are not guaranteed by Wholesale Auto Receivables Corporation, General Motors Acceptance Corporation or any of their affiliates.

This prospectus may be used to offer and sell term notes only if accompanied by a prospectus supplement.


Each trust--

o will issue one or more series of term notes, which will be described in a prospectus supplement;

o will own a revolving pool of wholesale automotive receivables generated under by a portfolio of floor plan financing agreements with retail automotive dealers; and

o may also issue one or more series of revolving notes and one or more classes of certificates, but these revolving notes and certificates will not be sold under this prospectus.

The term notes--

o    will represent indebtedness of the related trust;

o will be paid only from the assets of the trust and amounts on deposit in the related reserve funds;

o will represent the right to payments in the amounts and at the times described in the related prospectus supplement; and

o    will benefit from one or more forms of credit enhancement.

Neither the SEC nor any state securities commission has approved or disapproved these term notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  June 16, 2000

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the term notes in two separate documents:

     (1) this prospectus, which provides general information and terms of the term notes, some of which may not apply to a particular series of term notes, including your series.

     (2) the accompanying prospectus supplement, which will provide information regarding the pool of receivables held by the trust and will specify the terms of your series of term notes.

If the terms of your series of term notes vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with other or different information. We are not offering the term notes in any state where the offer is not permitted.

You can find definitions of the capitalized terms used in this prospectus under the caption "Glossary of Terms" which appears at the end of this prospectus.

                                SUMMARY OF TERMS

This Summary of Terms highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the term notes, read this entire document and the accompanying prospectus supplement carefully.

THE PARTIES

  Issuer/Trust

Each Superior Wholesale Inventory Financing Trust will be a Delaware business trust formed by the seller and the owner trustee. The trust will issue the term notes. The trust will operate under a trust sale and servicing agreement.

  Seller

Wholesale Auto Receivables Corporation, a wholly-owned subsidiary of GMAC, will be the seller for the trust.

  Servicer

GMAC, a wholly-owned subsidiary of General Motors Corporation, will be the servicer for the trust.

  Indenture Trustee

The prospectus supplement will specify the indenture trustee.

  Owner Trustee

The prospectus supplement will specify the owner trustee.

SECURITIES ISSUED BY A TRUST

  Term Notes

Each trust will issue one or more series of asset backed term notes. Each trust may issue additional term notes from time to time after the initial offering of term notes. Each series of term notes will have a stated principal amount and will pay interest at a specified rate or rates. Each series of term notes will have its own interest rate, which may be fixed, variable, contingent or adjustable or any combination of these characteristics. The prospectus supplement will specify the interest rate or the method for determining the interest rate.

  Other Securities

Each trust may also issue revolving notes and certificates, but this prospectus will not offer or sell those securities. We use the word notes to mean the term notes and the revolving notes issued by a trust. We use the term securities to mean the notes and the certificates issued by a trust.

  Subordination

The certificates will be subordinated to the term notes and the revolving notes. Term notes may be either senior or equal in priority to revolving notes.

Each trust may also issue subordinated term notes, which would be subordinated to all other classes of term notes and revolving notes. The prospectus supplement will describe the relative priority of the term notes, the revolving notes and certificates.

PAYMENTS ON THE SECURITIES

  Interest

The trust will pay interest on the term notes monthly, or with any other frequency as is specified in the prospectus supplement. The sources of funds which the trust will use to pay interest will be specified in the prospectus supplement. Typically, these sources will include:

     o interest collections on the receivables

     o swap payments that the trust receives

     o servicer advances

     o available credit enhancement

  Principal

Ordinarily, principal payments on term notes will occur on one or more planned dates specified in the prospectus supplement. The prospectus supplement will specify the sources of funds which the trust will use to pay principal. Typically, these sources will include:

     o all or a portion of the principal collections on the receivables

     o servicer advances

     o interest collections remaining after interest payments

     o available credit enhancement

The prospectus supplement will also specify the manner in which the trust will apply available funds toward principal payments on the term notes. Among the possible ways are the following:

     o a single targeted final payment date, on which the trust repays all principal at once

     o a controlled amortization period, in which the trust repays a predetermined amount of principal on each planned payment date until all principal has been repaid

     o an index amortization period, in which the trust and investor will refer to an index to determine the amount of principal that the trust will repay.

However, it is possible that principal payments will begin earlier than the planned date or dates specified in the prospectus supplement. If an early amortization event occurs, the trust will apply all available funds to the repayment of the outstanding principal and interest on the term notes and the other securities issued by the trust. This type of event will likely result in repayment of principal on the term notes earlier than the planned date or dates. You should be aware, however, that the prospectus supplement may provide that these funds will be set aside or accumulated for the benefit of the term notes but not paid until a later date.

ASSETS OF THE TRUST

The  primary  asset  of  each  trust  will  be a  revolving  pool  of  wholesale receivables. These pools will arise under floor plan financing agreements between GMAC and a group of retail automotive dealers franchised by General Motors. These agreements are lines of credit which dealers use to purchase their inventory of new and used motor vehicles manufactured by General Motors and others. We refer to the dealers' obligations under these agreements as receivables.

GMAC will sell the receivables in each trust to the seller, and the seller will then sell them to the trust. The trust will grant a security interest in the receivables and the other trust property to the indenture trustee on behalf of the noteholders. The trust property will also include:

     o Security interests in the collateral securing the dealers' obligation to pay the receivables, which will include vehicles and which may include parts inventory, equipment, fixtures, service accounts, real estate and guarantees;

     o A basis swap or swaps, currency swap or swaps, interest rate swap or swaps, or any other swap, interest rate caps or other derivative products specified in the prospectus supplement;

     o Amounts held on deposit in any reserve fund established for the trust or in other trust accounts maintained for the trust;

     o Any recourse GMAC has against the dealers under the floor plan financing agreements;

     o Some of the rights of the seller under its purchase agreement with GMAC; and

     o Any additional property, or exclusions of the foregoing types of property, described in the prospectus supplement.

As new receivables arise, the seller will ordinarily transfer them to the trust on a daily basis. At the same time, prior to the planned date on which funds will first be set aside for principal payments on term notes, the trust will ordinarily pay principal collections on receivables back to the seller. The trust could also apply the principal collections to pay down the principal
balance  on  the  revolving   notes.  The  trust  could  also  retain  principal
collections and invest them in eligible investments, if sufficient new receivables are not available.

However, if an event occurs with respect to the term notes that the prospectus supplement specifies is a cash accumulation event, the trust will retain all or a substantial portion of principal collections, even though new receivables are available to the trust. Rather than transfer these principal collections to the seller or use them to repay the revolving notes or other series of term notes, the trust will instead invest them in eligible investments in a cash accumulation account dedicated to the term noteholders. The trust will continue to invest these funds in eligible investments until the planned date or dates for repayment of the term notes, or until any sooner repayment following the occurrence of an early amortization event that requires repayment of the term notes.

SERVICING FEES

For each series of notes, the trust will pay the servicer a set monthly fee as compensation for servicing the receivables.

TAX STATUS

In the opinion of Kirkland & Ellis, special tax counsel, the term notes will be characterized as indebtedness for federal income tax purposes.

Each term noteholder, by the acceptance of a term note, will agree to treat the term notes as indebtedness for federal, state and local income and franchise tax purposes.

See "Federal Income Tax Consequences" and "State, Local and Foreign Tax Consequences" in this prospectus concerning the application of federal, state and local tax laws.

ERISA CONSIDERATIONS

Subject to the considerations discussed under "ERISA Considerations," an employee benefit plan regulated by the Employee Retirement Income Security Act of 1974 may purchase the term notes and any subordinated term notes that a trust may issue. An employee benefit plan should consult with its counsel before purchasing the term notes.

RATINGS

At least one nationally recognized rating agency will rate all term notes as investment grade securities.

The prospectus supplement will describe any further required ratings for the term notes.

We cannot assure you that a rating agency will maintain its rating if circumstances change. If a rating agency changes its rating, no one has an obligation to provide additional credit enhancement. A note rating is not a recommendation to buy the term notes. The rating considers only the likelihood that the trust will pay interest on time and will ultimately pay principal. The rating does not consider either the term notes' price, their suitability to a particular investor, or the timing of principal payments.


                                  RISK FACTORS

                  You should consider the following risk factors in deciding whether to purchase the securities.


Some receivables may                    GMAC and the seller will file financing statements with respect
become uncollectible if                 to each pool of receivables sold to each trust.  These financing
other parties establish                 statements perfect the security interests that  the seller and the
liens on receivables that               trust have in the pool of receivables.  However, GMAC will
are superior to the                     serve as the custodian of the receivables and will not physically
trust's, which could                    segregate or mark the receivables from other GMAC receivables
delay payment on your                   to indicate that they have been sold to the trust.  Instead the
term notes.                             receivables will be held as discussed in the section in this prospectus titled "The Transfer and Servicing Agreements--Sale and Assignment of Receivables and Collateral Security."

                                        It is possible that another party could acquire an interest in the receivables superior to the trust's interest. This would happen if the other party purchases or takes a security interest in the receivables:

                                        o   for value

                                        o   in the ordinary course of business and

                                        o   without actual knowledge of the seller's or the trust's
                                            interest.

                                        When a previously secured vehicle is sold or leased, and the proceeds of that sale or lease include chattel paper -- as with most retail instalment contracts -- then a party who
                                        buys that chattel paper may have an interest in the receivable that is senior to the trust's interest. This may result in delay or reduction of payments on the term notes. This is described further in the section of this prospectus titled "Legal Aspects--Transfer of Receivables."


                                        7



Some  receivables  may become           A dealer who purchases financed vehicles gives GMAC a
uncollectible if dealers make           security interest in those vehicles.  When a financed
sales out of trust, which could         vehicle is sold or leased, GMAC's security interest in
delay payment on your term notes        the vehicle will generally terminate.  A sale out of
                                        trust occurs when a dealer sells or leases a vehicle but
                                        fails to pay GMAC the amount owed on the receivable for
                                        that vehicle.  If this happens, GMAC will no longer be
                                        able to look to that vehicle as security for the receivable.
                                        This may impair GMAC's ability to collect the receivable,
                                        in which case you might experience reductions or delays
                                        in payments on your term notes.

If GMAC files for                       If GMAC files for bankruptcy under the federal bankruptcy
bankruptcy you could                    code or any state insolvency laws, a court may:
experience reductions
and delays in payments                  o   consolidate the assets and liabilities of GMAC with
on your term notes.                         those of the seller

                                        o   decide that the sale of the receivables to the seller
                                            was not a "true sale"

                                        o   disallow a transfer of receivables prior to the
                                            bankruptcy.

                                        The result of this court ruling could be that the receivables become part of GMAC's bankruptcy estate. However, in the
                                        opinion of Kirkland & Ellis, our special counsel, in  a
                                        correctly decided case, a court will not take these actions.
                                        Nonetheless, if that were to happen, you might experience
                                        reductions or delays in payments on your term notes. In
                                        addition, tax or other liens might have priority over the
                                        trust's interest. For a more detailed discussion of this
                                        risk, see "Legal Aspects--Matters Relating to Bankruptcy"
                                        in this prospectus.

                                        In addition, if GMAC or General Motors files for bankruptcy under the federal bankruptcy code or any state
                                        insolvency laws, the GM-franchised dealers
                                        who are obligated to make payments on the receivables
                                        might respond by delaying or withholding payments on
                                        the receivables. They might do this even though they
                                        have no legal or contractual justification to stop
                                        payments. The result might be that you experience reductions or delays in payments on your term notes.

                                        8





The trust is dependent on               GMAC makes loans to GM-franchised dealers to finance their
GMAC to generate new                    wholesale automobile purchases, and these loans generate
receivables; without new                receivables.  GMAC has in the past provided financial assistance
receivables, the trust may              to dealers, including capital contributions in the form of
be unable to make                       minority equity investments.  GMAC must be able to generate
payments on the term                    new receivables in order to meet the trust's obligations to pay
notes.                                  interest and principal on the securities.  GMAC does not

                                        guarantee that it will continue to generate receivables
                                        at historical rates, and the following events could
                                        negatively impact GMAC's ability to generate new
                                        receivables:

                                        o   A decline in the manufacture and sale of
                                            GM automobiles and light trucks due to an
                                            economic downturn, a labor disruption,
                                            competitive pressure, or any other factors

                                        o   A change in GM's vehicle distribution practices

                                        o   A change in dealer inventory management practices

                                        o   A change in the interest rates charged by GMAC to
                                            dealers

                                        o   A change in the amounts of the credit lines offered by
                                            GMAC to dealers

                                        o   A change in the terms offered by GMAC to dealers

                                        o   Defaults on dealers accounts

                                        o   Termination of dealer franchises

                                        o   Dealers filing for bankruptcy

                                        o   A change in other financial support offered by GMAC to
                                            dealers

                                        o   Seasonal fluctuations in the sale and leasing of vehicles

                                        If GMAC generates new receivables at  a lower rate than it has done in the past, you might experience reductions or
                                        delays in payments on your term notes. The payment reductions or delays may reflect the decrease in receivables.

                                        If an auto maker terminates a dealer franchise, GM is
                                        obligated to repurchase most new vehicles from that
                                        dealer. If GMAC or another creditor forecloses on  a
                                        dealer's property, GM has the option, but not the
                                        obligation, to repurchase the dealer's new, current
                                        model, undamaged vehicles at invoice price. If GM
                                        exercises this option, then the proceeds of the
                                        purchase will generally be available to pay on the
                                        receivables.


                                        9



Collections from dealers is             The trust's ability to make payments on the term notes
generally the trust's only source       depends on collections from dealers on the receivables.
of funds to make payments on            The prospectus supplement will describe past patterns
the term notes                          of dealer payments on similar receivables. However, we
                                        do not guarantee that dealers will pay on the receivables
                                        at the same rate they have in the past or in any other
                                        pattern.

                                        No one can be certain of when dealers will sell and lease
                                        vehicles. The timing of sales depends on many economic and social factors that are beyond the control of GMAC, the
                                        seller and the trust. Sales incentive programs and financing incentive programs of General Motors and other vehicle
                                        manufacturers also affect the sale and lease of vehicles.

                                        If the dealers' ability to pay on the receivables declines for whatever reason, you might experience reductions or
                                        delays in payments on your term notes.

GMAC and the seller do                  GMAC, the seller and their respective affiliates are generally not
not guarantee payments                  obligated to make any term note payments to you, and they do
on the receivables or the               not guarantee payments on the receivables or your term notes.
term notes, but in limited              However, GMAC will make representations and warranties
circumstances GMAC                      about the characteristics of the receivables, and GMAC will then
may be required to                      assign those representations and warranties to the trust.  If
repurchase receivables                  GMAC breaches the representations and warranties regarding specific receivables, the trust may require GMAC to repurchase the applicable receivables from the trust.

                                        If GMAC fails to repurchase those receivables, you might
                                        experience reductions or delays in payments on your term
                                        notes.


                                       10



The trust has limited assets:           The only significant assets or sources of funds any trust
the receivables and any forms           will have will be its receivables, its rights in any
of credit enhancements                  reserve fund, or other rights or credit enhancements that
                                        the related prospectus supplement will specify. The term notes will only represent interests in the trust related to those term notes. Neither GMAC, the seller, the trustee, any of
                                        their affiliates nor any other person nor entity will insure or guarantee the term notes, except as described in the
                                        related prospectus supplement.  You must rely primarily on payments on the related receivables and on the reserve
                                        fund as the repayment sources of your term notes. In
                                        addition, you may have to look to the proceeds from the
                                        repossession and sale of collateral which secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience reductions or delays in payments on your term notes. For further detail please see the section in this prospectus titled "The Transfer and Servicing Agreements--Liquidity and Credit Support" and "Legal Aspects."

You may find a limited                  The underwriters may assist you in reselling the term notes, but
market for any resale of                they are not required to do so.  A secondary market for any term
the term notes                          notes may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your term notes.

The ratings on the term notes           The term notes for each trust will be issued only if
are not recommendations; they           they receive the required rating.  A security rating is not a
may change or be withdrawn              recommendation to buy, sell or hold the term notes. Rating agencies may revise the ratings or withdrawn them at any time.
                                        Ratings on the term notes do not address the timing of distributions of principal on the term notes prior to the date specified in the prospectus supplement as the rated final maturity date. A withdrawal or lower of rating of the term notes may impact the value of your term notes and affect their marketability.


                                  THE SERVICER

GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. GMAC relinquished this status and became a Delaware corporation on January 1, 1998. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services are also offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance and mortgage banking and investment services.

The principal business of GMAC and its subsidiaries is to:

     o finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or some of its subsidiaries and associates, and

     o acquire from these dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors and other manufacturers' products and used units of any make.

     o In addition, GMAC also finances the acquisition of new products of other manufacturers and leases motor vehicles and capital equipment to others.

GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).


                                   THE SELLER

Wholesale Auto Receivables Corporation, the seller, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 24, 1992. The seller is organized for the limited purposes of purchasing receivables from GMAC, transferring these receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 (Tel. No. 302-658-7581).

The seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the seller's assets and liabilities with GMAC's. These steps include creating the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing a number of limitations. These limitations include restrictions on the nature of the seller's business and a restriction on the seller's ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. Under some circumstances, the seller is required to have at least one director who qualifies under its by-laws as an independent director. In addition, under each trust agreement, the trust, the owner trustee on the trust's behalf and the related certificateholders and certificate owners, by accepting the related certificates or an interest therein, will covenant that they will not, for a period of one year and one day after the termination of the trust agreement, institute against the seller any bankruptcy, reorganization or other preceding under any insolvency law.


                                   THE TRUSTS

General; The Trust Estate

In exchange for the securities to be issued by a trust on the initial issuance date for those securities, the seller will establish each trust by selling, transferring and assigning to each trust, without recourse, the seller's right, title and interest in, to and under:

     o the Eligible Receivables existing in each dealer account in the related pool of accounts on the date on which the trust issues its first series of term notes and the Eligible Receivables generated in each dealer account in the pool of accounts from time to time thereafter during the term of the trust,

     o    Collections on these receivables and

     o    the related Collateral Security.

GMAC will retain the Retained Property, and under each trust sale and servicing agreement, the seller will also sell, transfer and assign to the related trust the seller's rights and remedies under the related pooling and servicing agreement associated with the related receivables. Unless the related prospectus supplement states otherwise, each trust's assets will also include one or more interest rate swaps and funds on deposit in some of the bank accounts of the trust.

Each dealer account is an individual line of credit or related lines of credit represented by a revolving dealer floor plan financing agreement extended or maintained by GMAC to a United States corporation or other entity or person engaged generally in the business of purchasing vehicles from a manufacturer or distributor thereof and holding the vehicles for sale or lease in the ordinary course of business. The pool of accounts is comprised of all dealer accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the related pooling and servicing agreement and trust sale and servicing agreement.

Pursuant to each trust sale and servicing agreement, the seller will have the limited right from time to time to designate additional dealer accounts to be included in the related pool of accounts and from time to time to designate the dealer accounts to be removed from that pool of accounts. Once a dealer account is so designated for removal, or if a dealer account ceases to be an

Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See "The Transfer and Servicing Agreements--Addition and Removal of Accounts" in this prospectus.

With respect to each trust and to the extent specified in the related prospectus supplement, interest rate cap or swap agreements, cash collateral accounts and other credit, liquidity and other enhancement arrangements may be held by the owner trustee or the indenture trustee for the benefit of holders of any securities. These items may be included as assets of a trust or may be held outside of a trust. Arrangements for the benefit of holders of one series or class of securities of a trust may not be available to the holders of other series or classes of the same trust.

The principal offices of each trust will be specified in the related prospectus supplement.

Capitalization of the Trust

Prior to each trust's initial issuance date, the trust will have no assets or liabilities. No trust is expected to engage in any activities other than

     (1) acquiring, managing and holding

          (a) the related receivables

          (b) other assets contemplated in this document and in the related prospectus supplement and

          (c) the proceeds from the assets in paragraphs (a) and (b);

     (2) issuing securities; and

     (3) making payments and distributions on those securities and related activities.

No trust is expected to have any source of capital other than its assets and any related credit, liquidity or other enhancement arrangement.

With respect to each trust, on the related initial issuance date, the trust is expected to issue one or more series of term notes, one or more series of revolving notes and one or more classes of certificates, all as further described herein and in the prospectus supplement related to any term notes offered hereby. See "The Revolving Notes" and "The Certificates" in this prospectus. From time to time thereafter, the trust may issue additional series of notes and additional certificates. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Maximum Revolver Balance" in this prospectus. The related prospectus supplement will set forth the pro forma capitalization of a trust at the time of the issuance of any term notes. The certificates will represent the equity in each trust. The related prospectus supplement will set forth the portion of the certificates issued on the related initial issuance date. To the extent applicable, the related prospectus supplement will also set forth the portion of the certificates issued since the related initial issuance date. The seller or its affiliates may retain all or a portion of the certificates by or they may be sold to third party investors that are unaffiliated with the seller, GMAC and the trust.

The Owner Trustee

The related prospectus supplement will specify the owner trustee for each trust. The owner trustee's liability in connection with the issuance and sale of the securities is limited solely to the express obligations of that owner trustee set forth in the related trust agreement. An owner trustee may resign at any time, in which event GMAC as servicer, or a successor servicer, will be obligated to appoint a successor trustee. The administrator of a trust may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the related trust Agreement or if the owner trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a successor trustee. Any resignation or removal of an owner trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                                 USE OF PROCEEDS

Unless the related prospectus supplement states otherwise, the net proceeds to be received by the seller from the sale of the securities will be applied to purchase receivables from GMAC.


                    THE DEALER FLOOR PLAN FINANCING BUSINESS

General

The dealer accounts are individual lines of credit represented by revolving dealer floor plan financing agreements extended or maintained by GMAC to United States dealers. The lines of credit for all these dealers constitute the U.S. portfolio. Dealers use funds loaned under these arrangements, which are known generally as "wholesale" or "floor plan" financing, primarily to finance new and used motor vehicles manufactured or distributed by General Motors and other motor vehicle manufacturers and distributors pending sale or lease to the ultimate customer. In general, each receivable generated in a dealer account is secured by all vehicles owned by the related dealer and, in some instances, by other collateral security owned by that dealer. GMAC services the U.S. portfolio through its administrative office located in Detroit, Michigan and through a network of branch offices located throughout the United States.

General Motors vehicles for which GMAC provides wholesale financing include vehicles manufactured under the Buick, Cadillac, Chevrolet, Oldsmobile, Pontiac, GMC and Saturn trademarks. GMAC also extends credit to dealers affiliated with General Motors dealers that operate franchises for other motor vehicle manufacturers.

The U.S. portfolio generally includes two types of credit lines or accounts:

     o credit lines or accounts under which advances are made to finance automobiles and trucks

     o credit lines or accounts under which advances may be made to finance vehicles intended for sale to fleet customers, generally in lots of more than 10

For purposes of each trust, fleet accounts are not Eligible Accounts and, within an Eligible Account, an advance must be made against a vehicle and satisfy other criteria to be an Eligible Receivable.

GMAC categorizes the vehicles it finances as new vehicles, used vehicles or auction vehicles. Currently, new vehicles consist of vehicles of any model year that are untitled and generally have been driven less than 200 miles, excluding any auction vehicles. GMAC classifies auction vehicles as those vehicles which are purchased at a closed auction conducted by General Motors or others. In states where demonstration cars must be titled, vehicles are generally considered new vehicles if driven less than 200 miles. Used vehicles consist of auction vehicles and vehicles of any model year which have been previously titled, other than demonstration vehicles described above. The categorization of new vehicles, used vehicles and auction vehicles may change in the future based on the GMAC's practices and policies.

Creation of Receivables

GMAC makes advances to dealers in the U.S. portfolio in an amount equal to 100% of the wholesale invoice price of new vehicles, which includes destination and other miscellaneous charges and, with respect to vehicles manufactured by General Motors and other motor vehicle manufacturers, a price rebate from the manufacturer to the dealer in varying amounts as a percentage of the invoice price. This price rebate is known as a holdback. Holdbacks on General Motors-manufactured vehicles sold or leased by a dealer are generally returned to the dealer by General Motors on a monthly or quarterly basis, depending on the dealer's arrangements with General Motors. For purposes of each trust, a receivable in respect of a new vehicle is originated by GMAC on the date on which interest begins accruing on that receivable on or following the estimated delivery date of the vehicle to the dealer. This date is approximately concurrent with the receipt of the vehicle by the dealer.

The amount advanced for a used vehicle, other than an auction vehicle, is generally up to 90% of the wholesale book value for the vehicle as set forth in a used vehicle wholesale guide book for the region in which the dealer is located. The amount advanced for an auction vehicle is generally 100% of the auction purchase price, including auction fees. Used vehicle receivables are originated by GMAC on the date on which funds are actually advanced to a dealer.

Once a dealer has commenced the floor plan financing of vehicles through GMAC, GMAC will finance virtually all purchases of new vehicles by that dealer from the applicable manufacturer or distributor. GMAC's credit guidelines require that advances to finance used vehicles be approved on a unit by unit basis. GMAC may limit or cancel a dealer's floor plan financing arrangements at its discretion, including under the following circumstances:

     o    the dealer has exceeded the credit guidelines set by GMAC

     o    the dealer is experiencing financial difficulties

     o    the   dealer  is   experiencing   a  general   deterioration   in  its
          creditworthiness

See "Dealer Status; Realization on Collateral Security" below.

Credit Underwriting Process

GMAC extends credit to dealers through established lines of credit. A dealer requesting a new credit line must apply to a GMAC branch office.

The local branch office investigates the dealer by

     o    reviewing bank references and credit reports,

     o if the dealer is an existing dealer, reviewing credit reports from the dealer's current financing source,

     o    evaluating marketing capabilities,

     o    evaluating financing resources,

     o    evaluating credit requirements, and

     o    evaluating   the  dealer's   current  state  of  operations   and  its
          management.

The local branch office prepares a written recommendation either approving or disapproving the dealer's request. Depending on the size of the requested credit line and the financial profile of the dealer, the local branch office transmits this recommendation with the requisite documentation to the appropriate office. In some cases, the local branch office may contact GMAC's executive offices for final approval or disapproval. GMAC generally applies the same underwriting standards for dealers franchised by General Motors as for dealers franchised by other motor vehicle manufacturers.

Upon approval, a dealer executes financing agreements with GMAC and, in the case of General Motors franchised dealers, General Motors. These agreements evidence the debt and provide GMAC a security interest in the vehicles to be financed and in other collateral. The vehicles are required to be insured against comprehensive loss or damage.

The size of a credit line offered to a dealer, which is expressed in terms of number of vehicles or units, is based upon a number of factors, including the dealer's sales record or expected annual sales and the dealer's net worth. Generally, a credit line for new vehicles is intended to be an amount sufficient to finance a 60-90 day supply and for used vehicles is generally an amount sufficient to finance a 30-60 day supply. As described below, the credit lines establish guidelines, not limits, which dealers may exceed from time to time.

Collateral Security

GMAC takes a first priority perfected purchase money security interest in the vehicles it finances for a dealer. Generally, the security interest in the vehicle terminates, as a matter of law, at the time of its sale or lease by the dealer to a retail customer and no longer secures the related receivable or the credit line, except to the extent of the proceeds from that sale or lease. In some instances, GMAC may take a security interest in, or a collateral assignment of, other assets of a dealer, including parts inventory, real estate, fixtures, tools, equipment, furniture, signs, funds held at GMAC and other receivables, as security for that dealer's account. From time to time, GMAC also provides some of its dealers with financing in the form of working capital loans, real estate financing and equipment loans. In these instances, to secure the loans, GMAC may take a security interest in assets of the dealer, including, in some cases, vehicles. GMAC, in its sole discretion, may realize upon Collateral Security, other than vehicles, for its own benefit in respect of its loans or advances before this other Collateral Security can be realized upon for the benefit of the related trust and Securityholders. Because of the subordinate position of the trust in respect of this other Collateral Security, there is no assurance that the trust will realize any proceeds in respect of any other Collateral Security. See "The Transfer and Servicing Agreements--Intercreditor Arrangements" in this prospectus.

Dealer Payment Terms

GMAC may demand payment of interest and principal on a floor plan loan at virtually any time. However, unless GMAC terminates the credit line or the dealer defaults, GMAC generally requires payment of principal in full of the related loan:

     o    upon the retail sale or lease of a new vehicle, and

     o upon the earlier of (a) an appropriate term established for each dealership based on risk and exposure of the account or (b) the retail sale or lease of a used vehicle.

Interest on floor plan loans is generally payable monthly.

GMAC charges dealers interest at a floating rate equal, in most cases, to the prime rate, as designated by GMAC, plus a designated spread above that prime rate. The "prime rate" is, on any date in a semi-monthly period, the interest rate designated by GMAC as the effective prime rate for that semi-monthly period and is based on the prime rate of selected financial institutions as of the day preceding that semi-monthly period. The actual spread for each dealer is based on, among other things, competitive factors, the amount and status of the dealer's credit lines and various incentive programs.

In some circumstances, under a policy known as Delayed Payment Privilege, or DPP, GMAC may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer. DPP receivables principally arise from sales to fleet customers under fleet accounts. For purposes of the trust, fleet accounts are not Eligible Accounts, and thus DPP receivables will not be transferred to the trust. In some cases, a dealer will request DPP treatment for receivables originated in an account which is not a fleet account. For purposes of the trust, if a receivable is subject to DPP treatment at the time of its origination, that receivable will not be an Eligible Receivable and therefore will not be transferred to the trust. If an Eligible Receivable becomes subject to deferred payment after transfer to the trust, GMAC will be obligated to repurchase that receivable to the extent of the principal payment so delayed. This repurchase obligation is described in "The Transfer and Servicing Agreements--Representations and Warranties" in this prospectus.

From time to time, dealers maintain funds with GMAC, which are held for these dealers for cash management, liquidity and working capital purposes. For purposes of each trust, the principal balance of receivables with respect to any dealer on any date is the aggregate principal balance of receivables net of any amount so held by GMAC on that date.

Billing and Collection Procedures

A statement setting forth billing and related account information is prepared by GMAC and distributed on a monthly basis to each dealer. Interest and other non-principal charges are billed in arrears and are required to be paid immediately upon receipt of the bill. Dealers remit payment directly to GMAC's local operating offices.

Dealer Monitoring

GMAC monitors the level of borrowing under each dealer's account. Dealers may exceed their stated credit lines from time to time. For example, a dealer might, prior to a seasonal sales peak, purchase more vehicles than its existing credit lines would otherwise permit. At any time that a dealer's balance exceeds its stated credit line, GMAC, after evaluating the dealer's financial position, may temporarily suspend the granting of additional credit, increase the dealer's credit line or modify the dealer's credit category. See "Creation of
Receivables" above and "Dealer Status; Realization on Collateral Security" in this prospectus.

Branch office personnel conduct audits of dealer vehicle inventories on a regular basis. The timing of audits varies and no advance notice is given to the audited dealer. Through the audit process, GMAC generally reconciles a dealer's physical inventory with its records of financed vehicles. Among other things, audits are intended to determine whether a dealer has sold or leased vehicles without repaying the related loans as required.

Dealer Status; Realization on Collateral Security

Each dealer is assigned a credit category of "satisfactory," "limited," "programmed" or "no credit" based on various factors, including:

     o    retail merchandising practices,

     o    retail and wholesale performance,

     o    financial outlook, and

     o    capital sufficiency and credit history with GMAC and others.

Circumstances under which GMAC will classify a dealer in "no credit" status include a dealer's failure to remit principal or interest payments when due, notifications of liens, levies or attachments or a general deterioration of the dealer's financial condition. GMAC generally will not make further advances to a dealer who has been assigned to no credit status.

GMAC frequently attempts to work with dealers to resolve the circumstances that lead to programmed and no credit status. If, however, those circumstances are not resolved, any of the following may occur:

     o an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales and leases to customers;

     o a self-help or court-ordered seizure and sale of the dealer's inventory by GMAC; or

     o    a voluntary surrender to GMAC and sale of the dealer's inventory.

GMAC may sell these new vehicle inventories to the related motor vehicle manufacturer, including under agreements entered into at the time the credit line was established. In addition, GMAC may work with dealers and, in the case of General Motors-franchised dealers, General Motors, to find third parties to purchase troubled dealerships. The proceeds of this sale will be available to the creditors of the troubled dealership, including GMAC or, if applicable, a trust. Once liquidation has commenced, GMAC performs an analysis of its position and writes off any amounts identified at that time as uncollectible. Actual losses by GMAC may be more or less than the amounts initially written off as uncollectible. See "The Transfer and Servicing Agreements Intercreditor Arrangements" in this prospectus.

Relationship of the Dealer Floor Plan Financing Business to General Motors

General Motors has historically provided financial assistance to General Motors-franchised dealers from time to time, but has no obligation to do so. This assistance may take the form of guarantees and agreements to repurchase inventory. General Motors through various initiatives may also contribute capital to some General Motors-franchised dealers in the form of an equity investment in the dealership.

     In addition, General Motors offers financial and sales incentives to General Motors- franchised dealers through a number of programs. For example, General Motors currently has a supplemental floor plan assistance program known as the Wholesale Floor Plan Protection Program. Under this program, General Motors provides a subsidy to General Motors-franchised dealers to assist these dealers in making interest payments to financing sources, including GMAC. This program encourages the purchase of an adequate supply of vehicles by the dealer to be held in inventory.

The financial assistance and incentives provided by General Motors are for the benefit of its dealers and do not relieve these dealers from their obligations to GMAC. These types of assistance and incentives are provided at the option of General Motors, which may terminate any of these programs in whole or in part at any time. If General Motors reduced or was unable, or elected not, to provide this assistance or incentives, the timing and amounts of payments to GMAC in respect of the its U.S. portfolio may be adversely affected. In addition, if a dramatic disruption in the supply of General Motors-manufactured vehicles occurred, the rate of sales of these vehicles would decrease and it is likely that payment rates and the loss experience of GMAC's U.S. portfolio would also be adversely affected. A decrease in the rate of sales of General Motors manufactured vehicles would also slow the addition of new Eligible Receivables to the trusts. Any event of this type may result in an Early Amortization Event with respect to one or more trusts.

Under agreements between General Motors and General Motors-franchised dealers, General Motors has the obligation to repurchase some of the new vehicles in a dealer's inventory at their invoice price less a specified margin upon franchise termination. In most cases, General Motors repurchases only current year new vehicles that are undamaged and unmodified. General Motors also agrees to repurchase from dealers, at the time of franchise termination, parts inventory at specified percentages of the current list price. In addition, in the event GMAC or another creditor foreclosures upon the property of a dealer, General Motors has the option, which it typically exercises, to purchase that dealer's new General Motors-manufactured vehicles at invoice price.

Loss and Aging Experience

Some information regarding loss and aging experience for the receivables in GMAC's U.S. portfolio will be set forth in the related prospectus supplement. Because the dealer accounts related to any trust will represent only a portion of the entire U.S. portfolio, actual loss and aging experience with respect to the dealer accounts related to any trust may be different from this information. There can be no assurance that the loss and aging experience of the receivables in the U.S. portfolio in the future will be similar to the historical loss and aging experience as set forth in any prospectus supplement.

                                  THE ACCOUNTS

The receivables of any trust are rights to receive payments on advances made by GMAC to the related dealers under the dealer accounts included in the pool of accounts for that trust. The initial pool of accounts related to any trust will be selected from all of the dealer accounts in the GMAC's U.S. portfolio that were Eligible Accounts as of the date on which the trust issues its first series of term notes. Eligible Accounts do not include fleet accounts. Only Eligible Receivables will be transferred to the related trust. See "The Transfer and Servicing Agreements--Sale and Assignment of Receivables and Collateral Security" in this prospectus. Information with respect to the dealer accounts initially included in the pool of accounts for any trust will be set forth in the related prospectus supplement.

For each trust, pursuant to the related trust sale and servicing agreement, the seller will have the limited right to designate from time to time additional dealer accounts to be included in the pool of accounts. The seller will have the right to purchase from GMAC the Eligible Receivables then existing and thereafter arising in those dealer accounts and to sell and assign those receivables to the trust. See "The Transfer and Servicing Agreements Sale and Assignment of Receivables and Collateral Security" in this prospectus. In order to be designated an additional dealer account, among other things, each additional dealer account must be an Eligible Account. Under the circumstances specified in the related trust sale and servicing agreement, the seller has the right to remove dealer accounts from the pool of accounts. If a dealer account is so designated for removal or ceases to be an Eligible Account, the receivables originated thereafter in that dealer account will not be transferred to the trust. See "The Transfer and Servicing Agreements--Addition and Removal of Accounts" in this prospectus.


                      MATURITY AND PRINCIPAL CONSIDERATIONS

Full amortization of any term notes by the applicable Targeted Final Payment Date, if any, and the applicable Stated Final Payment Date depends on, among other things, payments by dealers on receivables, and may not occur if these payments are insufficient. Because the receivables generally are not paid prior to the ultimate sale or lease of the underlying vehicle, the timing of these payments is uncertain. In addition, GMAC cannot assure that it will generate additional receivables under the dealer accounts, that additional dealer accounts will be available or added to any pool of accounts or that any particular pattern of dealer payments will occur.

The amount of new receivables generated in any month and monthly payment rates on the receivables may vary because of any of the following factors:

     o    seasonal variations in vehicle sales and inventory levels

     o    retail incentive programs provided by vehicle manufacturers

     o incentive programs provided by financing sources and various other factors affecting vehicle sales generally

Some historical information concerning the monthly payment rates for the receivables in the U.S. portfolio will be set forth in each prospectus supplement. There can be no assurance that the rate of principal collections on the receivables in any trust will be comparable to prior experience.

     Full amortization  of any  term  notes  by the  applicable  Targeted  Final
          Payment Date, if any, and the applicable Stated Final Payment Date may also be affected by payment requirements for, and allocations to, other series of term notes and the related revolving notes and certificates.

                                 THE TERM NOTES

General

With respect to each trust, one or more series of term notes will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The following summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the term notes and the indenture. Where particular provisions or terms used in the indenture are referred to, the actual provisions, along with definitions of terms, are incorporated by reference as part of this summary.

Unless the related prospectus supplement specifies that the term notes will be issued in definitive form, each series of term notes will initially be represented by one or more term notes, which will be registered in the name of Cede & Co., as the nominee of DTC in the United States, or Clearstream or Euroclear in Europe, except as set forth below. Unless the related prospectus supplement states otherwise, term notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only.

Unless and until definitive term notes are issued under the limited circumstances described herein or in the related prospectus supplement, no term noteholder will be entitled to receive a physical certificate representing a term note. Unless otherwise indicated, all references herein to actions by Term Noteholders refer to actions taken by DTC upon instructions from its participating organizations, or DTC participants. All distributions, notices, reports and statements to term noteholders will be sent to DTC or Cede & Co. as the registered holder of the term notes, as the case may be, for distribution to beneficial owners in accordance with DTC's procedures. See "Book- Entry Registration" and "Definitive Term Notes" in this prospectus.

Principal and Interest on the Term Notes

The related prospectus supplement will describe the timing and priority of payment, seniority, Interest Rate, Targeted Final Payment Date, if any, Stated Final Payment Date, Payment Period, if any, and the amount of, or method for, determining payments of principal and interest on a series of term notes. The related prospectus supplement will describe whether interest payments on term notes will be made monthly, quarterly, semi-annually or otherwise. With respect to each trust, unless the related prospectus supplement states differently and except for a series of term notes during its Payment Period, if any, during the Revolving Period, no payments of principal will be made on the term notes and no distributions of the certificate balance will be made with respect to the certificates and no amounts will be set aside for that purpose. During the Payment Period, if any, for a series of term notes, Principal Collections and other amounts constituting Available Trust Principal, which may include proceeds from the issuance of additional securities, will be allocated to principal payments thereon and paid as set forth in the related prospectus supplement. Any of these principal payments may be due in instalments, may be limited by a Controlled Deposit Amount, or may be due in a lump sum payment.

During the Wind Down Period and any Early Amortization Period, Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the notes and will be set aside for that purpose as set forth in the related prospectus supplement. Unless the related prospectus supplement states otherwise, during the Wind Down Period and any Early Amortization Period, if and so long as there are any funds on deposit in the related Reserve Fund, to the extent that it would result in more principal collections being allocated to the trust than otherwise, Principal Collections will be allocated to the trust pro rata, based on the aggregate percentage of all the receivables in the dealer accounts that are Eligible Receivables as of the commencement of the Wind Down Period or Early Amortization Period or if an Early Amortization Period commences during the Wind Down Period, as of the commencement of the Wind Down Period. During the Wind Down Period, the amount so allocated may, to the extent provided in the related prospectus supplement, be limited by any applicable Controlled Deposit Amounts. If an Early Amortization Period commences during any Payment Period or the Wind Down Period, amounts on deposit in the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, if any, will be paid to holders of securities on the first Distribution Date for the Early Amortization Period as described in the related prospectus supplement. If the related prospectus supplement so provides, specified Early Amortization Events may be designated as a Cash Accumulation Event, in which case a Cash Accumulation Period will commence. During any Cash Accumulation Period, allocated Principal Collections will be invested in a cash accumulation account dedicated to the holders of the series of term notes described in the prospectus supplement until the planned date or dates for repayment of that series of term notes.

With respect to each trust, unless the related prospectus supplement states otherwise, principal and interest payments on all series of term notes will have the same priority of payment. Payments of principal and interest on a series of term notes may be senior or equivalent to the priority of payments on the related revolving notes, as described in the related prospectus supplement. However, this would not be the case in circumstances related to the occurrence of an Event of Default. To the extent specified in the related prospectus supplement, payments of principal and interest on the notes will be senior in priority of payment to the distributions to be made on the related certificates outstanding from time to time. A series of term notes may be entitled to (1) principal payments with disproportionate, contingent, nominal or no interest payment, or (2) interest payments with disproportionate, contingent, nominal or no principal payments (Strip Notes).

The Interest Rate for each series of term notes issued by a trust may be

     o    fixed,

     o    variable,

     o    contingent,

     o    adjustable,

     o    for some series of Strip Notes, an interest rate of zero, or

     o    any combination of Interest Rate types.

Each series of term notes may also have a different Targeted Final Payment Date, if any, and Stated Final Payment Date.

The related prospectus supplement will specify the Interest Rate for each series of term notes, or the initial Interest Rate and the method for determining subsequent changes in the Interest Rate. One or more series of term notes of a trust may be redeemable under the circumstances and in the manner specified in the related prospectus supplement. Unless the related prospectus supplement states differently, payments of interest on the term notes will be made prior to payments of principal thereon.

The Indenture

Modification of Indenture Without Noteholder Consent. Each trust and related indenture trustee, on the trust's behalf, may, without consent of the related noteholders, enter into one or more supplemental indentures for any of the following purposes:

     (1) to correct or amplify the description of the collateral or add additional collateral;

     (2) to provide for the assumption of the notes and the indenture obligations by a permitted successor to the trust;

     (3) to add additional covenants for the benefit of the related noteholders;

     (4) to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     (5) to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture or of any supplemental indenture;

     (6) to provide for the acceptance of the appointment of a permitted successor indenture trustee or to add to or change any of the provisions of the indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

     (7) to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act;

     (8) to change the Specified Maximum Revolver Balance in accordance with the conditions therefor in the related trust sale and servicing agreement;

     (9) to add any provisions to, change in any manner, or eliminate any of the provisions of, the indenture or modify in any manner the rights of noteholders under the indenture; provided that any action specified in this clause (9) does not adversely affect in any material respect the interests of any related noteholder unless noteholder consent is otherwise obtained as described below; and

     (10) add provisions to or delete or modify the provisions of any Transfer and Servicing Agreements as appropriate to allow the trust to issue foreign currency -- denominated notes, including without limitation, adding provisions granting rights under any Transfer and Servicing Agreements to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency -- denominated notes.


Modification of Indenture With Noteholder Consent. With respect to each trust, with the consent of the holders of a majority in principal amount of the outstanding notes affected thereby, the trust and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders.

Without the consent of the holder of each outstanding related note affected thereby, however, no supplemental indenture will:

     (1) change the due date of any instalment of principal of or interest on any note or reduce the principal amount thereof, the applicable interest rate or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any note or any interest thereon is payable or modify any of the provisions of the indenture in a way that affects the calculation of the amount of any payment of interest or principal due on any note on any Payment Date;

     (2) impair the right to institute suit for the enforcement of some of the provisions of the indenture regarding payment;

     (3) reduce the percentage of the aggregate principal amount of the outstanding notes the consent of the holders of which is required for the supplemental indenture or the consent of the holders of which is required to waive compliance with provisions of the indenture or of defaults thereunder and their consequences as provided for in the indenture;

     (4) modify or alter the provisions of the indenture regarding the voting of notes held by the related trust, any other obligor on the notes, the seller or an affiliate of any of them;

     (5) reduce the percentage of the aggregate outstanding principal amount of the notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the trust estate if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes;

     (6) decrease the percentage of the aggregate outstanding principal amount of the Notes required to amend the sections of the indenture which specify the applicable percentage of aggregate outstanding principal amount of the notes necessary to amend the indenture; or

     (7) permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any part of the trust estate or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

Events of Default; Rights Upon Event of Default. With respect to each trust, unless the related prospectus supplement states differently, Events of Default under the indenture will consist of:

     (1) any failure to pay interest on the related notes as and when the same becomes due and payable, which failure continues unremedied for five days;

     (2) any failure (a) to make any required payment of principal on the related notes or (b) to observe or perform in any material respect any other covenants or agreements in the indenture, which failure in the case of a default under this clause (2)(b) materially and adversely affects the rights of related noteholders, and which failure in either case continues for 30 days after written notice is given of the failure (x) to the trust, the seller, or the servicer, as applicable, by the indenture trustee or (y) to the trust, the seller, the servicer, as applicable, and the indenture trustee by the holders of not less than 25% of the principal amount of the related notes;

     (3) failure to pay the unpaid principal balance of any related series of notes by the respective Stated Final Payment Date for any series; and

     (4) specified events of bankruptcy, insolvency or receivership with respect to the trust.

However, the amount of principal required to be paid to term noteholders under the related indenture will generally be limited to amounts available to be deposited therefor in the Note Distribution Account. Therefore, unless the related prospectus supplement states otherwise, the failure to pay principal on a series of term notes will not result in the occurrence of an Event of Default until the applicable Stated Final Payment Date.

If an Event of Default should occur and be continuing with respect to the notes of any trust, the related indenture trustee or the holders of a majority in principal amount of the notes then outstanding, voting together as a single class, may declare the principal of the notes to be immediately due and payable. That declaration will constitute an Early Amortization Event. Under some circumstances, the holders of a majority in principal amount of the notes then outstanding may rescind the declaration. If this happens, the Revolving Period will recommence in some circumstances. See "The Transfer and Servicing Agreements--Early Amortization Events" in this prospectus.

If the notes of any trust are declared due and payable following an Event of Default with respect thereto, the related indenture trustee may institute proceedings to:

     (1) collect amounts due or foreclose on trust property,

     (2) exercise remedies as a secured party,

     (3) sell the related trust estate or

     (4) elect to have the trust maintain possession of the trust estate and continue to apply Collections as if there had been no declaration of acceleration. The indenture trustee could make this election even though the Early Amortization Period commenced by the declaration will continue unless the declaration is rescinded.

The indenture trustee, however, is prohibited from selling the receivables held by the trust following an Event of Default, unless:

     (1) the holders of all the outstanding notes of the trust consent to the sale,

     (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securities at the date of the sale or

     (3) in some cases, the indenture trustee determines that the trust estate would not provide sufficient funds on an ongoing basis to make all payments on the notes as payments would have become due if the obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the notes.

Unless the related prospectus supplement provides otherwise, following a declaration that the notes of a trust are immediately due and payable,

     (1) noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and

     (2) repayment in full of the accrued interest on and unpaid principal balances of the notes will be made prior to any further distribution of interest on the certificates or in respect of the certificate balance.

Although the indenture trustee must comply with its duties under the related indenture, if an Event of Default occurs and is continuing with respect to the notes of any trust, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. As set forth in the indenture, the holders of a majority in aggregate principal amount of the outstanding notes of a trust, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The holders of a majority in aggregate principal amount of the notes then outstanding, voting together as a single class, may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the notes.

No holder of a note will have the right to institute any proceeding with respect to the related indenture, unless:

     (1) the holder previously has given to the indenture trustee written notice of a continuing Event of Default,

     (2) the holders of not less than 25% in aggregate principal amount of the outstanding notes, voting together as a single class, have made written request of the indenture trustee to institute the proceeding in its own name as indenture trustee,

     (3) the holder or holders have offered the indenture trustee reasonable indemnity,

     (4) the indenture trustee has for 60 days failed to institute the proceeding and

     (5) no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of a majority in aggregate principal amount of the outstanding Notes.

If an Event of Default occurs and is continuing with respect to any trust and if it is known to the indenture trustee, the indenture trustee will mail notice of the Event of Default to each noteholder of the trust within 90 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any note, the indenture trustee may withhold the notice beyond the 90 day period if and so long as it determines in good faith that withholding the notice is in the interests of the noteholders.

In addition, the indenture trustee and each noteholder and note owner, by accepting a note, or interest therein, will covenant that they will not, for a period of one year and one day after the termination of the related trust agreement, institute against the related trust or seller any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the indenture trustee in its individual capacity nor the owner trustee in its individual capacity, nor any holder of a certificate including, without limitation, the seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the related trust contained in the indenture.

Covenants. Each indenture provides that the related trust may not consolidate with or merge into any other entity, unless, among other things

     (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia,

     (2) the entity expressly assumes the trust's obligation to make due and punctual payments on the notes and the performance or observance of every agreement and covenant of the trust under the indenture,

     (3) no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

     (4) the trust has been advised that the ratings of the related securities would not be reduced or withdrawn by the rating agencies as a result of the merger or consolidation and

     (5) the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequences to the trust or to any related holder of securities.

Each trust will not, among other things, except as expressly permitted by the Related Documents:

     (1) sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

     (2) other than amounts withheld under the Code or applicable state law, claim any credit on or make any deduction from the principal or interest payable in respect of the related notes or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the trust,

     (3) dissolve or liquidate in whole or in part,

     (4) permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under the indenture except as may be expressly permitted thereby or

     (5) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust estate or any part thereof, or any interest therein or the proceeds thereof.

Except as specified in the related prospectus supplement, no trust may engage in any activity other than as described above under "The Trusts." No trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes, the related indenture, or otherwise in accordance with the related Transfer and Servicing Agreements.

Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report. The indenture trustee will be required to mail each year to all related Noteholders, to the extent required under the Trust Indenture Act,

     (1) a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture,

     (2) any amounts advanced by it under the indenture,

     (3) the amount, interest rate and maturity date of some types of indebtedness owing by the trust to the indenture trustee in its individual capacity,

     (4) the property and funds physically held by the indenture trustee, and

     (5) any action taken by it that materially affects the notes and that has not been previously reported.

Satisfaction and Discharge of Indenture. The indenture will be discharged with respect to the notes of any trust upon the delivery of all of the notes to the related indenture trustee for cancellation or, with limitations, upon deposit of funds sufficient for the payment in full of all of the notes with the indenture trustee.

The Indenture Trustee

The indenture trustee for the notes of a trust will be specified in the related prospectus supplement. The indenture trustee may give notice of its intent to resign at any time, in which event the trust will be obligated to appoint a successor trustee. The trust may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the indenture, becomes insolvent, or otherwise becomes incapable of acting. If the indenture trustee is removed, the trust will be obligated to appoint a successor trustee. The holders of a majority of the aggregate principal amount of the outstanding notes will also be entitled to remove the indenture trustee and appoint a successor. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

Reports to Term Noteholders

With respect to each trust, on or prior to each Payment Date, the servicer will prepare and provide to the indenture trustee a statement to be delivered to the related term noteholders on the Payment Date. To the extent applicable to each series each statement will include the following information as to the term notes with respect to the Payment Date or the period since the previous Payment Date, as applicable:

     (1) the amount, if any, of the distribution allocable to principal on each series of term notes;

     (2) the amount, if any, of the distribution allocable to interest on each series of term notes;

     (3) the aggregate outstanding principal balance for each series of term notes, after giving effect to all payments reported under (1) above;

     (4) the aggregate principal balance of the revolving notes and the aggregate certificate balance;

     (5) if applicable, the amount of outstanding servicer advances;

     (6) the amount of the Monthly Servicing Fee paid to the servicer with respect to the related Collection Period or Periods, as the case may be;

     (7) the interest rate applicable for the next Payment Date for any series of term notes with variable or adjustable rates;

     (8) the amount, if any, withdrawn from or credited to any Reserve Fund;

     (9) the accumulated interest shortfalls, if any, on each series or class of securities and the change in that amounts from the preceding Payment Date;

     (10) the Trust Charge-Offs allocated to each series or class of securities and the change in those amounts from the preceding Payment Date; and

     (11) the balance of the Reserve Fund, if any, on the relevant date, after giving effect to changes therein on that date.

Each amount set forth pursuant to subclauses (1), (2) and (9) with respect to term notes will be expressed as a dollar amount per $1,000 of the initial principal balance of the term notes.

Within the prescribed period of time for tax reporting purposes after the end of each calendar year during which any term notes are outstanding, the indenture trustee will furnish or cause to be furnished to each person or entity who at any time during the preceding calendar year was a holder of record of a Term Note -- initially Cede, as the nominee of DTC -- and received any payment thereon from the trust, a statement containing information for the purpose of assisting that Noteholders in the preparation of their federal income tax returns. As long as the holder of record of the term notes is Cede, as nominee of DTC, beneficial owners of term notes will receive tax and other information from DTC participants and indirect DTC participants rather than from the indenture trustee. See "Federal Income Tax Consequences" in this prospectus.

Book-Entry Registration

The Depository Trust Company is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or through indirect DTC participants.

Unless the prospectus supplement provides otherwise, owners of beneficial interest in notes (note owners) that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, term notes may do so only through DTC participants and through indirect DTC participants. In addition, term note owners will receive all distributions of principal and interest through DTC participants. Under a book-entry format, term note owners may experience some delay in their receipt of payments since payments will be forwarded by the indenture trustee to Cede, as nominee for DTC. DTC will forward the payments to DTC participants, which thereafter will forward them to indirect DTC participants or term note owners. It is anticipated that the only term noteholder of record will be Cede, as nominee of DTC. Term note owners will not be recognized by the indenture trustee as term noteholders, as that term is used in the indenture, and term note owners will be permitted to exercise the rights of term noteholders only indirectly through DTC and its DTC participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of term notes among DTC participants on whose behalf it acts with respect to the term notes and to receive and transmit payments of principal of, and interest on, the term notes. DTC participants and indirect DTC participants with which term note owners have accounts with respect to the term notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective term note owners. Accordingly, although term note owners will not possess term notes, the DTC's rules provide a mechanism by which term note owners will receive payments and will be able to transfer their interests in term notes.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and banks, the ability of a holder to pledge term notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the term notes, may be limited due to the lack of a physical certificate for the term notes.

DTC has advised the seller that it will take any action permitted to be taken by a term noteholder under the indenture or other Related Document only at the direction of one or more DTC participants to whose accounts with DTC the term notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC participants whose holdings include the undivided interests.

In addition to holding term notes through DTC participants or Indirect DTC participants in the United States as described above, holders of term notes may hold their term notes through Clearstream or Euroclear in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositories which in turn will hold those positions in customers' securities accounts in the depositories' names on the books of DTC.

Transfers between Clearstream participants, as defined below, and Euroclear participants, as defined below, will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the clearing system in accordance with its rules and procedures and within its established deadlines. These deadlines will be set in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Any credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream participants on that Business Day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "Federal Income Tax Consequences--Tax Characterization and Treatment of Term Notes--Tax Consequences to Foreign Noteholders" in this prospectus.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is regulated by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others entities -- i.e., banks, brokers, dealers and trust companies -- that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminated the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Morgan Guaranty, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Morgan Guaranty, not with Euro-clear Clearance Systems. Euro-clear Clearance Systems establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. It is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Morgan Guaranty are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law. These laws and procedures govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Morgan Guaranty acts under these laws and procedures only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to term notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. The distributions must be reported accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences-- Tax Characterization and Treatment of Term Notes" in this prospectus. Clearstream or Morgan Guaranty, as the case may be, will take any other action permitted to be taken by a term noteholder under the indenture or other Related Document on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and only if its depositary is able to effect that action on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of term notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Except as required by law, neither the administrator, the owner trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the notes or the certificates of any series held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to any beneficial ownership interests.

Definitive Term Notes

Unless the related prospectus supplement states otherwise, term notes will be issued in fully registered, certificated form, or definitive term notes, to term noteholders or their nominees, rather than to DTC or its nominee, only if

     (1) the administrator advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the term notes and the trust is unable to locate a qualified successor,

     (2) the administrator, at its option, elects to terminate the book-entry system through DTC, or

     (3) after the occurrence of an Event of Default or a Servicing Default, note owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of the related term notes advise the appropriate trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interest of the note owners.

Upon the occurrence of any event described in the immediately preceding paragraph, DTC will notify the note owners and the indenture trustee of that occurrence and of the availability of definitive term notes. Upon surrender by DTC of the definitive certificates representing the term notes and receipt of instructions for re-registration, the indenture trustee will reissue the related term notes as definitive term notes to holders thereof.

Payments of principal of, and interest on, the definitive term notes will thereafter be made in accordance with the procedures set forth in the indenture directly to holders of definitive term notes in whose names the definitive term notes were registered at the close of business on the last day of the preceding month. Those payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee. The final payment on any definitive term note, however, will be made only upon presentation and surrender of the definitive term note at the office or agency specified in the notice of final payment to the holders thereof.

Definitive term notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of definitive term notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                               THE REVOLVING NOTES

Each trust may issue one or more series of revolving notes on the initial issuance date and may issue more series of revolving notes from time to time thereafter. Each series of revolving notes may have a different Revolver Interest Rate which may be fixed, variable, contingent, adjustable or any combination of the foregoing, and a different Targeted Final Payment Date, if any, and Stated Final Payment Date. With respect to each trust, the outstanding principal balance of the revolving notes may fluctuate on a daily basis as Principal Collections on the related receivables not needed for principal payments or distributions on related term notes or certificates are, at the discretion of the seller or as otherwise described herein:

     (1) allocated to the seller in payment for receivables purchased by the trust,

     (2) allocated to the Revolver Distribution Account as a payment of principal on the revolving notes, or

     (3) retained as the Cash Collateral Amount.

With respect to each trust, the seller, at its option, may on any day increase the outstanding principal balance of the revolving notes to fund purchases of receivables, provided, however, that the Net Revolver Balance may not at any time exceed the Maximum Revolver Balance. The Specified Maximum Revolver Balance for a trust will be set forth in the related prospectus supplement and may be increased or decreased from time to time if a number of conditions are satisfied. See "The Transfer and Servicing Agreements--Additional Issuances; Changes in Maximum Revolver Balance" in this prospectus.

Unless the related prospectus supplement provides otherwise, no additional borrowings will be permitted under any revolving note during the Wind Down
Period or any Early Amortization Period for the related trust. Payments of principal on revolving notes will be made in the amounts and priority, and at the times, specified in the related prospectus supplement. One or more series of revolving notes for any trust may have a Targeted Final Payment Date, if any, and Stated Final Payment Date or otherwise require principal payments during the related Revolving Period and may provide for extensions and renewals under some circumstances. Each revolving note will initially be held by GMAC or the seller, and the revolving note or an interest therein may be sold by GMAC or the seller in a private placement to a third-party investor. Thereafter, a revolving note or an interest therein may be transferred in whole or in part if certain conditions are satisfied. Any additional borrowings under, and principal payments on, the revolving notes will be allocated among all outstanding revolving notes as determined by the seller in its sole discretion. However, this allocation will depend on any agreements among the seller and any holders of the revolving notes. The revolving notes are not being offered pursuant to this prospectus or any related prospectus supplement.


                                THE CERTIFICATES

With respect to each trust, the certificates will be issued pursuant to the terms of a trust agreement between the seller and the owner trustee and will represent the ownership interest in the trust. Certificates will be issued on the initial issuance date for a trust and may be issued from time to time thereafter. The certificate rate for the certificates may be fixed, variable, contingent, adjustable or any combination of the foregoing, and may vary by class of certificate. The related prospectus supplement will set forth the amount of, or method for determining, distributions of the certificate balance and the timing of the distributions, including the Stated Final Payment Date. Unless the related prospectus supplement provides differently, principal and interest payments on the notes will be senior to distributions of the certificate balance and interest on the related certificates. The certificates are not being offered pursuant to this prospectus or any related prospectus supplement.


                      THE TRANSFER AND SERVICING AGREEMENTS

Except as otherwise specified in the related prospectus supplement, the following summary describes some of the material terms of:

     (1) the pooling and servicing agreement pursuant to which the seller will purchase Eligible Receivables from GMAC, and the servicer will agree to service all receivables in the related dealer accounts,

     (2) the trust sale and servicing agreement pursuant to which the trust will acquire those receivables from the seller and agree to the servicing of the receivables by the servicer,

     (3) the trust agreement pursuant to which the trust will be created and certificates will be issued and

     (4) the administration agreement pursuant to which GMAC, as administrator, will undertake a number of administrative duties with respect to the trust. Collectively, these agreements will be referred to as the Transfer and Servicing Agreements.

Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. Upon request of a holder of securities described therein. The seller will provide a copy of the Transfer and Servicing Agreements. This copy will not include exhibits. This summary does not purport to be complete and is qualified by reference to all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of this summary.

Sale and Assignment of Receivables and Collateral Security

GMAC will sell and assign to the seller, without recourse,

     o on the initial issuance date for a trust, its entire interest in the Eligible Receivables under the dealer accounts included in the related pool of accounts as of the Initial Cut-Off Date, and

     o on each date on which receivables are originated in a dealer account in the related pool of accounts, its entire interest in, all Eligible Receivables created on that date in the dealer accounts in the related pool of accounts. However, if GMAC becomes subject to a bankruptcy proceeding, GMAC will not assign receivables to the seller without approval of the bankruptcy court.

In each case, GMAC will sell and assign to the seller the related Collateral Security and the proceeds of all of the foregoing, pursuant to a pooling and servicing agreement between GMAC and the seller.

For each trust, on its initial issuance date and on each Receivables Purchase Date, the seller will transfer and assign to the applicable trust, without recourse, the Eligible Receivables and the other assets purchased from GMAC on that date, pursuant to a trust sale and servicing agreement among the seller, the servicer and the trust. The owner trustee, on behalf of the trust, together with the indenture trustee with respect to the notes, concurrently with the initial transfer and assignment to the trust, will execute and deliver to the seller the related notes and the related certificates to be issued on the initial issuance date. Unless the related prospectus supplement provides otherwise, the seller will sell the securities and will apply the net proceeds received from the sale of the securities to the purchase of the related receivables from GMAC.

In each pooling and servicing agreement, in connection with the sale of the related receivables to the seller, GMAC will agree to indicate in its records that the Eligible Receivables and Collateral Security have been sold to the seller, and that, upon the execution of a trust sale and servicing agreement, the seller has sold and assigned that property to the trust. In addition, GMAC will agree to provide a complete list to the seller showing for each dealer account to be included in the pool of accounts, as of the Initial Cut-Off Date, its account number and the outstanding principal balance of receivables that GMAC represents are Eligible Receivables under that dealer account. In the related trust sale and servicing agreement, the trust will accept the designation of GMAC as custodian to maintain possession, as the trust's agent, of the documents relating to the receivables. GMAC will not deliver to the seller, the owner trustee or the indenture trustee any records or agreements relating to the dealer accounts or the receivables. The records and agreements relating to the dealer accounts and receivables related to any trust will not be segregated from those relating to other accounts and receivables of GMAC or otherwise marked to reflect the sale of the receivables therein to the seller or the subsequent sale to the related trust. This helps to assure uniform quality in servicing both the receivables related to any trust and the servicer's own portfolio of receivables, as well as to facilitate servicing and save administrative costs. However, with respect to each trust, GMAC will file UCC financing statements with respect to the sale, transfer and assignment of receivables to the seller and the seller will file UCC financing statements with respect to the sale, transfer and assignment of the receivables to the trust. In addition, each trust will file UCC financing statements with respect to the security interest in the trust's assets granted to the indenture trustee under the indenture to secure the trust's obligations thereunder. See "Legal Aspects--Transfer of Receivables" in this prospectus. The documents evidencing the receivables will remain in GMAC's possession and will not be stamped or otherwise marked to reflect the sale and assignment of the interests in the receivables to the seller or the trust. As a result of GMAC's continued possession, if a subsequent purchaser were able to take possession of the receivables without knowledge of the assignment, and if the receivables are deemed "chattel paper" under applicable law, the trust's interests in the receivables could be defeated. See "Legal Aspects Transfer of Receivables" in this prospectus.

With respect to each trust, pursuant to the trust sale and servicing agreement, as described in "Addition and Removal of Accounts" below, the seller has the limited right to designate from time to time additional dealer accounts to be included in the related pool of accounts. In connection with any designation of additional dealer accounts, the seller will purchase from GMAC the Eligible Receivables in the additional dealer accounts and GMAC will follow the procedures set forth in the preceding paragraph, except that the list will show information for the additional dealer accounts as of the cut-off date for additional dealer accounts. The servicer will notify the seller of this cut-off date in writing.

Representations and Warranties

In each pooling and servicing agreement, GMAC will represent and warrant to the seller, among other things, that:

     (1) as of the initial issuance date, or, in the case of an additional dealer account, as of the related cut-off date for additional dealer accounts, each dealer account or additional dealer account included in the pool of accounts is an Eligible Account; and

     (2) as of the initial issuance date, or, in the case of an additional dealer account, as of the related cut-off date for additional dealer accounts, and on each Receivables Purchase Date each receivable conveyed to the seller on that date that is identified as an Eligible Receivable is actually an Eligible Receivable.

In the case of an additional dealer account, GMAC will make the above representations and warranties as of the related cut-off date.

In the related trust sale and servicing agreement, the seller will assign the representations and warranties of GMAC with respect to the dealer accounts and the receivables to the trust, and will represent and warrant to the trust that the seller has taken no action which would cause the representations and warranties of GMAC to be false in any material respect as of the initial issuance date, each cut-off date for additional dealer accounts and each Receivables Purchase Date, as the case may be.

The seller and the servicer may discover that there has been a breach of a representation or warranty of the seller or GMAC that materially and adversely affects the trust's interest in a deferred payment receivable. This is a receivable for which payment has been deferred pursuant to DPP, an instalment sales program or a similar arrangement. Any receivable affected this way is referred to as a Warranty Receivable. Unless and to the extent the breach is cured in all material respects, GMAC or the seller will repurchase a Warranty Receivable as follows:

     (1) if the breach or deferral is a breach of a representation or warranty of GMAC, the seller and the servicer will use reasonable efforts to enforce the obligation of GMAC under the pooling and servicing agreement to pay the related Warranty Payment, as defined below, and repurchase the receivable or

     (2) if the breach or deferral is a breach of a representation or warranty of the seller, the seller will repurchase the receivable.

Without limiting the generality of the foregoing, a receivable held by a trust will not be an Eligible Receivable, and thus will be repurchased if and to the extent (1) the principal amount thereof is adjusted downward because of a rebate, refund, credit adjustment or billing error to the related dealer, or (2) the receivable was created in respect of a vehicle that was refused or returned by a dealer.

The Warranty Payment, which is the price for a repurchase of a Warranty Receivable by GMAC or the seller will be equal to the principal amount of the receivable. In the case of a breach or deferral affecting less than the entire principal amount of a receivable, the Warranty Payment will be to the extent of the breach or deferral, plus all accrued and unpaid interest thereon through the date of purchase. The principal portion of the Warranty Payment will be treated as Trust Principal Collections and the remainder will be included in Interest Collections. All Warranty Payments will be deposited into the related Collection Account on the related Distribution Date. The repurchase obligations of the seller and GMAC constitute the sole remedy available to the securityholders, the indenture trustee or the owner trustee for any uncured breach or deferral.

In each pooling and servicing agreement, GMAC will also make representations and warranties to the seller to the effect that, among other things, as of the closing date for the sale of any securities:

     (1) GMAC is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the pooling and servicing agreement, and the related Transfer and Servicing Agreements constitute legal, valid and binding obligations of GMAC; and

     (2) the transfer of the receivables and the related Vehicle Collateral Security, pursuant to the related pooling and servicing agreement constitutes a valid sale, transfer and assignment to the seller of all right, title and interest of GMAC therein, whether then existing or thereafter created, and the proceeds thereof.

If the breach of any of the representations and warranties described in this paragraph results in the obligation of the seller under the related trust sale and servicing agreement to purchase the receivables and the related Collateral Security as described below, GMAC will be obligated to repurchase the property for an amount equal to the Reassignment Amount. In other circumstances in which the seller is obligated under a trust sale and servicing agreement to purchase the property, GMAC will not be obligated to repurchase the property.

In each trust sale and servicing agreement, the seller will also make representations and warranties to the related trust to the effect that, among other things, as of the closing date for the sale of any securities:

     (1) the seller is duly incorporated and in good standing, it has the authority to consummate the transactions contemplated by the trust sale and servicing agreement, and the trust sale and servicing agreement constitutes a legal, valid and binding agreement of the seller; and

     (2) the transfer of the receivables pursuant to the trust sale and servicing agreement constitutes a valid sale, transfer and assignment to the trust of all right, title and the interest of the seller in the receivables and the related Collateral Security, whether then existing or thereafter created, and the proceeds thereof.

With respect to each trust, if the breach of any of the representations and warranties described in this paragraph has a material adverse effect on the interests of the securityholders, then any of the indenture trustee, the owner trustee or the holders of the outstanding securities evidencing not less than a majority of the outstanding principal amount of the notes and a majority of the Voting Interests of all outstanding certificates, by written notice to the seller, may direct the seller to accept the reassignment of all receivables and the related Collateral Security within 60 days of the notice, or within the longer period specified in the notice. The seller will be obligated to accept the reassignment and pay the Reassignment Amount on a Distribution Date occurring within the applicable period.

The reassignment will not be required to be made, however, if at or prior to the end of the applicable period, the representations and warranties are then true and correct in all material respects and any material adverse effect caused by the breach has been cured. With respect to each trust, the payment of the Reassignment Amount for all outstanding securities will be considered as payment in full for all receivables and the related Collateral Security. The obligation of the seller to pay the Reassignment Amount as described above will constitute the sole remedy respecting a breach of the representations and warranties available to the trust, the securityholders, the owner trustee or indenture trustee. It is not expected that the seller will have significant assets other than its rights under the pooling and servicing agreement and the trust sale and servicing agreement with respect to each trust.

In each pooling and servicing agreement, GMAC will covenant that GMAC will not sell, pledge, assign or transfer any interest in any Eligible Receivables or the related Vehicle Collateral Security, unless required to by agreements with other persons or entities. An exception to this covenant will be made for the sale and conveyances under the pooling and servicing agreement and the interests created under the trust sale and servicing agreement, or as otherwise permitted by the pooling and servicing agreement.

Addition and Removal of Accounts

With respect to each trust, and taking into account the conditions described below, under the pooling and servicing agreement, GMAC may offer to designate, and the seller may request the designation of, additional dealer accounts to be included in the pool of accounts and, under the trust sale and servicing agreement, the seller has the right to designate from time to time additional dealer accounts to be included in the related pool of accounts. Unless the related prospectus supplement provides otherwise, in order to add any additional dealer account to the related pool of accounts, the following conditions, among others, must be satisfied:

     (1) each additional dealer account must be an Eligible Account;

     (2) the seller must represent and warrant that the inclusion of the additional dealer accounts in the related pool of accounts will not, in the reasonable belief of the seller, cause an Early Amortization Event to occur; and

     (3) unless the related prospectus supplement provides otherwise, each of the rating agencies rating the notes must have provided written confirmation that the addition will not result in a reduction or withdrawal of the rating of any outstanding related securities.

On the date any additional dealer account is added to the pool of accounts, all Eligible Receivables then in that dealer account will be sold by GMAC to the seller and will be transferred by the seller to the trust.

With respect to each trust, even though each additional dealer account must be an eligible account, additional dealer accounts may not be of the same credit quality as the initial dealer accounts because, among other things, those dealer accounts may not have been part of GMAC's U.S. portfolio on the Initial Cut-Off Date. Additional dealer accounts may have been originated at a different time using credit criteria different from those applied to the initial dealer accounts.

With respect to each trust, upon the satisfaction of the conditions specified in the trust sale and servicing agreement, the seller will have the right to remove dealer accounts from the pool of accounts. To so remove dealer accounts, after proper notice, the seller, or the servicer on its behalf must, among other things:

     (1) furnish to the owner trustee a list of the selected dealer accounts to be so removed from the pool of accounts specifying for each selected dealer account to be removed, its account number and the aggregate balance of Eligible Receivables in that dealer account;

     (2) represent and warrant that the removal of the selected dealer accounts will not, in the reasonable belief of the seller, result in the occurrence of an Early Amortization Event; and

     (3) represent and warrant that the seller and the servicer have not received notice from any rating agency that the removal will result in a reduction or withdrawal of the rating of any of the outstanding related securities.

In addition, if a dealer account in the pool of accounts ceases to be an eligible account, that dealer account will be deemed a selected account to be removed on that date. In either case, receivables arising thereafter in the selected account selected for removal will not be transferred to the trust. Receivables in any dealer account transferred to the trust prior to that date and Collections thereon will continue to be assets of the trust. Unless the related prospectus supplement states otherwise, the servicer will allocate all Principal Collections on receivables in a Selected Account to the oldest receivables in that dealer account. A selected account will be deemed removed from the pool of accounts on the date on which the balance of all receivables in that dealer account held by the trust becomes zero.

Bank Accounts

With respect to each trust, the servicer will establish and maintain several Distribution Accounts: the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The prospectus supplement may specify also that the servicer will establish and maintain a Swap Distribution Account."

For each trust, funds in the Collection Account, the Note Distribution Account, the Revolver Distribution Account and the Reserve Fund, if any, and other accounts identified as these accounts in the related prospectus supplement - collectively, the Designated Accounts- and the Certificate Distribution Account will be invested as provided in the trust sale and servicing agreement in eligible investments, which are specified categories of marketable securities. Eligible investments will generally be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities.

Except as described below or in the related trust sale and servicing agreement, eligible investments will be limited to obligations or securities that mature on or before the next Distribution Date or, in the case of the Note Distribution Account, the date of the next payment with respect to the term notes. To the extent permitted by the rating agencies rating the notes, funds in any Reserve Fund and other cash collateral accounts, if any, may be invested in related term notes that will not mature prior to the date of the next payment or distribution with respect to the term notes. Except as otherwise specified in the related prospectus supplement, the term notes may only be sold prior to their maturity at a price equal to or greater than the unpaid principal balance thereof if, following the sale, the amount on deposit in any Reserve Fund would be less than the related Reserve Fund Required Amount or other applicable limits, if any. Thus, the amount of cash in any Reserve Fund at any time may be less than the balance of the Reserve Fund.

If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in Collections on the receivables or other assets specified in the related prospectus supplement exceeds the amount of cash in the Reserve Fund, a temporary shortfall in the amounts available for distribution could result. Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, will be Investment Proceeds and will be available for distribution as described in the related prospectus supplement. References to amounts on deposit in any Designated Account or the Certificate Distribution Account will not include the amount of any Investment Proceeds.

The Designated Accounts and the Certificate Distribution Account will be maintained as Eligible Deposit Accounts.

Any other accounts to be established with respect to a trust will be described in the related prospectus supplement.

Collections

With respect to each trust, the servicer will deposit Principal Collections and Interest Collections on the related receivables into the related Collection Account on a daily basis. However, the servicer need not deposit Principal Collections and Interest Collections into the Collection Account on a daily basis but may use all of those Collections for its own benefit until the Business Day immediately preceding the related Distribution Date if at any time the following conditions are satisfied:

     (1) GMAC is the servicer,

     (2) no Servicing Default has occurred and is continuing and

     (3) GMAC either

          (a) maintains a short-term debt rating of at least A-1 by Standard & Poor's and P-1 by Moody's,

          (b) arranges for and maintains a letter of credit or other form of credit support or enhancement in respect of the servicer's obligations to make deposits of Collections on the related receivables in the Collection Account that is acceptable in form and substance to each rating agency or

          (c) otherwise obtains the written confirmation from each rating agency that the failure by GMAC to make daily deposits will not result in a downgrade, suspension or withdrawal of the rating of any of the outstanding related securities that it is then rating.

Notwithstanding the foregoing, the Cash Collateral Amount for the last day of any Collection Period shall be deposited into the Collection Account (to the extent not already on deposit therein) no later than the second Business Day of the following Collection Period. The prospectus supplement may describe additional circumstances under which daily deposits will be required.

On any date on which Collections are deposited in the Collection Account for a trust, the servicer will distribute directly to GMAC on account of the Retained Property an amount equal to Principal Collections on the receivables included in the Retained Property. Whether or not the servicer is then making daily deposits of Collections, if, at any time, the amount on deposit in a Collection Account exceeds the amount required to be so deposited, the servicer will be permitted to withdraw from the Collection Account and pay to the seller or GMAC, as applicable, the amount of the excess.

Application of Collections

Interest Collections. For each trust, except as set forth in the related prospectus supplement, for each Collection Period, the trust will apply

     o    Trust Interest Collections,

     o    receipts under credit, liquidity and other enhancement arrangements,

     o    servicer advances,

     o    Investment Proceeds and

     o    amounts in the Reserve Fund

and will use these amounts to

     o    make interest payments on the related securities,

     o    pay related Monthly Servicing Fees,

     o    make   payments   under  credit,   liquidity  and  other   enhancement
          arrangements,

     o    reimburse  servicer  advances  and

     o    cover some of the losses on defaulted receivables.

The related prospectus supplement will further set forth these applications. Unless the related prospectus supplement states otherwise, Interest Collections in excess of trust Interest Collections will be paid to GMAC on account of the Retained Property.

Principal Collections.

Revolving Period. During the Revolving Period for a trust and so long as no series of related term notes is in a Payment Period, unless the related prospectus supplement states otherwise, no amount is required to be set aside to make principal payments on the term notes and distributions of the certificate balance on related certificates. Accordingly, all Trust Principal Collections and Additional Trust Principal on any date during the Revolving Period, together with the Cash Collateral Amount from the prior date, will be available for reinvestment in additional receivables to be purchased from the seller, and will be paid to the seller to the extent so reinvested, so long as the servicer is able to recover advances of principal. This will be the case provided that these amounts will be held as the Cash Collateral Amount to the extent necessary to ensure that the Daily Trust Invested Amount for that date equals the Daily Trust Balance for that date. That determination will be made after giving effect to any payments of principal, including required principal payments, on, or additional borrowings under, the revolving notes on that date and all collections on, and reinvestments in, receivables and all issuances of securities by the trust on that date. Unless the related prospectus supplement states otherwise, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

Payment Periods. The prospectus supplement for a series of term notes will describe how, during the Payment Period for that series, Available Trust Principal will be allocated to the series and be available to make principal payments on the term notes. This allocation will be dependent on the servicer's ability to recover any advances of principal it may make. Principal payments on any series of term notes will be made in the amounts and at the times described in the related prospectus supplement. Available Trust Principal not so allocated to term notes will be applied as described above under "Revolving Period." The Payment Period, if any, for a series of term notes will commence on the first to occur of the related Scheduled Series Payment Period Commencement Date and a Series Early Payment Event.

Early Amortization and Wind Down Periods. The prospectus supplement for a series of term notes will also describe how, during an Early Amortization Period or the Wind Down Period for any trust, the trust will retain Trust Principal Collections and set them aside as required for the purpose of making payments of principal on the related notes and distributions with respect to the certificate balance on the related certificates. The trust will make this retention, and not pay Trust Principal Collections to the seller, so long as the servicer is able to recover advances of principal it may make. Unless the related prospectus supplement states differently, during either of these periods, no additional borrowings will be permitted under the related revolving notes. For each Collection Period during an Early Amortization Period or the Wind Down Period for a trust, Trust Principal Collections, together with other amounts, if any, comprising Available Trust Principal, will be applied to make the required deposits into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account. The relative priorities of these deposits and the amounts required to be so deposited for any Distribution Date will be set forth in the related prospectus supplement. Unless the related prospectus supplement states otherwise, during the Wind Down Period for a trust, the amount to be so applied to payments on securities will be limited by the applicable Controlled Deposit Amount. During an Early Amortization Period for a trust, that limit will not apply and, in general, all Trust Principal Collections and other amounts constituting Available Trust Principal will be available to make payments on the securities. Payments will be made on securities during the Wind Down Period and any Early Amortization Period to the extent, if any, described in the related prospectus supplement. Unless the related prospectus supplement states differently, Principal Collections in excess of Trust Principal Collections will be paid to GMAC on account of the Retained Property.

Servicer Advances

The servicer will make a servicer advance to each trust to the extent and for the purposes set forth in the related prospectus supplement. Unless the prospectus supplement provides otherwise, the servicer will agree to make advances to the extent that the servicer, in its sole discretion, expects to recoup those advances from subsequent Collections and other amounts available for that purpose as described in the related prospectus supplement.

Liquidity and Credit Support

The amounts and types of credit, liquidity and other enhancement arrangements and the provider thereof, if applicable, with respect to each trust will be set forth in the related prospectus supplement. If and to the extent provided in the related prospectus supplement, those arrangements may be in the form of reserve accounts, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements as may be described in the related prospectus supplement or any combination of two or more of the foregoing. In addition, securities may have the benefit of interest rate swaps, caps and floors and other derivative products, all as further described in the related prospectus supplement. These arrangements may be for the benefit of one or more series or classes of securities or all securities issued by a trust as described in the related prospectus supplement.

The presence of a Reserve Fund and other forms of liquidity and credit support, if any, are intended to increase the likelihood that the securityholders or certificateholders, who are to benefit from those arrangements will receive the full amount of principal or the certificate balance, as the case may be, plus interest due. These forms of liquidity and credit support are also intended to decrease the likelihood that the securityholders will experience losses. Unless the related prospectus supplement provides otherwise, these arrangements will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance or the certificate balance, as the case may be, and interest thereon. If losses occur which exceed the amount covered by applicable arrangements or which are not so covered, securityholders will bear their allocable share of deficiencies as described herein and in the related prospectus supplement. In addition, if an arrangement is for the benefit of more than one series or class of securities issued by a trust, securityholders of a series or class will be faced with the risk that the arrangement will be exhausted by the claims of securityholders of other series or classes.

Reserve Fund. If so provided in the related prospectus supplement, for each trust, there will be established and maintained in the name of the indenture trustee for the benefit of the securityholders a Reserve Fund. The Reserve Fund will be an Eligible Deposit Account and funds in any Reserve Fund will be invested in eligible investments. Except as otherwise provided in the related prospectus supplement, with respect to each trust, any investment earnings, net of losses and investment expenses, with respect to the related Reserve Fund will be Investment Proceeds and will be available for distribution as described in the related prospectus supplement. Amounts on deposit in any Reserve Fund ,other than Investment Proceeds, will be available to make payments and distributions on related securities, to cover any related Trust Defaulted Amounts and for other purposes to the extent described in the related prospectus supplement. The Reserve Fund Initial Deposit, if any, made by the seller will be specified in the related prospectus supplement.

After the initial issuance date for a trust, the seller may make additional deposits into any related Reserve Fund in connection with the issuance of additional securities or an increase in the Specified Maximum Revolver Balance. In addition, during the term of any trust, the seller will have the option to make an additional deposit into any related Reserve Fund in an amount not in excess of 1% of the Maximum Pool Balance. Available Trust Interest will also be available for deposit into any Reserve Fund to the extent described in the related prospectus supplement. Unless the related prospectus supplement states differently, with respect to each trust, amounts on deposit in the Reserve Fund will be paid to the seller to the extent the amounts exceed the Reserve Fund Required Amount set forth in the related prospectus supplement or as otherwise agreed by the seller, and on the trust Termination Date any funds remaining on deposit in the Reserve Fund will be distributed to the seller. Following distribution to the seller of amounts from the Reserve Fund, securityholders will not have any rights in, or claims to, those amounts.

Distributions

With respect to each trust, payments of principal and interest on the related term notes and revolving notes and distributions with respect to the certificate balance and interest on the related certificates will be made from amounts deposited for that purpose into the Note Distribution Account, the Revolver Distribution Account and the Certificate Distribution Account, respectively, as described in the related prospectus supplement. The timing, calculation, allocation, order, source, priorities and requirements for all payments to each series of noteholders and all distributions to certificateholders will be set forth in the related prospectus supplement. Payments of principal on notes and distributions in respect of the certificate balance will be subordinate to distributions in respect of interest, and distributions in respect of the certificates will be subordinate to payments on the notes, all as more fully described in the related prospectus supplement.

With respect to each trust, unless the related prospectus supplement states differently, payments of principal and interest on all series of term notes will have the same priority of payment. This would be other than in circumstances related to the occurrence of an Event of Default, payments of principal and interest on term notes may be senior or equivalent to payment on the related revolving notes, as described in the related prospectus supplement.

Net Deposits and Payments

As an administrative convenience, the servicer will be permitted to make the deposit of Interest Collections, Principal Collections, servicer advances and other amounts, for any trust, including amounts relating to any credit, liquidity or other enhancement arrangement, on any date net of distributions or payments to be made to the servicer on behalf of the trust on that date. The servicer, however, will account to the indenture trustee, the owner trustee and the securityholders with respect to each trust as if all deposits, distributions and transfers were made individually. In addition, in connection with any trust, at any time that the servicer is not required to remit Collections on a daily basis and payments or distributions on any securities are not required to be made monthly, the servicer may retain amounts allocable to the securities or the Distribution Accounts until the related Payment Date or Distribution Date. Pending deposit into an account, the Collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. In this situation, all distributions, deposits or other remittances will be treated as having been distributed, deposited or remitted on the applicable Distribution Date for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on that Distribution Date and other Distribution Dates.

Defaults and Charge-offs

With respect to each trust, the extent to which Trust Interest Collections, funds in the related Reserve Fund and other amounts are available to cover the Trust Defaulted Amount will be described in the related prospectus supplement. Any Trust Defaulted Amount not so covered will constitute Trust Charge-Offs. Trust Charge-Offs may be covered in subsequent periods, but only to the extent described in the related prospectus supplement. Amounts not so covered will reduce the principal amount of the notes or the certificate balance, as the case may be, which will reduce the Daily Trust Invested Amount, and will be allocated among the securities as set forth in the related prospectus supplement.

Early Amortization Events

Unless  the  related  prospectus   supplement  provides   otherwise,   an  Early
Amortization Event with respect to any trust refers to any of the following events:

     (1) failure on the part of the seller, GMAC or the servicer to observe or perform in any material respect any of its covenants or agreements set forth in the related pooling and servicing agreement or the related trust sale and servicing agreement, as applicable, which failure continues unremedied for a period of 60 days after written notice; provided, however, that no Early Amortization Event will be deemed to exist if the receivables affected by that failure are repurchased by the seller, GMAC or the servicer, as applicable, in accordance with the related Transfer and Servicing Agreements;

     (2) any representation or warranty made by GMAC in the related pooling and servicing agreement or by the seller in the related trust sale and servicing agreement or any information contained on the Schedule of Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and, as a result, the interests of the Securityholders are materially and adversely affected; provided, however, that no Early Amortization Event will be deemed to occur if the receivables relating to the representation or warranty are repurchased by GMAC or the seller, as applicable, in accordance with the related Transfer and Servicing Agreements;

     (3) failure to pay or set aside for payment all amounts required to be paid as principal on the Notes or distributed with respect to the certificate balance on the applicable Stated Final Payment Date;

     (4) on any Distribution Date, the average of the Monthly Payment Rates for the three preceding Collection Periods is less than 25%;

     (5) the amount on deposit in the related Reserve Fund is less than the Reserve Fund Required Amount on three consecutive Distribution Dates;

     (6) a notice setting forth one or more Events of Default under the related indenture and declaring the unpaid principal amount of the related notes immediately due and payable has been given pursuant to the indenture; provided, however, that if no other Early Amortization Event has occurred and is continuing and so long as the Scheduled Revolving Period Termination Date has not occurred, if the seller so elects, the Early Amortization Period resulting from that occurrence will terminate and the Revolving Period will recommence if a notice rescinding the declaration is given pursuant to the indenture;

     (7) the occurrence of specified events of bankruptcy, insolvency or receivership relating to any of (a) General Motors, (b) the servicer, (c) GMAC, if it is not the servicer, or the (d) seller;

     (8) on any Distribution Date, as of the last day of the related Collection Period, the aggregate principal balance of receivables owned by the trust which were advanced against used vehicles exceeds 20% of the Daily Trust Balance, for purposes of this clause (8), General Motors vehicles which are sold to daily rental car operations, repurchased pursuant to General Motors repurchase agreements and subsequently sold at auction to a General Motors-franchised dealer will not be considered to be used vehicles;

     (9) on any Distribution Date, the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the related Reserve Fund by more than the Reserve Fund Trigger Amount as specified in the related prospectus supplement;

     (10) on any Distribution Date, the average Daily Trust Balance is less than 75% of the sum of the average outstanding principal balance of the related term notes and the average certificate balance (in each case, the average being determined over the six Collection Periods immediately preceding the Distribution Date, or, if shorter, the period from the related initial issuance date through and including the last day of the immediately preceding Collection Period;

     (11) on any Distribution Date, as of the last day of each of the two immediately preceding Collection Periods, the aggregate principal balance of all related Available Receivables is less than 70% of the aggregate principal balance of all receivables - including receivables owned by GMAC
     - in the dealer accounts in the related pool of accounts; and

     (12) any other Early Amortization Event set forth in the related prospectus supplement.

Upon the occurrence of any event described above, except as described above or in the related prospectus supplement, an Early Amortization Event with respect to a trust will be deemed to have occurred without any notice or other action on the part of any other party. The Early Amortization Period will commence as of the day on which the Early Amortization Event is deemed to occur. During an Early Amortization Period for a trust, Trust Principal Collections and other amounts constituting Available Trust Principal will be allocated to principal payments on the related Notes and distributions of the certificate balance on the related certificates and will be paid as set forth in the related prospectus supplement. No Controlled Deposit Amount will apply during that period. If an Early Amortization Period commences during a Payment Period or the Wind Down Period, amounts, if any, on deposit in the Distribution Accounts will be paid to Securityholders on the first Distribution Date for the Early Amortization Period as described in the related prospectus supplement. Except as otherwise described in the related prospectus supplement, no additional borrowings may be made on the revolving notes during an Early Amortization Period for the related trust.

In some circumstances, so long as the related Scheduled Revolving Period Termination Date has not occurred, the Revolving Period may recommence following the occurrence of an Early Amortization Event as described in subparagraph (6) above or in the related prospectus supplement.

In addition to the consequences of an Early Amortization Event discussed above, if an insolvency event occurs with respect to the seller, the receivables of the trust may be liquidated and the trust terminated as described below in "Insolvency Events."

Additional Issuances; Changes in Specified Maximum Revolver Balance

After the initial issuance date for a trust, additional series of term notes, additional series of revolving notes and additional classes of certificates may be issued by the trust from time to time, whether or not additional revolving notes are issued in connection therewith. The Specified Maximum Revolver Balance may also be increased or decreased without the consent of holders of the outstanding notes or certificates, in each case upon the satisfaction of the conditions specified in the related trust sale and servicing agreement. These include the conditions that

     (1) the seller will have represented and warranted that the issuance, increase or decrease will not, in the reasonable belief of the seller, cause an Early Amortization Event to occur, and

     (2) after giving effect to all issuances and all changes in the Specified Maximum Revolver Balance, the outstanding certificate balance of all then outstanding certificates, less amounts held in the Certificate Distribution Account, as a percentage of the Maximum Pool Balance equals or exceeds the trust's Specified Certificate Percentage, in each case, as set forth in the related prospectus supplement.

Any issuance or increase in the Specified Maximum Revolver Balance is also dependent upon each rating agency providing written confirmation that the issuance or increase will not result in a reduction or withdrawal of the rating of any outstanding securities. There is no limit to the number of series of term notes that may be issued under the related trust sale and servicing agreement or the related indenture.

The seller may offer any securities under a Disclosure Document in transactions either registered under the Act, or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any of these securities may be issued in fully registered or book-entry form in minimum denominations determined by the seller.

Servicing Compensation and Payment Of Expenses

With respect to each trust, unless the related prospectus supplement states differently, as compensation for its servicing activities with respect to the related receivables, on each Distribution Date, the servicer will receive a servicing fee - the Monthly Servicing Fee - for the preceding Collection Period equal to one-twelfth of the Servicing Fee Rate multiplied by the average daily balance of the Daily Trust Invested Amount for the Collection Period. The Monthly Servicing Fee will be payable to the servicer solely to the extent amounts are available for distribution therefor as described in the related prospectus supplement.

With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the related trust. The Monthly Servicing Fee associated with each trust is intended to compensate the servicer for performing the functions of a third party servicer of wholesale receivables as an agent for their beneficial owner. These duties include, without limitation,

     o    collecting and recording payments,

     o    communicating with dealers,

     o    investigating payment delinquencies,

     o    evaluating the increase of credit limits, and

     o maintaining records with respect to the dealer accounts and receivables arising thereunder. With respect to any pool of accounts, the servicer will service the receivables included in the Retained Property as well as the receivables sold to the related trust.

The Monthly Servicing Fee will also compensate the servicer for managerial and custodial services performed by the servicer on behalf of the trust. These include:

     o    accounting for collections,

     o furnishing monthly and annual statements to the owner trustee and the indenture trustee with respect to payments and distributions,

     o    making servicer advances, if any,

     o providing assistance in any inspections of the documents and records relating to the dealer accounts and receivables by the indenture trustee and the owner trustee pursuant to the related trust sale and servicing agreement, and

     o    providing   related  data   processing  and  reporting   services  for
          securityholders and on behalf of the indenture trustee and owner trustee.

The Monthly Servicing Fee will also serve to reimburse the servicer for additional expenses the servicer incurs in connection with administering the pool of accounts. These expenses include

     o taxes, other than the trust's or the securityholders' federal, state and local income and franchise taxes, if any,

     o    the owner trustee's and the indenture trustee's fees,

     o    accounting fees,

     o    outside auditor fees,

     o    data processing costs and other costs.

Servicing Procedures

Pursuant to each pooling and servicing agreement and related trust sale and servicing agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables under the related dealer accounts. The servicer will conduct these activities in accordance with customary and usual procedures for servicing its own portfolio of revolving dealer floor plan lines of credit, except where the failure to so act would not have a material adverse effect on the interests of the Securityholders.

Pursuant to each pooling and servicing agreement and the related trust sale and servicing agreement, the servicer may only modify the contractual terms of the dealer accounts included in the related pool of accounts in general if:

     (1) in the servicer's reasonable belief, no Early Amortization Event will occur as a result of the change,

     (2) the change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the servicer and not only to those dealer accounts and

     (3) in the case of a reduction in the rate of finance charges on the receivables transferred to the trust, the servicer does not reasonably expect that the reduction will, after considering amounts due and amounts payable under any related interest rate swaps or caps or similar agreements and Shared Investment Proceeds for the related period, reduce the Net Receivables Rate below the sum of (a) the weighted average of the rates of interest payable to related securityholders and (b) the Monthly Servicing Fee for the related period.

The servicer is not, however, precluded from renegotiating the contractual terms of agreements with dealers on a case-by-case basis in a manner consistent with its servicing guidelines.

Servicer Covenants

In each pooling and servicing agreement, the servicer will agree that:

     (1) it will maintain in effect all qualifications required in order to service the dealer accounts included in the related pool of accounts and related receivables and will comply in all material respects with all requirements of law in connection with servicing the dealer accounts and receivables, except where the failure to maintain that qualifications to comply with those requirements would not have a material adverse effect on the related securityholders of any outstanding related series;

     (2) it will not permit any rescission or cancellation of receivables held by the trust except as ordered by a court of competent jurisdiction or other government authority;

     (3) it will do nothing to impair the rights of the related securityholders in the receivables held by the trust and it will not reschedule, revise or defer payments due on any receivable held by the trust, except in a manner consistent with its servicing guidelines or as otherwise contemplated by the related trust sale and servicing agreement; and

     (4) it will not permit any receivable held by the trust to become subject to any right of set-off or any offsetting balance.

For each trust, pursuant to the related pooling and servicing agreement and the related trust sale and servicing agreement, the seller or the servicer may from time to time discover or receive written notice that some of the covenants of the servicer set forth therein have not been complied with in all material respects with respect to any related receivable transferred to the trust or related dealer account, and the noncompliance has a material adverse effect on the interests of related securityholders in or under the receivable or dealer account. If this occurs, the servicer will purchase the receivable or all receivables transferred to the trust under the dealer account -- each, an administrative receivable -- as applicable. The purchase will be made no later than two Business Days , or during any other period as may be agreed by the applicable trustee, following the discovery by the servicer of the noncompliance.

With respect to each administrative receivable the servicer will be obligated to deposit into the related Collection Account on the date on which the purchase is deemed to occur an amount -- the Administrative Purchase Payment -- equal to the principal amount of the receivable plus accrued but unpaid interest thereon through the date of the purchase. An Administrative Purchase Payment will be included in (i) Additional Trust Principal, to the extent of the principal amount of the related receivable, and (ii) Interest Collections, as to the remainder of the amount. A purchase by the servicer constitutes the sole remedy available to the securityholders, the seller, the owner trustee, the indenture trustee or the trust, if the covenant or warranty of the servicer is not satisfied.

Matters Regarding the Servicer

Each trust sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder and under the related pooling and servicing agreement, except upon determination that the servicer's performance of those duties is no longer permissible under applicable law. No resignation will become effective until the related indenture trustee or a successor servicer has assumed servicer's servicing obligations and duties under the related Transfer and Servicing Agreements.

Each trust sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust, indenture trustee, owner trustee or any related securityholders for taking any action or for refraining from taking any action pursuant to the related Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any of those persons will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each trust sale and servicing agreement will further provide that the servicer and its directors, officers, employees and agents will be reimbursed by the related owner trustee for any contractual damages, liability or expense incurred by reason of the trustee's wilful misfeasance, bad faith or negligence -- except errors in judgment -- in the performance of the trustee's duties under the applicable Transfer and Servicing Agreements or by reason of reckless disregard of its obligations and duties thereunder.

In addition, each trust sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the related Transfer and Servicing Agreements and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. The legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer will be entitled to be reimbursed therefor out of the related Collection Account. Any indemnification or reimbursement will reduce the amount otherwise available for distribution to the Securityholders.

Under the circumstances specified in each trust sale and servicing agreement, any entity which succeeds the servicer will be treated as the successor of the servicer under the trust sale and servicing agreement and the pooling and servicing agreement. This successor entity will assume the obligations of the servicer under those agreements. A successor entity of the servicer includes any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any entity 50% or more of the voting stock or interest of which is owned, directly or indirectly, by General Motors and which is otherwise servicing wholesale receivables.

So long as GMAC acts as servicer, the servicer may at any time subcontract any duties as servicer under the trust sale and servicing agreement or pooling and servicing agreement to any entity more than 50% of the voting stock or interest of which is owned, directly or indirectly, by General Motors or to any entity that agrees to conduct the duties in accordance with the servicer's servicing guidelines and the trust sale and servicing agreement. The servicer may at any time perform specific duties as servicer through subcontractors who are in the business of servicing receivables similar to the receivables, provided that no delegation will relieve the servicer of its responsibility with respect to those duties.

Servicing Default

Except as otherwise provided in the related prospectus supplement, a servicing default under each trust sale and servicing agreement will consist of:

     (1) the servicer fails at any time to make any required distribution, payment, transfer or deposit or to direct the related indenture trustee to make any required distribution, which failure continues unremedied for five Business Days after written notice from the indenture trustee or the owner trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

     (2) the servicer fails at any time to duly observe or perform in any material respect any other covenant or agreement in the trust sale and servicing agreement, the related pooling and servicing agreement, the related indenture or the related trust agreement, which failure materially and adversely affects the rights of the securityholders and which continues unremedied for 90 days after the giving of written notice of the failure to the servicer by the indenture trustee or the owner trustee or to the servicer and the indenture trustee and the owner trustee by holders of notes or Voting Interests, as applicable, evidencing not less than 25% in principal amount of the outstanding notes or Voting Interests or after discovery of the failure by an officer of the servicer;

     (3) any representation, warranty or certification made by the servicer in the trust sale and servicing agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and the inaccuracy has a material adverse effect on the rights of the related securityholders and the effect continues unremedied for a period of 60 days after the giving of written notice thereof to the servicer by the indenture trustee or the owner trustee; or

     (4) specified events of bankruptcy, insolvency or receivership involving the servicer occur.

Notwithstanding the foregoing, there will be no servicing default where a servicing default would otherwise exist under clause (1) above for a period of ten Business Days or under clauses (2) or (3) for a period of 60 days if the delay or failure giving rise to the servicing default was caused by an act of God or other similar occurrence. Upon the occurrence of any of these events, the servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the trust sale and servicing agreement and the servicer will provide the indenture trustee, the owner trustee, the seller and the securityholders with prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon Servicing Default

As long as a servicing default under a trust sale and servicing agreement remains unremedied, the related indenture trustee or holders of related Notes evidencing not less than a majority in principal amount of the then outstanding notes may terminate all the rights and obligations of the servicer under the trust sale and servicing agreement and the related pooling and servicing agreement. If the notes have been paid in full and the related indenture has been discharged with respect thereto, by the related owner trustee or certificateholders whose certificates evidence not less than a majority of the Voting Interests may terminate. Upon termination, the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under those agreements and will be entitled to similar compensation arrangements.

If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicing Default other than the appointment has occurred, the trustee or official may have the power to prevent the indenture trustee or the Securityholders from effecting a transfer of servicing. In the event that the indenture trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and who otherwise meets the eligibility requirements set forth in the trust sale and servicing agreement. The indenture trustee may make arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the trust sale and servicing agreement.

Waiver of Past Defaults

With respect to each trust, the holders of notes evidencing at least a majority in principal amount of the then-outstanding Notes, voting as a single class, may, on behalf of all the securityholders, waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and the trust sale and servicing agreement and its consequences. However, a servicing default in making any required distributions, payments, transfers or deposits in accordance with the trust sale and servicing agreement may not be waived. No waiver of past defaults will impair the rights of the indenture trustee, the owner trustee, or the securityholders with respect to subsequent defaults.

Statements to Trustees and Trust

Prior to each Payment Date and Distribution Date, with respect to each trust, the servicer will provide to the indenture trustee and the owner trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports to be provided to securityholders on that date under the Transfer and Servicing Agreements.

Evidence as to Compliance

Each trust sale and servicing agreement will provide that a firm of independent public accountants will furnish to the owner trustee and the indenture trustee on or before August 15 of each year, beginning no later than the first August 15 which is at least twelve months after the trust's initial issuance date, a statement as to compliance by the servicer during the preceding twelve months ended June 30 with some of the standards relating to the servicing of the receivables, the servicer's accounting records and computer files with respect thereto and a number of other matters. The first of these statements shall cover the period from the Initial issuance date to June 30 of that year.

Each trust sale and servicing agreement will also provide for delivery to the owner trustee and the indenture trustee, on or before August 15 of each year, beginning no later than the first August 15 which is at least twelve months after the trust's initial issuance date, a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the trust sale and servicing agreement throughout the preceding twelve months ended June 30, or in the case of the first certificate, the period from the trust's initial issuance date to June 30 of that year. If there has been a default in the fulfillment of this obligation, the certificate shall describe each default. The servicer has agreed to give the indenture trustee and the owner trustee notice of Servicing Defaults under the related trust sale and servicing agreement.

Copies of these statements and certificates may be obtained by Securityholders by request in writing addressed to the applicable indenture trustee or owner trustee.

Amendments

Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related securityholders

     (1) to cure any ambiguity,

     (2) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein,

     (3) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any securityholders, provided that if any addition affects any series or class of Securityholders differently than any other series or class of Securityholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any series or class of securityholders,

     (4) to add to the covenants, restrictions or obligations of the seller, the servicer, the owner trustee or the indenture trustee for the benefit of securityholders, or

     (5) to add provisions to or delete or modify the provisions of any Transfer and Servicing Agreements as appropriate to allow the trust to issue foreign currency -- denominated notes, including without limitation, adding provisions granting rights under any Transfer and Servicing Agreements to counterparties of the currency swaps that may be entered into in connection with the issuance of such foreign currency -- denominated notes, or

     (6) or change or eliminate any other provision of the agreements in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the securityholders.

Each agreement may also be amended by the parties thereto with the consent of the holders of at least a majority in principal amount of then outstanding notes and the holders of certificates evidencing at least a majority of the Voting Interests for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreements or of modifying in any manner the rights of the securityholders, except that no amendment may

     (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any security without the consent of the holder thereof,

     (2) adversely affect the rating of any series by any rating agency without the consent of two-thirds of the principal amount of the outstanding notes or the Voting Interests of the outstanding certificates, as appropriate, of that series or class, or

     (3) reduce the aforesaid percentage required to consent to any amendment without the consent of the aforesaid percentage of securityholders.

Insolvency Events

If pursuant to federal law GMAC becomes party to any involuntary bankruptcy or similar proceeding, other than as a claimant, the seller will suspend its purchase of receivables from GMAC under each pooling and servicing agreement. If GMAC or the seller obtains an order approving the continued sale of receivables to the seller on the same terms as, or on terms that do not have a material adverse effect on securityholders as compared to, the terms in effect prior to the commencement of the proceeding, GMAC may resume selling receivables to the seller. Receivables will be considered transferred to the seller only to the extent the purchase price therefor has been paid in cash on the same Business Day. If the involuntary proceeding has not been dismissed within 60 days of its filing, the seller may not thereafter purchase receivables from GMAC under any pooling and servicing agreement and thus, no additional receivables will be transferred to any trust. See "Legal Aspects" in this prospectus.

Each trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the related trust without the unanimous prior approval of all related certificateholders , including the seller, and the delivery to the owner trustee by each certificateholder, including the seller, of a certificate certifying that each certificateholder reasonably believes that the trust is insolvent.

In each trust sale and servicing agreement, the servicer and the seller will covenant that they will not, for a period of one year and one day after the final distribution with respect to the related notes and the related certificates to the Note Distribution Account or the Certificate Distribution Account, as applicable, institute against the related trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Seller Liability; Indemnification

Each trust sale and servicing agreement provides that the servicer will indemnify the indenture trustee and the owner trustee from and against any loss, liability, expense, damage or cost arising out of or incurred in connection with the acceptance or performance of its duties pursuant to the Transfer and Servicing Agreements, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, this indemnification will be limited by the proviso that neither the indenture trustee nor owner trustee will be so indemnified if the acts or omissions or alleged acts or omissions constitute wilful misfeasance, bad faith or negligence by the indenture trustee or the owner trustee, as applicable. In addition, the servicer will indemnify the trust, the indenture trustee, the owner trustee and the securityholders against losses arising out of the negligence, wilful misfeasance or bad faith of the servicer in the performance of its duties under the Transfer and Servicing Agreements and the indenture or by reason of its reckless disregard of its obligations and duties thereunder. The servicer will also indemnify the parties against any taxes that may be asserted against the parties with respect to the transactions contemplated in the trust sale and servicing agreement, other than taxes with respect to the sale of receivables or securities, the ownership of receivables or the receipt of payments on securities or other compensation.

Termination

A trust will terminate on its Trust Termination Date. Upon termination of a trust and payment, or deposit to the Distribution Accounts, of all amounts to be paid to securityholders, the receivables and all other assets of the trust will be conveyed and transferred to the seller. However, funds in the related Distribution Accounts for the final distributions to the securityholders and after distribution to GMAC from the Collection Account of amounts on account of the Retained Property, if required, will not be conveyed and transferred to the seller at that time.

Optional Purchase by the Servicer

During the Wind Down Period and as otherwise set forth in the related prospectus supplement, the servicer or any successor servicer will be permitted, at its option, to purchase from each trust all remaining receivables and other assets to the extent provided in the related prospectus supplement.

Intercreditor Arrangements

The agreements governing the dealer accounts provide for a security interest in favor of GMAC in the vehicles related to receivables thereunder. With respect to the receivables to be conveyed to the trust, GMAC will represent in the related pooling and servicing agreement that the security interest in the related vehicles is a first priority perfected security interest. The security interest in favor of GMAC in the vehicles related to each dealer account in the related pool of accounts will be assigned by GMAC to the seller pursuant to each pooling and servicing agreement and assigned to the applicable trust by the seller pursuant to the related trust sale and servicing agreement. In its other lending activities, GMAC may have made capital loans, real estate loans or other loans to dealers that are also secured by a security interest in the vehicles. In each pooling and servicing agreement, GMAC will agree that any security interests in the vehicles that it may have in respect of advances or loans to dealers other than the related receivables shall be junior and subordinate to the security interests therein granted in connection with the related receivables and that it will not realize on any collateral in a manner materially adverse to the seller or any trust and the securityholders until the seller and the related trust have been paid in full in respect of their interests in the receivables related to the vehicles.

In addition, in connection with any other loans or advances made by GMAC to a Dealer, GMAC may also have a security interest in property constituting Collateral Security other than vehicles. In those cases, GMAC, in its sole discretion, may realize on that other Collateral Security for its own benefit in respect of those loans or advances before the indenture trustee, on behalf of any trust, is permitted to realize upon that other Collateral Security and the security interests of the indenture trustee therein shall be junior and subordinate to the security interests of GMAC granted in connection with those other loans and advances. Because of the subordinate position of any indenture trustee in respect of the other Collateral Security, there is no assurance that any indenture trustee will realize any proceeds in respect of any other Collateral Security.

Administration Agreement

GMAC, in its capacity as administrator will enter into an administration agreement with each trust and the related indenture trustee pursuant to which GMAC will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to each trust, the related prospectus supplement states otherwise, as compensation for the performance of its obligations under the administration agreement and as reimbursement for its expenses related thereto, GMAC will be entitled to a monthly administration fee in an amount equal to $1,500, which fee will be paid by the servicer.

                                  LEGAL ASPECTS

Transfer of Receivables

On the initial issuance date for any trust, on each date on which dealer accounts are added to the pool of accounts and on each Receivables Purchase Date, GMAC will sell, transfer and assign to the seller and the seller will sell, transfer and assign the Eligible Receivables in the dealer accounts included in the related pool of accounts to the trust. In the related pooling and servicing agreement, GMAC will represent and warrant to the seller that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of GMAC in and to the receivables to the seller. In the related trust sale and servicing agreement, the seller will represent and warrant to the trust that the seller has taken no action to make the representations and warranties false in any material respect and that the sale, transfer and assignment of the receivables thereunder constitutes a valid sale, transfer and assignment of all right, title and interest of the seller in and to the receivables to the trust.

Each of GMAC and the seller will also covenant that it will not sell, pledge, assign, transfer or grant any lien on the receivable other than to the seller or to the trust, as applicable, or as otherwise contemplated by the related Transfer and Servicing Agreements. For a discussion of the rights of each trust arising from these representations and warranties, see "The Transfer and Servicing Agreements Representations and Warranties" in this prospectus. To secure its payment obligations under the notes, pursuant to the indenture, the trust will grant a security interest in the receivables to the indenture trustee.

GMAC will represent in each pooling and servicing agreement that the receivables to be conveyed to the trust are either "chattel paper," "accounts" or "general intangibles" for purposes of the UCC. If receivables are deemed to be chattel paper or accounts and the transfer thereof by GMAC to the seller or by the seller to a trust is deemed either to be a sale or to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If receivables are deemed to be general intangibles and the transfer thereof by GMAC to the seller or by the seller to a trust is deemed to create a security interest, the UCC will apply and the transferee must file an appropriate financing statement or statements in order to perfect its interest therein. If receivables are deemed to be general intangibles and the transfer thereof is deemed to be a sale, state law other than the UCC may determine the appropriate steps to perfect the sale. Financing statements covering the receivables to be conveyed to the trust will be filed under the UCC by both the seller and each related trust to perfect and/or protect their respective interests in the receivables, to the extent the filings are required to so perfect and/or protect those interests). Continuation statements will be filed as required to continue the perfection of those interests. No filings will be made under any state laws other than the UCC.

There are circumstances under the UCC and applicable federal law in which some limited subsequent transferees of a receivable held by the trust could have an interest in a receivable with priority over the trust's interest in that receivable. A purchaser of chattel paper who gives new value and takes possession of the instruments which evidence the chattel paper in the ordinary course of the purchaser's business may, under some circumstances, have priority over the interest of the trust in the chattel paper. If the transfer of receivables to the seller or a trust were recharacterized as a pledge, a tax or other lien on property of GMAC or the seller may also have priority over the interest of the trust in the receivable. Further, cash collections on the receivables held by each trust may, to the extent described above, be commingled with the funds of GMAC as servicer and amounts due to GMAC as the holder of the Retained Property held by each trust and, in the event of the bankruptcy of GMAC, the trust may not have a perfected interest in the collections.

GMAC will represent and warrant in the pooling and servicing agreement that each receivable at the time of the sale to the seller is secured by a first priority perfected security interest in the related vehicles. Generally, under applicable state laws, a security interest in an automobile or light truck which secures wholesale financing obligations may be perfected by the filing of UCC financing statements. GMAC takes all actions it deems necessary under applicable state laws to perfect GMAC's security interest in vehicles. However, at the time a vehicle is sold or leased, GMAC's security interest in the vehicle will generally terminate. Therefore, if a dealer fails to remit to GMAC amounts owed with respect to any vehicle that has been sold or leased, the related receivable will no longer be secured by the vehicle, but will be secured by the proceeds of the retail sale or lease and, to the extent applicable, other Collateral Security. If the proceeds of the sale or lease include chattel paper -- as is the case with most retail instalment contracts -- some limited subsequent transferees of that chattel paper could have an interest therein with priority over the trust's interest therein.

Matters Relating to Bankruptcy

The seller's by-laws include a provision that, under some circumstances, requires the seller to designate at least one director who qualifies under the by-laws as "independent directors." The seller's certificate of incorporation provides that the seller will not file a voluntary petition for relief under the Bankruptcy Code without the unanimous affirmative vote of its directors.
Pursuant to the Transfer and Servicing Agreements, the owner trustee, the indenture trustee and all securityholders will covenant that they will not institute against the seller any bankruptcy, reorganization or other proceedings under any insolvency laws until one year and one day after all securities have been paid in full. In addition, a number of other steps will be taken to avoid the seller's becoming a debtor in a bankruptcy case. The seller will agree not to file a voluntary petition for relief under the insolvency laws so long as it is solvent and does not foresee becoming insolvent, and GMAC, as the sole stockholder of the seller, will agree that it will not cause the seller to file such a petition.

The transfers of receivables from GMAC to the seller and from the seller to the trust have been structured as, and will be treated by the parties as, sales. In 1993, the U.S. Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as property of the bankruptcy estate. In the event that GMAC or the seller were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of the debtor or the debtor itself may apply this analysis or otherwise take the position that the transfer of the receivables from the debtor to the seller or a trust, as the case may be, should be recharacterized as a pledge of the receivables to secure a borrowing by the debtor. If this were to occur, delays in receipt of Collections on the receivables to the related trust and payments on the related securities could result or, should the court rule in favor of any creditor, trustee in bankruptcy or debtor, reductions in the amount of the payments could result.

In addition, in the event that GMAC or the seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the debtor or the debtor itself were to request a court to order that GMAC should be substantively consolidated with the seller, delays in payments on the securities could result. Should the bankruptcy court rule in favor of the creditor, trustee in bankruptcy or debtor, the amount of the payments could be reduced.

If General Motors, GMAC or the seller were to become a debtor in a bankruptcy case, an Early Amortization Event would occur. If this happened, all Trust Principal Collections would be applied to principal payments on related securities and receivables arising in the related dealer accounts thereafter would no longer be sold to the seller and transferred to the related trust. The occurrence of specified events of bankruptcy, insolvency or receivership with respect to the servicer will also result in a servicing default. A trustee in bankruptcy of the servicer, including the servicer as debtor in possession, may have the power to prevent either the indenture trustee, the owner trustee or the securityholders from appointing a successor servicer.

In addition, if any Transfer and Servicing Agreement is deemed an executory contract under bankruptcy laws, a trustee in bankruptcy of any party to those agreements, including the party as debtor in possession, may have the power to assume (i.e., reaffirm) or reject the agreement. A party deciding whether to assume or reject an agreement would be given a reasonable period of time to make that decision, perhaps even until the time of confirmation of the plan of reorganization, which could result in delays in payments or distributions on the related securities.

Transfers made in some isolated transactions contemplated by the Transfer and Servicing Agreements (including payments made by GMAC or the seller with respect to repurchases or reassignments of receivables and the transfers in connection with the designation of additional dealer accounts) may be recoverable by GMAC or the seller, as debtor in possession, or by a trustee in bankruptcy of GMAC or the seller, as a preferential transfer from GMAC or the seller if the transfers are made within specified periods prior to the filing of a bankruptcy case in respect of GMAC or the seller and other conditions are met.

In addition, application of federal bankruptcy and state debtor relief laws to any dealer could affect the interests of the related trust and the related indenture trustee in the receivables of the dealer if the enforcement of those laws result in any receivables conveyed to the trust being written off as uncollectible by the servicer. Whether or not any receivables are written off as uncollectible, delays in payments due on the receivables could result.

                         FEDERAL INCOME TAX CONSEQUENCES

General

Set forth below is a discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the term notes and/or certificates offered hereunder. This discussion is based upon current provisions of the Code, existing and proposed Treasury regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. There are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the term notes, the revolving notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached herein, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to term noteholders.

This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the holders of term notes in light of their personal investment circumstances nor, except for limited discussions of particular topics, to certain types of noteholders who have special treatment under the federal income tax laws. These noteholders include, for example, financial institutions, broker-dealers, life insurance companies and tax-exempt organizations. This information is directed to prospective purchasers who purchase term notes in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who hold the term notes and/or certificates as "capital assets" within the meaning of Section 1221 of the Code. Prospective investors should consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of term notes.

With respect to each trust, one or more series of term notes will be issued as Registered Term Notes. Registered Term Notes may generally may be acquired by both U.S. Persons and Foreign Persons. The federal income taxation of a Registered Term Note will depend upon whether the owner of the Registered Term
Note is a U.S. Person or a Foreign Person.

Tax Characterization and Treatment of Term Notes

Characterization as Debt. Kirkland & Ellis, special tax counsel to the seller, will deliver its opinion with respect to each series of notes, other than Strip Notes and any series which is specifically identified as receiving different tax treatment in the applicable prospectus supplement. This opinion will be to the effect that although no specific authority exists with respect to the characterization for federal income tax purposes of securities having the same terms as the term notes, based on the terms of the term notes and the transactions set forth herein, the term notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income and franchise tax purposes. See "Tax Characterization of the Trust-- Risks of Alternative Characterization" below for a discussion of the potential federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the term note and certificates for federal income tax purposes.

Term Notes Subject to Contingencies. The federal income tax consequences to a holder of the ownership and disposition of term notes that provide for one or more contingent payments will vary depending on the exact terms of the term notes and related factors. The term notes may be subject to rules that differ from the general rules discussed below. The federal income tax consequences to a holder of term notes that provide for contingent payments will be summarized in the applicable prospectus supplement.

Treatment of Stated Interest. Based on the foregoing opinion, and assuming the term notes are not issued with original issue discount, OID, the stated interest on a term note will be taxable as ordinary income when received or accrued in accordance with the noteholder's method of tax accounting. Interest received on a term note may constitute "investment income" for purposes of limitations of the Code concerning the deductibility of investment interest expense.

Original Issue Discount. Except to the extent indicated in the related prospectus supplement, no series of term notes will be issued with OID. In general, OID is the excess of the "stated redemption price at maturity" of a debt instrument over its "issue price," unless the excess falls within a statutorily defined de minimis exception. A term note's "stated redemption price at maturity" is the aggregate of all payments required to be made under the term note through maturity except "qualified stated interest." "Qualified stated interest" is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The "issue price" will be the first price at which a substantial amount of the term notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

If a term note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the term note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the term notes in advance of the receipt of cash attributable to that income. Even if a term note has OID falling within the de minimis exception, the noteholder must include the OID in income proportionately as principal payments are made on the term note.

A holder of a term note which has a fixed maturity date not more than one year from the issue date of the term note, which we refer to in this section as a short-term note, will generally not be required to include OID on the term note in income as it accrues, provided the holder is not an accrual method taxpayer, a bank, a broker or dealer that holds the term note as inventory, a regulated investment company or common trust fund, or the beneficial owner of a number of pass-through entities specified in the Code. Additionally, the holder may not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a short-term note would include the OID accrued on the term note in gross income upon a sale or exchange of the term note or at maturity, or if the term note is payable in installments, as principal is paid thereon. The holder of a short-term note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the short-term note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the term note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a short-term note on a ratable, straight-line, basis, unless the holder irrevocably elects under Treasury Department regulations, with respect to the obligation to apply a constant interest method, using the holder's yield to maturity and daily compounding.

A holder who purchases a term note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be faced with the "market discount" rules of the Code, and a holder who purchases a term note at a premium will be under the bond premium amortization rules of the Code.

Disposition of Term Notes. If a noteholder sells a term note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the term note. The adjusted tax basis of the term note to a particular noteholder will equal the holder's cost for the term note, increased by any OID and market discount previously included by the noteholder in income with respect to the term note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder with respect to the term note. Any gain or loss will be a capital gain or loss if the term note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the term note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

Information Reporting and Backup Withholding. The trustee will be required to report annually to the IRS, and to each related noteholder of record, the amount of interest paid on the term notes, as well as the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders. Exempt holders are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the trustee, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is exempt from backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trustee will be required to withhold, from interest otherwise payable to the holder, 31% of the interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Noteholders should consult their tax advisors with respect to the impact, if any, of the new regulations.

Because the seller will, for federal income tax purposes, treat all term notes as indebtedness issued by a trust characterized as either a partnership or a division of whichever entity owns all of the certificates, the seller will not comply with the tax reporting requirements that would apply under any alternative characterization of a trust.

Tax Consequences to Foreign Noteholders. Based on the foregoing opinion that the term notes will be treated as indebtedness for federal income tax purposes, if interest paid (or accrued) and/or OID (if any) accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest and/or OID (as the case may be), the interest generally will be considered "portfolio interest", and generally will not be liable for United States federal income tax and withholding tax, provided that the foreign person (1) is not actually or constructively a "10 percent shareholder" of the applicable trust or the seller , including a holder of 10% of the outstanding certificates of the trust, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code or a bank whose receipt of interest is described in Section 871(h)(3) of the Code and (2) provides to the U.S. person otherwise required to withhold federal income tax from such interest, an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the term note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the indenture trustee within 30 days of the change. If the interest were not portfolio interest, then it would be required to pay United States federal income and withholding tax at a rate of 30 percent, unless the tax were reduced or eliminated pursuant to an applicable tax treaty. The IRS has amended the transition period relating to new regulations governing withholding, backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000 Foreign Person's should consult their tax advisers with respect to the impact, if any, of the new regulations.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a term note by a noteholder who is a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a term note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be required to pay United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be required to pay a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for a number of items, unless it qualifies for a lower rate under an applicable tax treaty.

A Registered Term Note beneficially owned by an individual who at the time of the individual's death is not a citizen or resident of the United States, generally will not be subject to federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the seller entitled to vote within the meaning of Section 871(h)(3) of the Code. Additionally, the holding of such Registered Term Note must not be effectively connected with the conduct of a trade or business within the United States.

Under current Treasury  regulations,  backup  withholding  (imposed at a rate of
31%) will not apply to payments made in respect of a term note if the certifications described above are received, provided in each case that the Trust or the Paying Agent, as the case may be, does not have actual knowledge that the payee is a U.S. Person. The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Foreign persons should consult their tax advisors with respect to the impact, if any, of the new regulations.

Because the seller will, for federal income tax purposes, treat all term notes as indebtedness issued by a Trust characterized as either a partnership or a division of whichever entity owns all of the Certificates, the seller will not comply with the tax reporting requirements that would apply under any alternative characterization of a Trust described below.

Tax Characterization of the Trust

Depending upon whether certificates are owned by one or more persons, the trust will be treated as a partnership or a division of seller for federal income tax purposes. The relevant prospectus supplement will specify the treatment of the trust for federal income tax purposes.

If the trust issues certificates only to the seller, the equity of the trust will be wholly-owned by the seller. In this case, under the "check-the-box" Treasury regulations, the trust will be treated as a division of the seller, and hence a disregarded entity for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Accordingly, the trust would not be liable for any federal income taxes as it would be deemed not to exist for federal income tax purposes. Under the "check-the-box" Treasury regulations, unless it is treated as a trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. Because it is a business trust, the trust will not qualify as a trust for federal income tax purposes, and accordingly, if certificates are sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a partnership.

If certificates are issued to more than one person, the seller, the servicer and the certificateholders will agree to treat each trust as a partnership for federal, state and local income and franchise tax purposes. Under this scenario the certificateholders would be the partners of the partnership, and the term notes and the revolving notes would be debt of the partnership. However, the proper characterization of this arrangement as it involves the certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

Risk of Alternative Characterization. If a trust were an association taxable as a corporation for federal income tax purposes, it would have to pay corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable with respect to the applicable notes and certificates. Certificateholders could also be liable for any corporate income tax that is unpaid by the trust. However, upon the issuance of each series of certificates, tax counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation.

Under the Code and the relevant PTP regulations promulgated by the Treasury, a partnership may be classified as a publicly traded partnership, or PTP, if equity interests therein are traded on an "established securities market" or are "readily tradeable" on a "secondary market" or its "substantial equivalent." For federal income tax purposes, a PTP is taxable as a corporation. This generally has the effect of materially reducing the PTP's net income. However, the trust will comply with safe harbors available under the PTP regulations to avoid PTP characterization. Furthermore, the trust, even if it were classified as a PTP, would avoid taxation as a corporation if 90% or more of its annual income constituted "qualifying income" not derived in the conduct of a "financial business"; it is unclear, however, whether the trust's income would be so classified.


                    STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

The above discussion does not address the tax treatment of any series of term notes or the holders thereof under any state, local or foreign tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of this transaction. Prospective investors are urged to consult with their tax advisors regarding the state, local and foreign tax treatment of the applicable trust as well as any state, local or foreign tax consequences to them of purchasing, holding and disposing of term notes.

                              ERISA CONSIDERATIONS

Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans, each a Benefit Plan, from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.

Some transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased term notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor, the Plan Assets Regulation, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, the seller believes the term notes of each trust would be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. Other exceptions, if any, from application of the Plan Assets Regulation available with respect to any term notes will be discussed in the related prospectus supplement.

However, without regard to whether term notes are treated as an equity interest for those purposes, the acquisition or holding of term notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the seller, the servicer, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Benefit Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of term notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are:
Prohibited Transaction Class Exemption, 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions affected by in-house asset managers.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and some church plans, as defined in Section 3(33) of ERISA, are not governed by ERISA.

A plan fiduciary considering the purchase of term notes should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

On the terms and conditions set forth in an underwriting agreement , with respect to each series of term notes offered thereby, the seller will agree to sell to each of the underwriters named therein and in the related prospectus supplement, and each of the underwriters will severally agree to purchase from the seller, the principal amount of term notes set forth therein and in the related prospectus supplement.

In each underwriting agreement, the underwriters will agree, based on the terms and conditions set forth therein, to purchase all the term notes described therein which are offered hereby and by the related prospectus supplement if any of the term notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

Each prospectus supplement will either:

     (1) set forth the price at which each series of term notes being offered thereby will be offered to the public and any concessions that may be offered to dealers participating in the offering of the term notes or

     (2) specify that the term notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale. After the initial public offering of any term notes, the public offering price and the concessions may be changed.

The extent, if any, to which the closing of the sale of any series of term notes is conditioned upon the closing of any other series of securities will be set forth in the related prospectus supplement.

Each underwriting agreement will provide that the seller will indemnify the underwriters against a number of liabilities, including liabilities under the Securities Act.

The indenture trustee may, from time to time, invest the funds in the Designated Accounts in eligible investments acquired from the underwriters.

The place and time of delivery for the term notes in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.



                                 LEGAL OPINIONS

Some legal matters relating to the term notes will be passed upon for each trust, the seller and GMAC by Robert L. Schwartz, Esq., General Counsel of the seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to each trust, the seller and GMAC.

Mr. Schwartz owns shares of each of the classes of General Motors common stock and has options to purchase shares of General Motors common stock, $1 2/3 par value. Federal income tax matters will be passed upon for each trust, the seller and the servicer by Kirkland & Ellis.


                       WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).


                           INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future SEC reports and materials filed by or on behalf of the trust until we terminate our offering of the certificates.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents, unless the exhibits are specifically incorporated by reference, at no cost, by writing us at:
General Motors Acceptance Corporation, 3044 West Grand Boulevard, Detroit, Michigan 48202.

                                GLOSSARY OF TERMS

This Glossary of Terms does not purport to be complete and is and is qualified in its entirety by reference to the related Transfer and Servicing Agreements, forms of which are filed as an exhibit to the Registration Statement of which this prospectus is a part. Some of the capitalized terms used but not defined in the prospectus or this Glossary of Terms are defined in the related prospectus supplement. References to the singular include references to the plural and vice versa.

"Additional Trust Principal" means, for any date, the sum of amounts applied to cover the Trust Defaulted Amount and other amounts, all as more fully described in the related prospectus supplement.

"Administrative Purchase Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Servicer Covenants."

"Available Receivable" means, with respect to each trust, unless the related prospectus supplement states otherwise, a receivable that is identified by GMAC as satisfying the criteria set forth in clauses (1) through (16) of the definition of Eligible Receivable.

"Available Trust Interest" means, with respect to each trust, for any Distribution Date, the sum of (1) Trust Interest Collections, (2) Shared Investment Proceeds and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make interest payments on securities and pay other amounts, all as more fully described in the related prospectus supplement.

"Available Trust Principal" means, with respect to each trust, for any Distribution Date, the sum of (1) Trust Principal Collections for the related Collection Period, (2) Additional Trust Principal and (3) receipts under credit, liquidity and other enhancement arrangements and other amounts available to make payments of principal on the notes and distributions with respect to the certificate balance on the certificates, all as more fully described in the related prospectus supplement.

"Bankruptcy Code" means Title 11 of the United States Code, as amended.

"Benefit Plan" has the meaning set forth in "ERISA Considerations."

"Business Day" means, unless the related prospectus supplement states differently, any day other than a Saturday, Sunday or any other day on which banks in New York, New York or Detroit, Michigan may, or are required to, remain closed.

"Cash   Accumulation   Event"   has  the   meaning   set   forth  in  "The  Term
Notes--Principal and Interest on the Term Notes."

"Cash   Accumulation   Period"   has  the   meaning   set  forth  in  "The  Term
Notes--Principal and Interest on the Term Notes."

"Cash Collateral Amount" means, with respect to each trust as of any date, the amount of cash that is required to be held on behalf of the trust in order to ensure that the Daily Trust Balance at least equals the Daily Trust Invested Amount as described under "The Transfer and Servicing Agreements--Application of Collections--Principal Collections."

"Certificate Distribution Account" means, for each trust, on or more accounts established by the servicer at and maintained with the related owner trustee, in the name of the owner trustee on behalf of the related certificateholders, in which amounts to be applied for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made.

"Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

"Collateral Security" means, with respect to a dealer account included in the pool of accounts and receivables arising in the dealer account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

"Collection Account" means, with respect to each trust, one or more bank accounts, established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related securities, into which the trust's share of all payments made on or with respect to the receivables in the dealer accounts related to that trust will be deposited.

"Collection Period," including "related Collection Period," means, with respect to any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

"Collections" means Interest Collections and Principal Collections.

"Controlled Deposit Amount" means, with respect to any trust or any series or class of securities, on any date, the amount set forth or determined as described in the related prospectus supplement, which amount limits the amount of Principal Collections that may be applied to make principal payments on the notes or distributions of the certificate balance or be set aside for that purpose.

"Daily   Portion"   has  the   meaning   set  forth  in   "Federal   Income  Tax
Consequences--Tax Characterization and Treatment of Term Notes."

"Daily Trust Balance" means, with respect to each trust, for any date, the aggregate principal balance of all receivables held by the trust on that date.

"Daily Trust Invested Amount" means, with respect to each trust, for any date during a Collection Period, an amount equal to, without duplication:

     (1) the outstanding aggregate principal amount of the related term notes on that date plus

     (2) the outstanding certificate balance on that date plus

     (3) the Net Revolver Balance for that date minus

     (4) the Cash Collateral Amount for that date minus

     (5) any amounts held on that date in a related Distribution Account, Cash Accumulation Account or other account for payment of principal on the notes or distribution of the certificate balance on the certificates, minus,

     (6) the amount of unreimbursed trust Charge-Offs as of that date.

"Dealer Overconcentration Percentage": 1.0% or such higher percentage not to exceed 2.0% as the seller shall select upon approval by the rating agencies.

"Dealer Overconcentration Receivables" means, for any date, with respect to any dealer or group of affiliated dealers, the outstanding Available receivables with respect to that dealer or group of affiliated dealers to the extent, if any, of the excess of:

     (1) the aggregate principal balance of all the Available Receivables on that date over

     (2) the Dealer Overconcentration Percentage (or a different percentage as may be set forth in the related prospectus supplement) of the sum of (a) the Specified Maximum Revolver Balance and (b) the aggregate principal balance of all outstanding term notes as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period. If, on any date, there exist Dealer Overconcentration Receivables with respect to a dealer or group of affiliated dealers, those Receivables constituting Dealer Overconcentration Receivables shall be identified pursuant to the procedures set forth in the related trust sale and servicing agreement.

     Dealer Overconcentration Receivables are determined in accordance with the servicer's standard procedures for identifying and tracking accounts of affiliated dealers.

"Defaulted Receivables" means, with respect to each trust, for any Distribution Date, all receivables held by the trust that were charged-off as uncollectible during the related Collection Period, other than any receivables that may be repurchased by the seller or GMAC or purchased by the servicer on that
Distribution Date unless specified events of bankruptcy, insolvency or receivership have occurred with respect to the seller, GMAC or the servicer, as the case may be, in which event Defaulted Receivables will include the principal amount of the otherwise excluded receivables.

"Designated Accounts" has the meaning set forth in "The Transfer and Servicing Agreements--Bank Accounts."

"Disclosure Document" has the meaning set forth in "prospectus Summary--The Term Notes."

"Distribution Accounts" means the Securities Distribution Accounts and the Swap Distribution Account, collectively.

"Distribution Date" means, with respect to each trust, the fifteenth day of each calendar month or, if that day is not a Business Day, the next succeeding Business Day, beginning on the Initial Distribution Date specified in the related prospectus supplement.

"DPP"  has  the  meaning  set  forth  in  "The  Dealer   Floor  Plan   Financing
Business--Dealer Payment Terms."

"Early Amortization Event" has the meaning set forth in "The Transfer and Servicing Agreements Early Amortization Events."

"Early Amortization Period" means, with respect to any trust, the period commencing on the day on which an Early Amortization Event with respect to the trust is deemed to have occurred, and ending on the first to occur of:

     (1) the payment in full of all outstanding securities issued by the trust,

     (2) the recommencement of the Revolving Period if and to the extent described herein or in the related prospectus supplement; and

     (3) the Trust Termination Date.

A Distribution Date is said to occur for an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.

"Eligible Account" means, with respect to any trust, a dealer account which, as of the date of determination thereof:

     (1) is in favor of an entity or person that is not faced with voluntary or involuntary liquidation, that is not classified in "programmed" or "no credit" status and in which General Motors or an affiliate does not have a more than 20% equity interest;

     (2) has been established by GMAC or General Motors;

     (3) is maintained and serviced by GMAC;

     (4) is not a fleet account; and

     (5) satisfies the other criteria, if any, set forth in the related prospectus supplement.

"Eligible Deposit Account" means either

     (1) a segregated account with an Eligible Institution, or

     (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, or any domestic branch of a foreign bank. This corporate trust department having corporate trust powers and acting as trustee for funds deposited in that account, so long as any of the securities of the depository institution has a credit rating from each rating agency then rating the securities in one of its generic rating categories which signifies investment grade.

"Eligible Institution" means, with respect to a trust, either

     (1) the corporate trust department of the related indenture trustee or owner trustee, as applicable, or

     (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia or any domestic branch of a foreign bank,

          (a) which has either (i) a long-term unsecured debt rating acceptable to the rating agencies rating the notes or (ii) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (b) whose deposits are insured by the Federal Deposit Insurance Corporation or any successor thereto.

"Eligible Receivable" means, with respect to any date, a receivable, except as otherwise provided in the related prospectus supplement:

     (1) which was originated by GMAC in the ordinary course of business or which was originated by General Motors in the ordinary course of business and acquired by GMAC;

     (2) which arose under a dealer account that was an Eligible Account, and not a Selected Account, at the time of the transfer of the receivable from GMAC to the seller;

     (3) which is payable in United States dollars;

     (4) to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the seller and which has been the subject of a valid transfer and assignment from GMAC to the seller of all of GMAC's right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

     (5) which is advanced against a vehicle;

     (6) which at the time of the transfer thereof by GMAC to the seller is secured by a first priority perfected security interest in the vehicle related thereto;

     (7) with respect to which all consents, licenses and approvals of any governmental authority in connection with the transfer thereof to the seller and to the trust have been obtained and are in full force and effect;

     (8) which was created in compliance in all material respects with all requirements of law applicable thereto;

     (9) as to which, at all times following the transfer of the receivable to the trust, the trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all liens, other than liens permitted pursuant to the related trust sale and servicing agreement;

     (10) which has been the subject of a valid transfer and assignment from the seller to the trust of all the seller's right, title and interest therein and the related Vehicle Collateral Security, including any proceeds thereof;

     (11) which is the legal, valid, binding and assignable payment obligation of the dealer relating thereto, enforceable against the dealer in accordance with its terms, except where enforceability may be limited by the insolvency laws;

     (12) which, at the time of transfer thereof by GMAC to the seller, is not faced with any valid right of rescission, setoff or any other defense, including defenses arising out of violations of usury laws, of the related dealer;

     (13) as to which, at the time of the transfer thereof to the trust, GMAC and the seller have satisfied in all material respects all their respective obligations with respect to the Receivable required to be satisfied at that time;

     (14) as to which, at the time of the transfer thereof to the trust, neither GMAC nor the seller has taken or failed to take any action that would impair the rights of the trust or the securityholders therein;

     (15) which constitutes "chattel paper," an "account" or a "general intangible" as defined in Article 9 of the UCC as in effect in the State of Michigan;

     (16) with respect to which the related dealer has not postponed principal payment pursuant to DPP, any similar arrangement, or any instalment payment program;

     (17) which does not constitute a Dealer Overconcentration Receivable; and

     (18) which does not constitute an Excess Available Receivable. Notwithstanding the foregoing, any other Receivable identified by GMAC as an Eligible Receivable will also be deemed an Eligible Receivable unless and until that receivable is thereafter determined not to satisfy the eligibility criteria set forth above and is reassigned by the related trust to GMAC or the seller pursuant to the related Transfer and Servicing Agreements.

"Event of Default" has the meaning set forth in "The Term Notes--The Indenture-- Events of Default; Rights upon Events of Default."

"Excess Available Receivables" means, with respect to each trust, for any date, Available Receivables to the extent, if any, of the excess of:

     (1) the aggregate principal balance of Available Receivables less the aggregate principal balance of Dealer Overconcentration receivables over

     (2) the Maximum Pool Balance.

If, on any date, there exist Excess Available receivables, those receivables constituting Excess Available receivables shall be identified pursuant to the related trust sale and servicing agreement.

"Foreign Person" means any noteholder other than a U.S. Person.

"Initial Cut-Off Date" means, with respect to each trust, the date so specified in the prospectus supplement relating to the first series of term notes issued by the trust.

"Insolvency Event" means, with respect to a specified entity:

     (1) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for the entity, in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the entity's affairs, and the continuance of that decree or order unstayed and in effect for a period of 90 consecutive days,

     (2) the consent by the entity to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the entity or of or relating to substantially all of the entity's property, or

     (3) the entity shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

"Interest Collections" means, with respect to any trust, for any Collection Period, collections received during the Collection Period on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to interest pursuant to its servicing guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.

"Interest Rate" means for any Payment Date and for any series of term notes, the rate or rates of interest on the series of term notes as specified in the related prospectus supplement.

"Investment Proceeds" means, with respect to any trust, for any Distribution Date, investment earnings on funds deposited in Designated Accounts and the Certificate Distribution Account, net of losses and investment expenses, during the related Collection Period.

"Marine Accounts" means credit lines or accounts pursuant to which advances are made to finance new and used boats and related items.

"Maximum Pool Balance" means, with respect to each trust, the sum of

     (1) the Maximum Revolver Balance,

     (2) the aggregate outstanding principal balance of all term notes after giving effect to any amounts on deposit in the Note Distribution Account for payments of principal and

     (3) the aggregate outstanding certificate balance of all certificates after giving effect to any amounts on deposit in the Certificate Distribution Account for distributions with respect to the certificate balance.

"Maximum Revolver Balance" means, with respect to each trust, at any time, the Specified Maximum Revolver Balance set forth in the related prospectus supplement, as that amount may be increased or decreased from time to time in accordance with the related trust sale and servicing agreement. However, if at any time additional borrowings may not be made under the revolving notes, including, if applicable, during the Wind Down Period or an Early Amortization Period, Maximum Revolver Balance shall mean the Net Revolver Balance.

"Monthly Payment Rate" means, for any Collection Period, the percentage obtained by dividing Principal Collections for the Collection Period by the average daily aggregate principal balance of all receivables included in the Accounts in the pool of accounts during that Collection Period.

"Monthly Servicing Fee" means, with respect to each trust, unless the related prospectus supplement states differently, for any Distribution Date, the product of (1) the average daily balance of Daily Trust Invested Amount for the related Collection Period and (2) one-twelfth of the Servicing Fee Rate.

"Net Receivables Rate" means, with respect to each trust, unless the related prospectus supplement states differently, with respect to any Collection Period, a rate equal to the product of

     (1) the quotient obtained by dividing (a) 360 by (b) the actual number of days elapsed in that Collection Period and

     (2) the percentage equivalent of a fraction, the numerator of which is the amount of Trust Interest Collections for the immediately preceding Collection Period, after subtracting therefrom the Trust Defaulted Amount for the Distribution Date related to the immediately preceding Collection Period, and the denominator of which is the average Daily Trust Balance for the immediately preceding Collection Period.

"Net Revolver Balance" means, with respect to each trust, for any date, the aggregate outstanding principal balance under the revolving notes minus any amounts on deposit in the related Revolver Distribution Account on the date for the payment of principal.

"Note Distribution Account" means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related term notes, in which amounts to be applied for payment to the term noteholders will be deposited and from which all payments to the term noteholders will be made.

"OID" has the meaning set forth in "Federal Income Tax Consequences--Tax Characterization and Treatment of Term Notes."

"Payment Date" means, with respect to a series of notes, each date specified for payment of interest or principal on the notes in the related prospectus supplement. With respect to a series of notes providing for monthly payment of interest or principal, Payment Date means a Distribution Date.

"Payment Period" means, with respect to a series of notes, the period, if any, described in the related prospectus supplement during which any amounts will be set aside and/or paid as principal on the notes prior to the Wind Down Period or an Early Amortization Period.

"Principal Collections" means, with respect to any trust, for any date or any period, collections received on that date or during that period, as applicable, on the receivables existing under the dealer accounts in the related pool of accounts that the servicer attributes to principal pursuant to its servicing guidelines, including the principal portion of warranty payments and Administrative Purchase Payments.

"PTP" means, under the Code and Treasury Department regulations, publicly traded partnership.

"Reassignment Amount" means, for any Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on that Distribution Date, the sum of the Daily Trust Invested Amount, which, for that purpose, will be calculated without reduction for the Cash Collateral Amount, and accrued but unpaid interest on all outstanding securities to the extent not previously distributed to securityholders.

"Receivables Purchase Date" means, with respect to each trust, unless the related prospectus supplement states differently, each Business Day during the related Revolving Period on which Eligible Receivables are created in any dealer account then included in the related pool of accounts, except as described under "The Transfer and Servicing Agreements--Insolvency Events."

"Registered Term Notes" means a term note issued by the trust in registered form.

"Related Documents" means the indenture, the transfer and servicing agreement, and other related documents for the trust.

"Reserve Fund" means, with respect to each Trust, an Eligible Deposit Account maintained for the benefit of the Trust and the Securityholders as described in "The Transfer and Servicing Agreements--Liquidity and Credit Support.

"Reserve Fund Initial Deposit" means, with respect to each trust, the amount, if any, specified in the related prospectus supplement.

"Reserve Fund Required Amount" means, with respect to each trust, the amount, if any, specified in the related prospectus supplement.

"Retained Property" means (i) receivables in the dealer accounts included in the related pool of accounts that GMAC does not transfer to the seller and collections thereon and (ii) any receivables and collections thereon repurchased by GMAC from the seller or the trust as described herein.

"Revolver Distribution Account" means, with respect to each trust, one or more accounts, established by the servicer at and maintained with the related indenture trustee, in the name of the indenture trustee, on behalf of the holders of the related revolving notes, in which amounts to be applied for payment to the revolving noteholders will be deposited and from which all payments to the revolving noteholders will be made.

"Revolver Interest Rate" means for any Distribution Date and for any series of revolving notes, the rate or rates of interest on those revolving notes.

"Revolving Period" means, with respect to each trust, the period commencing on the date on which the trust issues its first series of term notes and continuing until the earlier of (1) the commencement of an Early Amortization Period and
(2) the Scheduled Revolving Period

Termination Date. The Revolving Period for a trust may recommence in limited circumstances described herein or in the related prospectus supplement.

"Schedule of Accounts" means the list of the dealer accounts included in the pool of accounts, which may be amended and supplemented from time to time.

"Scheduled Revolving Period Termination Date" means, with respect to each trust, the date specified in the related prospectus supplement.

"Scheduled Series Payment Period Commencement Date" means, with respect to any series of term notes with a Payment Period, the date so specified in the related prospectus supplement.

"Securities  Distribution  Accounts" means the Note  Distribution  Account,  the
Revolver  Distribution  Account,  and  the  Certificate   Distribution  Account,
collectively.

"Selected Accounts" has the meaning set forth in the "The Transfer and Servicing Agreements--Addition and Removal of Accounts."

"Series Early Payment Event" means with respect to any series of term notes with a Payment Period, an event specified in the related prospectus supplement as commencing the related Payment Period.

"Servicing Fee Rate" means, with respect to each trust, 1% unless any related prospectus supplement states otherwise.

"Short  Term  Note"  has  the   meaning   set  forth  in  "Federal   Income  Tax
Consequences--Tax Characterization and Treatment of Term Notes."

"Stated Final Payment Date" means, with respect to any series of notes or certificates, the date so set forth in the related prospectus supplement, on which date the final payment on the notes or final distribution on the certificates is due.

"Strip Notes" has the meaning set forth in "The Term Notes--Principal and Interest on the Term Notes."

"Swap Distribution Account" means, if so specified in the prospectus supplement, one or more accounts established by the servicer at and maintained with the indenture trustee, in the name of the indenture trustee on behalf of the counterparty to an applicable currency swap, interest rate swap or other swap, together with the holders of the term notes of the relevant series, in which amounts to be applied for distribution to such counterparty will be deposited and from which distributions to such counterparty will be made.

"Targeted Final Payment Date" means, with respect to any series of notes, the date, if any, specified in the related prospectus supplement on which all principal is scheduled to be paid as principal on that series of notes, to the extent not previously paid.

"Transfer and Servicing Agreements" means, with respect to each trust, the pooling and servicing agreement, the trust sale and servicing agreement, the trust agreement and the administration agreement.

"Trust Charge-Offs" means, with respect to each trust, for any Distribution Date, the amount of the trust Defaulted Amount for that Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed Trust Charge-Offs will equal the aggregate Trust Charge-Offs for all prior Distribution Dates unless and to the extent the Trust Charge-Offs have been covered or otherwise reduced as described in the related prospectus supplement.

"Trust Defaulted Amount" means, with respect to each trust, for any Distribution Date, an amount not less than zero equal to the principal amount of all Defaulted receivables.

"Trust Interest Collections" means, with respect to each trust, Interest Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the related prospectus supplement.

"Trust Principal Collections" means, with respect to each trust, Principal Collections for the related Collection Period attributable to the receivables held by the trust, as more fully described herein and in the related prospectus supplement.

"Trust Termination Date" is the date each trust will terminate and will be on the earlier to occur of

     (1) the day following the Distribution Date on which all amounts required to be paid to the related securityholders pursuant to the related Transfer and Servicing Agreements have been paid or have been deposited in the related Distribution Accounts, and the aggregate outstanding balance of the revolving notes is zero, if the seller elects to terminate the trust at that time, and

     (2) the specified Trust Termination Date as set forth in the related prospectus supplement.

"UCC" means the Uniform Commercial Code as in effect in Delaware, Michigan or New York, and as may be amended from time to time.

"U.S Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state, (iii) an estate the income of which is subject to federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

"Vehicle Collateral Security" means, with respect to an Account and the receivables arising under that dealer account, the security interest in the vehicles of the related dealer granted to secure the obligations of that dealer in connection therewith and any proceeds therefrom.

"Voting Interests" means, as of any date, the aggregate outstanding certificate balance of all certificates; provided, however, that if GMAC and its affiliates own less than 100% of the certificates, then certificates owned by GMAC, the trust or any affiliate of GMAC or the trust, other than the seller, shall be disregarded and deemed not to be outstanding. However, in determining whether the owner trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only certificates that the owner trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the owner trustee the pledgor's right so to act with respect to the certificates and that the pledgee is not GMAC or the Trust or any affiliate of GMAC or the trust, other than the seller.

"Warranty Payment" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

"Warranty Receivable" has the meaning set forth in "The Transfer and Servicing Agreements--Representations and Warranties."

"Wind Down Period" means, with respect to each trust, the period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of (1) the commencement of an Early Amortization Period and (2) the date on which all of the related securities have been paid in full. The first Distribution Date for a Wind Down Period will be the Distribution Date following the first Collection Period included in the Wind Down Period.



======================================================          ================================================





     No  dealer,  salesman  or  other                                           Superior Wholesale
person  has been  authorized  to give any                                  Inventory Financing Trust VI
information  or to make any  representations
not  contained in this  prospectus supplement                   ------------------------------------------------
and the  prospectus  and,  if  given or made,
that  information  or representations must
not be relied upon as having been authorized                                       $750,000,000
by the seller, the Servicer or the                                    Floating Rate Asset Backed Term Notes,
underwriters.  This prospectus supplement                                          Series 2001-A
and the prospectus do not  constitute an
offer to sell, or a  solicitation  of an offer
to buy, the securities  offered  hereby to
anyone in any  jurisdiction  in which the  person                     Wholesale Auto Receivables Corporation
making the offer or  solicitation is not                                              Seller
qualified to do so or to anyone to whom
it is unlawful to make any offer or
solicitation.  Neither the delivery of this                                       General Motors
prospectus  supplement and the  prospectus                                    Acceptance Corporation
nor any sale made  hereunder  shall, under                                           Servicer
any circumstances, create an  implication that
information  herein or therein is correct as
of any time since the date of this  prospectus
supplement or the prospectus.                                   ------------------------------------------------

          ---------------                                                      PROSPECTUS SUPPLEMENT
                                                                ------------------------------------------------
    Until  April 19,  2001 all  dealers
effecting  transactions  in the  Notes,
whether or not participating in this                                               Underwriters
distribution,  may be required to deliver a
prospectus  supplement  and the  prospectus                                          JP Morgan
to which it relates.  This delivery requirement
is in addition to the obligation of dealers to
deliver a prospectus supplement and prospectus                            Banc One Capital Markets, Inc.
when acting as underwriters  and with respect                                     Lehman Brothers
to their unsold allotments or subscriptions.                                Morgan Stanley Dean Witter
                                                                               Salomon Smith Barney


======================================================          ================================================